PRICING SUPPLEMENT†	Registration Statement Nos. 333-184147 and 333-184147-01
(TO PROSPECTUS DATED SEPTEMBER 28, 2012)	Rule 424(b)(5)
The Royal Bank of Scotland plc
RBS NotesSM
fully and unconditionally guaranteed by The Royal Bank of Scotland Group plc

4,000,000 ETNs*
RBS US Large Cap Alternator Exchange Traded NotesTM**
General
•
The RBS US Large Cap Alternator Exchange Traded Notes (the “ETNs”) (NYSE Arca: “ALTL”) are designed for investors who seek exposure to the RBS US Large Cap Alternator IndexTM**(USD), an index that utilizes a systematic relative strength strategy to provide exposure to either the S&P 500® Total Return Index, the S&P 500® Low Volatility Total Return Index or the S&P 500® Equal Weight Total Return Index, depending on the relative performance of the three Underlying Indices based on their average historical returns.

•
The ETNs do not pay interest, and investors should be willing to lose up to 100% of their investment if the RBS US Large Cap Alternator Index (USD) declines or does not increase in an amount sufficient to offset the investor fee.

•
The ETNs are unsecured and unsubordinated obligations of The Royal Bank of Scotland plc, maturing September 5, 2042, and are fully and unconditionally guaranteed by The Royal Bank of Scotland Group plc.  Any payment on the ETNs is subject to the ability of The Royal Bank of Scotland plc, as the issuer of the ETNs, and The Royal Bank of Scotland Group plc, as the guarantor of the issuer’s obligations under the ETNs, to pay their respective obligations as they become due.

•
The denomination and stated face amount of each ETN is $25.00.  Any ETNs issued in the future may be issued at a price that is higher or lower than the stated face amount, based on the indicative value of the ETNs at that time.

•
The initial offering of ETNs priced on August 30, 2012 (the “inception date”) and settled on September 5, 2012 (the “initial settlement date”).  Delivery of the ETNs in book-entry form only will be made through The Depository Trust Company (“DTC”).

Key Terms
Issuer:	The Royal Bank of Scotland plc (“RBS plc”)
Guarantor:	The Royal Bank of Scotland Group plc (“RBSG”)
Inception Date:	August 30, 2012
Initial Settlement Date:	September 5, 2012
Maturity Date:	September 5, 2042, subject to postponement if such day is not a business day or if the final valuation date is postponed.
Final Valuation Date:	September 2, 2042, subject to postponement as described below.
Index:
The return on the ETNs will be based on the performance of the RBS US Large Cap Alternator Index (USD) (the “Index”) during the term of the ETNs.  The Index was created by The Royal Bank of Scotland plc (the “Index Sponsor”), and is calculated by S&P Opco, LLC (in such capacity, the “Index calculation agent”), a subsidiary of S&P Dow Jones Indices LLC ( “S&P Dow Jones Indices”). The level of the Index is reported on Bloomberg under the ticker symbol “ALTLCUT <Index>.”
The Index is designed for investors who seek a constant exposure to large capitalization U.S. equities as well as a dynamic strategy that attempts to maximize returns by providing different exposures during different economic cycles.  The Index provides exposure to either the S&P 500® Total Return Index (Bloomberg symbol “SPTR <Index>”) (the “S&P 500 TR Index” or “Underlying Index 1”), the S&P 500® Low Volatility Total Return Index (Bloomberg symbol “SP5LVIT <Index>”) (the “S&P 500 Low Volatility TR Index” or “Underlying Index 2”) or the S&P 500® Equal Weight Total Return Index (Bloomberg symbol “SPXEWTR <Index>”) (the “S&P 500 Equal Weight TR Index” or “Underlying Index 3”, and together with Underlying Index 1 and Underlying Index 2, the “Underlying Indices” and each an “Underlying Index”), depending at any given time on the relative performance of the Underlying Indices as measured by their Relative Strength Scores.  A “Relative Strength Score” is assigned to each Underlying Index on each monthly determination date (defined below) and is the simple average of the returns of that Underlying Index for the prior one-month, three-month, six-month, nine-month and twelve-month periods.  Applying a rule-based methodology, the Index will track the return of the Underlying Index with the highest Relative Strength Score on any determination date (such Underlying Index, the “Index Return Source”), but not the other two Underlying Indices, for the following month.  As of the date of this pricing supplement, the Index tracks the S&P 500® Low Volatility Total Return Index.  For more information, see “The Index” in this pricing supplement.

Payment at Maturity:
If your ETNs have not previously been repurchased or redeemed by RBS plc, at maturity you will receive a cash payment equal to the daily redemption value of your ETNs on the final valuation date (subject to postponement if the final valuation date is not a trading day or a market disruption event exists on the final valuation date).

Daily Redemption Value:
The daily redemption value as of the inception date is equal to the stated face amount of $25.00 per ETN.  For any valuation date thereafter, the daily redemption value per ETN is equal to (a) the daily redemption value on the immediately preceding valuation date, multiplied by (b) the index factor on such valuation date, multiplied by (c) the fee factor on such valuation date. RBS Securities Inc. (the “calculation agent”) will determine the daily redemption value on each valuation date.  The calculation agent will publish the daily redemption value of the ETNs for each valuation date via NYSE Arca under the symbol “ALTL.NV.”
If the daily redemption value per ETN equals zero, the ETNs will be automatically accelerated on such day and will cease to be outstanding thereafter.  In such event, you will not receive any payment in respect of your investment and you will lose your entire investment in the ETNs.

Index Factor:
The index factor on any valuation date, including the final valuation date, will be equal to the Index closing level on such valuation date, divided by the Index closing level on the immediately preceding valuation date.

Fee Factor/Investor Fee:
The fee factor on any valuation date, including the final valuation date, will be equal to one minus the investor fee, which is the product of (a) the annual investor fee and (b) the day-count fraction.

Annual Investor Fee:	The annual investor fee will be equal to 1.00% per annum.

The daily redemption value payable at maturity or upon early repurchase or redemption of your ETNs will be reduced by the aggregate investor fee applicable to your ETNs.  As a result, the level of the Index must increase by an amount sufficient to offset such reduction in order for you to receive at least your initial investment at maturity or upon early repurchase or redemption.  If the level of the Index decreases or does not increase sufficiently, you will receive less, and possibly significantly less, than your initial investment at maturity or upon early repurchase or redemption.

 (key terms continued on next page)
† This amended and restated pricing supplement amends, restates and supersedes the pricing supplement dated August 30, 2012 in its entirety.  We refer to this amended and restated pricing supplement as the “pricing supplement.”
The ETNs involve risks not associated with an investment in conventional debt securities.  See “Risk Factors” beginning on PS-18 of this pricing supplement.
The ETNs are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other government agency.
The Securities and Exchange Commission and state securities regulators have not approved or disapproved the ETNs, or determined if this pricing supplement or the prospectus are truthful or complete.  Any representation to the contrary is a criminal offense.
* The agent for this offering, RBS Securities Inc. (“RBSSI”), is our affiliate.  We issued $4,000,000 in face amount of the ETNs (equivalent to 160,000 ETNs) on the initial settlement date to be sold through RBSSI.  These ETNs and additional ETNs may be offered and sold from time to time by or through RBSSI and one or more dealers at a price that is higher or lower than the $25.00 stated face amount, based on the indicative value of the ETNs at that time.  We will receive proceeds equal to 100% of the offering price of the ETNs issued and sold after the inception date.  As of September 20, 2012, we have issued $4,000,000 in face amount of the ETNs (equivalent to 160,000 ETNs).  We have entered into an agreement with Pacer Financial, Inc. (“Pacer”) under which Pacer will receive a portion of the investor fee in consideration for its role in marketing the ETNs. The actual amount received by Pacer in a given year will depend on, among other things, the daily redemption value of ETNs then outstanding and the number and value of any other then-outstanding securities issued by RBS plc or its affiliates and marketed by Pacer.
In exchange for providing certain services relating to the distribution of the ETNs, RBSSI, a member of the Financial Industry Regulatory Authority (“FINRA”), may receive all or a portion of the investor fee.  See “Plan of Distribution (Conflicts of Interest)” in this pricing supplement for more information.
RBS Securities Inc.
September 28, 2012

(key terms continued from previous page)

Intraday “Indicative Value”:
The “indicative value” of the ETNs, which refers to the value of the ETNs at any given time, equals (a) the daily redemption value on the immediately preceding valuation date, multiplied by (b) the index factor at such time, multiplied by (c) the fee factor for the day on which such time occurs.  The Index calculation agent will publish the intraday “indicative value” of the ETNs every 15 seconds on each Index business day via NYSE Arca under the symbol “ALTL.IV.”

Day-Count Fraction:
On each valuation date, the day-count fraction is equal to the number of days from, but excluding, the immediately preceding valuation date to, and including, the applicable valuation date, divided by 365.

Index Closing Level:
The Index closing level on any valuation date will be the official closing level of the Index with respect to such valuation date reported on Bloomberg page “ALTLCUT <Index>” or any successor page on Bloomberg or any successor service, as applicable, or if the official closing level of the Index is not reported on such page, the official closing level of the Index with respect to such valuation date as published or otherwise made publicly available by the Index Sponsor or the Index calculation agent, in each case as determined by the calculation agent.  In certain circumstances, the Index closing level will be based on the alternative calculation of the Index as described under “Specific Terms of the ETNs—Discontinuation or Modification of the Index.”

Repurchase of the ETNs at Your Option:
Subject to the requirements described below, on any business day from, and including, the initial settlement date to, and including, August 27, 2042 you may offer the applicable minimum repurchase amount or more of your ETNs to RBS plc for repurchase.  The minimum repurchase amount will be equal to 20,000 ETNs for any single repurchase; provided that RBS plc may, in its sole discretion, from time to time, reduce the minimum repurchase amount.  Any such reduction will be applied on a consistent basis for all holders of the ETNs from the time the reduction becomes effective.  The trading day immediately following the date you offer your ETNs for repurchase will be the valuation date applicable to such repurchase.  If you elect to offer your ETNs for repurchase, and the requirements for acceptance by RBS plc are met, you will receive a cash payment on the applicable repurchase date in an amount equal to the daily redemption value on the relevant valuation date, calculated in the manner described herein.

Redemption of the ETNs at Our Option:
We will have the right to redeem, in our sole discretion, the ETNs in whole, but not in part, on any business day from, and including, the initial settlement date to, and including, September 3, 2042.  The trading day immediately following the date on which we deliver the irrevocable redemption notice will be the valuation date applicable to such redemption.  Upon any such redemption, you will receive a cash payment on the applicable redemption date in an amount equal to the daily redemption value on the relevant valuation date.  If we exercise our right to redeem the ETNs, we will deliver an irrevocable redemption notice to DTC (the holder of the global note) not less than five business days prior to the applicable redemption date.  The last day on which we can deliver a redemption notice is August 26, 2042.

Repurchase Mechanics:
To offer your ETNs for repurchase, you and your broker must deliver an irrevocable offer for repurchase and confirmation of repurchase to RBS plc and follow the procedures set forth under “Specific Terms of the ETNs—Repurchase at Your Option.” If your offer for repurchase is received by e-mail after 4:00 p.m. or if your signed confirmation of repurchase is received by fax after 5:00 p.m., New York City time, on a business day, you will be deemed to have made your offer for repurchase on the following business day.  If you otherwise fail to comply with these procedures, your offer will be deemed ineffective and RBS plc will not be obligated to repurchase your ETNs.  Unless the scheduled repurchase date is postponed as described herein, the final day on which RBS plc will repurchase your ETNs will be September 3, 2042.  You must offer your ETNs for repurchase no later than August 27, 2042 in order to have your ETNs repurchased on September 3, 2042.

Determination Date:	A determination date is the last Index business day of each calendar month that is not a disrupted day.
Rebalancing Date:	A rebalancing date is the first Index business day immediately after a related determination date.
Valuation Date:
Each business day from and including the inception date to and including the final valuation date.  If any valuation date is not a trading day or if a market disruption event exists on any valuation date, the valuation date (including the final valuation date) will be postponed for up to five business days as provided in this pricing supplement.

Repurchase Date:
The repurchase date for any ETNs will be the third business day immediately following the applicable valuation date.  Unless the scheduled repurchase date is postponed as described in this pricing supplement, the final day on which RBS plc will repurchase your ETNs will be September 3, 2042.  As such, you must offer your ETNs for repurchase no later than August 27, 2042.

Redemption Date:	The redemption date will be specified in the redemption notice and will not be less than five business days or more than ten business days after the date of the redemption notice.
Acceleration Upon Zero Daily Redemption Value
If the daily redemption value per ETN on any valuation date equals zero, the ETNs will be automatically accelerated on such day for an amount equal to the zero daily redemption value and will cease to be outstanding thereafter.  In such event, you will not receive any payment in respect of your investment and you will lose your entire investment in the ETNs.

Listing / Secondary Market:
The ETNs are listed on NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “ALTL.”  If an active secondary market in the ETNs develops, we expect that investors will purchase and sell the ETNs primarily in this secondary market.  We have no obligation to maintain any listing on NYSE Arca or any other exchange.

Trading Day:
A trading day is a day on which (a) trading is generally conducted on NYSE Arca (or any successor exchange on which the ETNs are then listed) and the Exchange for the then-applicable Index Return Source (as defined below), and (b) the level of the Index is calculated and published, in each case as determined by the calculation agent.

Exchange:
Exchange means, for any Underlying Index, the exchange or quotation system, or any substitute exchange or quotation system, in which trading of the components of that Underlying Index principally occurs, as determined by the Index Sponsor.

Business Day:
A business day is any day that is not a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law, executive order or governmental decree to be closed.

Index Calculation Agent:	S&P Opco, LLC, a subsidiary of S&P Dow Jones Indices LLC
Calculation Agent:	RBS Securities Inc.
Trustee:	Wilmington Trust Company
Securities Administrator:	Citibank, N.A.
CUSIP/ISIN:	78009P168 / US78009P1681
** RBS US Large Cap Alternator Exchange Traded Notes and RBS US Large Cap Alternator Index are trademarks of The Royal Bank of Scotland Group plc.

PS-i

ABOUT THIS PRICING SUPPLEMENT

As used in this pricing supplement, “RBS plc,” “we,” “us,” “our” and the “Bank” refer to The Royal Bank of Scotland plc, “RBSG” refers to The Royal Bank of Scotland Group plc, “Group” means The Royal Bank of Scotland Group plc together with its subsidiaries consolidated in accordance with International Financial Reporting Standards, “RBSSI” refers to RBS Securities Inc., and references to “dollars” and “$” are to United States dollars.

The ETNs are our unsecured and unsubordinated obligations issued as part of our RBS NotesSM program and guaranteed by RBSG.  RBS NotesSM is a service mark of The Royal Bank of Scotland N.V., one of our affiliates.

This pricing supplement amends, restates and supersedes the pricing supplement dated August 30, 2012 in its entirety.  We refer to this amended and restated pricing supplement as the “pricing supplement.”  This pricing supplement sets forth certain terms of the ETNs and supplements the prospectus dated September 28, 2012 relating to our securities of which the ETNs are part.  This pricing supplement is a “prospectus supplement” referred to in the prospectus.  You may access the prospectus on the Securities and Exchange Commission (“SEC”) website at www.sec.gov as follows (or if such address has changed, by reviewing our filings for the relevant date on the SEC website):

•	Prospectus dated September 28, 2012:
http://www.sec.gov/Archives/edgar/data/729153/000095010312005038/dp33197_424b2.htm

Our Central Index Key, or CIK, on the SEC website is 729153.

This pricing supplement, together with the prospectus described above, contains the terms of the ETNs and supersedes all other prior or contemporaneous oral statements as well as any other written materials including preliminary or indicative pricing terms, fact sheets, correspondence, trade ideas, structures for implementation, sample structures, brochures or other educational materials of ours.  You should carefully consider, among other things, the matters set forth in “Risk Factors” in this pricing supplement, as the ETNs involve risks not associated with conventional debt securities.  You should consult your investment, legal, tax, accounting and other advisers before deciding to invest in the ETNs.

It is important for you to read and consider all information contained in this pricing supplement and the accompanying prospectus in making your investment decision.  You should also read and consider the information contained in the documents identified in “Where You Can Find More Information” in the accompanying prospectus.

We have not authorized anyone to provide information other than that which is contained in this pricing supplement and the accompanying prospectus with respect to the ETNs.  We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you.  This document may only be used where it is legal to sell these ETNs.  We are offering to sell these ETNs and seeking offers to buy these ETNs only in jurisdictions where offers and sales are permitted.

The information set forth in this pricing supplement is directed to prospective purchasers who are United States residents.  We disclaim any responsibility to advise prospective purchasers who are residents of countries other than the United States of any matters arising under foreign law that may affect the purchase of or holding of, or receipt of payments on, the ETNs.  These persons should consult their own legal and financial advisers concerning these matters.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

RBSG is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and in accordance therewith, RBSG files reports and other information with the SEC.  You may read and copy these documents at the SEC’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549.  You can call the SEC at 1-800-SEC-0330 for further information about the Public Reference Room.  The SEC’s website, at http://www.sec.gov, contains reports and other information in electronic form that RBSG has filed.  You may also request a copy of any filings referred to below (other than exhibits not specifically incorporated by reference) at no cost, by contacting us at The Royal Bank of Scotland plc, RBS Gogarburn, P.O. Box 1000, Edinburgh EH12 1HQ, Scotland, telephone +44 131 626 0000.

The SEC allows us to incorporate by reference much of the information RBSG files with it.  This means:

•	incorporated documents are considered part of this pricing supplement;

•	we can disclose important information to you by referring you to those incorporated documents; and

•	information that RBSG files with the SEC will automatically update and modify or supersede some of the information included or incorporated by reference into this pricing supplement

This means that you must look at all of the SEC filings that we incorporate by reference to determine if any of the statements in this pricing supplement or in any document previously incorporated by reference have been modified or superseded.  The accompanying prospectus lists documents that are incorporated by reference into this pricing supplement.  Reports on Form 6-K we may furnish to the SEC after the date of this pricing supplement (or portions thereof) are incorporated by reference in this pricing supplement only to the extent that the report expressly states that it (or such portions) is incorporated by reference into the registration statement of which this pricing supplement is a part.

SUMMARY

The following summary answers some questions that you might have regarding the ETNs in general terms only.  It does not contain all the information that may be important to you.  You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus.  References to the “prospectus” mean the accompanying prospectus dated September 28, 2012.  You should carefully consider, among other things, the matters set forth in “Risk Factors” in this pricing supplement.  In addition, we urge you to consult with your investment, legal, accounting, tax and other advisers with respect to any investment in the ETNs.

We may, without providing you notice or obtaining your consent, create and issue ETNs in addition to those offered by this pricing supplement having the same terms and conditions as the ETNs.  We may consolidate the additional ETNs to form a single class with the outstanding ETNs. However, we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time.  If we stop selling additional ETNs, the price and liquidity of the ETNs in the secondary market could be materially and adversely affected.  See “Risk Factors—We are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time.”

What are the ETNs and how do they work?

The ETNs are unsecured and unsubordinated obligations of The Royal Bank of Scotland plc (“RBS plc”), and are fully and unconditionally guaranteed by The Royal Bank of Scotland Group plc (“RBSG”).  The return on the ETNs is linked to the performance of the RBS US Large Cap Alternator Index (USD) (the “Index”).

We will not pay you interest during the term of the ETNs.  The ETNs do not have a minimum redemption or repurchase value and are fully exposed to any decline in the Index.  Depreciation of the Index will reduce your payment at maturity or upon early repurchase or redemption of your ETNs, and you could lose your entire investment.

In addition, the daily redemption value, which is payable at maturity or upon early repurchase or redemption of your ETNs, will be reduced by the aggregate investor fee applicable to your ETNs.  As a result, the level of the Index must increase by an amount sufficient to offset such reduction in order for you to receive at least your initial investment at maturity or upon early repurchase or redemption.  If the level of the Index decreases or does not increase sufficiently, you will receive less, and possibly significantly less, than the amount of your initial investment at maturity or upon early repurchase or redemption.

For a description of how the payment at maturity and upon early repurchase or redemption, respectively, is calculated, please refer to the “Specific Terms of the ETNs—Payment at Maturity” and “Specific Terms of the ETNs—Payment upon Repurchase or Redemption” in this pricing supplement.

The denomination and stated face amount of each ETN is $25.00.  Any ETNs issued in the future may be issued at a price higher or lower than the stated face amount, based on the indicative value of the ETNs at that time (which is determined in the manner described in “Valuation of the ETNs” below).  You will not have the right to receive physical certificates evidencing your ownership, except under limited circumstances.  Instead, we will issue the ETNs in the form of a global certificate, which will be held by The Depository Trust Company (“DTC”) or its nominee.  Direct and indirect participants in DTC will record beneficial ownership of the ETNs by individual investors.  Accountholders in the Euroclear or Clearstream Banking clearance systems may hold beneficial interests in the ETNs through the accounts those systems maintain with DTC.  You should refer to the section “Specific Terms of the ETNs—Forms of the ETNs” below and the sections “Description of Debt Securities—Form of Debt Securities; Book-Entry System” in the accompanying prospectus.

In addition, unlike ordinary debt securities, the ETNs are not principal protected and do not pay interest.  Any payment on the ETNs is subject to the creditworthiness (i.e., the ability to pay) of RBS plc, as the issuer of the ETNs, and RBSG, as the guarantor of the issuer’s obligations under the ETNs.

What is the Index and who publishes the level of the Index?

The Index was created by The Royal Bank of Scotland plc, as index sponsor (the “Index Sponsor”).  The Index was established on August 28, 2012 (the “Index inception date”) with an Index closing level equal to 5,746.74.  The Index was developed with a base value of 479.839 (the “Index Base Value”) on January 2, 1992 (the “Index Base Date”).

The Index is designed for investors who seek a constant exposure to large capitalization U.S. equities as well as a dynamic strategy that attempts to maximize returns by providing different exposures during different economic cycles.  The Index utilizes a systematic relative strength strategy that provides exposure to either the S&P 500® Total Return Index (Bloomberg symbol “SPTR <Index>”) (the “S&P 500 TR Index” or “Underlying Index 1”), the S&P 500® Low Volatility Total Return Index (Bloomberg symbol “SP5LVIT <Index>”) (the “S&P 500 Low Volatility TR Index” or “Underlying Index 2”) or the S&P 500® Equal Weight Total Return Index (Bloomberg symbol “SPXEWTR <Index>”) (the “S&P 500 Equal Weight TR Index” or “Underlying Index 3”, and together with Underlying Index 1 and Underlying Index 2, the “Underlying Indices” and each an “Underlying Index”), depending at any given time on the relative performance of the Underlying Indices as measured by their Relative Strength Scores on the most recent monthly determination date.  Applying a rule-based methodology, the Index will track the return of the Underlying Index with the highest Relative Strength Score on any determination date (such Underlying Index, the “Index Return Source”), but not the other two Underlying Indices, from and including the first Index business day after the related rebalancing date to and including the next rebalancing date.  As of the date of this pricing supplement, the Index tracks the S&P 500® Low Volatility Total Return Index.

The “Relative Strength Score” of each Underlying Index on any monthly determination date is the simple average of the returns of that Underlying Index for the prior one-month, three-month, six-month, nine-month and twelve-month periods.  The Relative Strength Score is calculated as of the close of trading on the relevant determination date and hence includes the closing levels of the Underlying Indices on such determination date.  The one-month return of each Underlying Index on any determination date is calculated as (a) (i) the closing level of that Underlying Index on such determination date divided by (ii) the closing level of that Underlying Index on the determination date falling one month before such determination date minus (b) one. The three-month, six-month, nine-month and twelve-month returns of each Underlying Index are calculated in a similar way.

Each Underlying Index is a total return index, which reflects changes in both movements in stock prices of its underlying stocks and the reinvestment of the dividend income from its underlying stocks.  The S&P 500 TR Index is the total return version of the S&P 500® Index and assigns weights to each of its 500 components based on their market capitalizations.  The S&P 500 Low Volatility TR Index measures the performance of the 100 least volatile stocks in the S&P 500® Index and is designed to serve as a benchmark for low volatility or low variance strategies in the U.S. stock market.  The S&P 500 Equal Weight TR Index is designed to track the equally-weighted performance of the 500 constituents of the S&P 500® Index.

An “Index business day” means any day on which each relevant Exchange with respect to the Index Return Source is scheduled to open for its regular trading sessions for at least three hours in accordance with its holidays and hours schedule; except that with respect to any date that is scheduled to be a determination date, an Index business day shall mean any day on which all Exchanges with respect to all Underlying Indices are scheduled to open for their respective regular trading sessions for at least three hours in accordance with their respective holidays and hours schedules.

A “determination date” means the last Index business day of each calendar month that is not a disrupted day.

A “rebalancing date” is the first Index business day immediately after a related determination date.

“Exchange” means, for any Underlying Index, each exchange or quotation system, or any substitute exchange or quotation system, in which trading of the components of that Underlying Index principally occurs, as determined by the Index Sponsor.

S&P Opco, LLC, or another party designated by the Index Sponsor, will act as the calculation agent for the Index (the “Index calculation agent”) and will be responsible for determining the Relative Strength Scores of each Underlying Index and which Underlying Index has the highest Relative Strength Score on each determination date, and for calculating and publishing the level of the Index on each Index business day, unless there is a disrupted day as described under “The Index—Index Disruption Events” below.  The Index closing level will generally be displayed on Bloomberg page “ALTLCUT <Index>” (or on any successor page) by no later than 8:00 p.m. (New York City time) on each Index business day.

RBS plc is the Index Sponsor, and an affiliate of RBSG and RBSSI.

For more information, please refer to “The Index” and “The Index—The Underlying Indices” in this pricing supplement.

Will I receive interest on my ETNs?

No.  We will not make any periodic payments of interest or any other payments on the ETNs during the term of the ETNs.  Unless you elect to have your ETNs repurchased by us or we elect to redeem your ETNs, you will not receive any payments on the ETNs prior to maturity of the ETNs.

What will I receive at maturity of the ETNs and how is that amount calculated?

Unless your ETNs have been previously repurchased or redeemed by us, the ETNs will mature on September 5, 2042, subject to postponement if such day is not a business day or if the final valuation date is postponed as described below.  However, if the daily redemption value per ETN on any valuation date equals zero, the ETNs will be automatically accelerated on such day for an amount equal to the zero daily redemption value and will cease to be outstanding thereafter.  In such event, you will not receive any payment in respect of your investment and you will lose your entire investment in the ETNs.  Further details on the conditions and the procedures applicable to any such repurchase or redemption are set forth in this pricing supplement.

If your ETNs have not been previously repurchased or redeemed by us, at maturity you will receive a cash payment in an amount equal to the daily redemption value of your ETNs on September 2, 2042 (the “final valuation date”).  RBSSI, acting as calculation agent, will determine such daily redemption value in the manner described under “—How is the daily redemption value for my ETNs calculated?” below and “Specific Terms of the ETNs—Daily Redemption Value” in this pricing supplement.

If the final valuation date is not a trading day or if a market disruption event exists on the final valuation date, then the calculation agent will postpone the determination of the daily redemption value for the final valuation date by up to five business days, in which case the maturity date will be postponed to the third business day immediately following the final valuation date, as postponed, and the calculation agent will determine the daily redemption value as described under “Specific Terms of the ETNs—Postponement of a Valuation Date” in this pricing supplement.  In the event that payment at maturity is deferred beyond the stated maturity date as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

For more information on market disruption events and their effect on the calculation of the payment you will receive at maturity, see “Specific Terms of the ETNs—Payment at Maturity” and “Specific Terms of the ETNs—Postponement of a Valuation Date” in this pricing supplement.

Any payment at maturity is subject to the ability of RBS plc, as the issuer of the ETNs, and RBSG, as the guarantor of the issuer’s obligations under the ETNs, to pay their respective obligations as they become due.

Will I get all of my investment back at maturity?

The ETNs are not principal protected.  If your ETNs have not been previously repurchased or redeemed by us, at maturity you will receive a cash payment equal to the daily redemption value of your ETNs, determined as described in this pricing supplement.  Such daily redemption value may be more or less than the stated face amount of your ETNs or the price that you paid for them.  You may not get the face amount at maturity, and you may lose some or all of your investment.

Further, any payment on the ETNs is subject to the ability of RBS plc, as the issuer of the ETNs, and RBSG, as the guarantor of the issuer’s obligations under the ETNs, to pay their respective obligations as they become due.

When can my ETNs be repurchased or redeemed and how is the amount payable upon repurchase or redemption calculated?

Subject to certain restrictions, on any business day from, and including, the initial issuance of the ETNs on the initial settlement date to, and including, August 27, 2042, you may offer your ETNs to us for repurchase.  If you choose to offer your ETNs for repurchase, you must offer at least the applicable minimum repurchase amount to us for repurchase on any repurchase date in accordance with the procedures described under “—How do I offer my ETNs for repurchase by RBS plc?” below.  The minimum repurchase amount will be equal to 20,000 ETNs for any single repurchase; provided that RBS plc may, in its sole discretion, from time to time, reduce the minimum repurchase amount.  Any such reduction will be applied on a consistent basis for all holders of the ETNs from the time the reduction becomes effective.  Subject to any reduction in the minimum repurchase amount by RBS plc, if you offer at least 20,000 ETNs to us for repurchase and fulfill the repurchase procedures described under “—How do I offer my ETNs for repurchase by RBS plc?” below, we will be obligated to repurchase your ETNs on the applicable repurchase date.

In addition, we may, in our sole discretion, redeem the ETNs, in whole but not in part, at any time during the period from, and including, the initial settlement date to, and including, September 3, 2042.  If we exercise our right to redeem the ETNs, we will deliver an irrevocable redemption notice to DTC (the holder of the global note) not less than five business days prior to the applicable redemption date.  The last day on which we can deliver a redemption notice is August 26, 2042.

If your ETNs are repurchased or redeemed, on the corresponding repurchase date or redemption date, as the case may be, you will receive a cash payment on such date in an amount per ETN equal to the daily redemption value of the ETNs on the applicable valuation date.  The calculation agent will determine the daily redemption value in the manner described under “—How is the daily redemption value for my ETNs calculated?” below and “Specific Terms of the ETNs—Daily Redemption Value” in this pricing supplement.

The repurchase date applicable to any repurchase will be the third business day immediately following the valuation date for such repurchase.  The redemption date will be specified in the redemption notice and will not be less than five business days or more than ten business days after the date of the redemption notice.  The applicable valuation date will be:

•
in the case of a repurchase of ETNs at your option, the trading day immediately following the business day on which you make, or are deemed to have made, your offer and confirmation to us to repurchase your ETNs; and

•	in the case of a redemption, the trading day immediately following the business day on which we deliver the relevant redemption notice to DTC (the holder of the global note).

If a valuation date for any repurchase or redemption is not a trading day or if a market disruption event exists on such valuation date, then the calculation agent will postpone the valuation date as described under “Specific Terms of the ETNs—Postponement of a Valuation Date” by up to five business days.  If any valuation date is postponed, the repurchase date or redemption date, as the case may be, will be postponed to the third business day immediately following such valuation date, as postponed, and the calculation agent will determine the daily redemption value as described under “Specific Terms of the ETNs—Postponement of a Valuation Date” in this pricing supplement.  In the event that payment upon repurchase or redemption by RBS plc is deferred beyond the original repurchase date or redemption date, as the case may be, as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.  For more information on market disruption events and their effect on the calculation of the payment you will receive at maturity, see “Specific Terms of the ETNs—Payment upon Repurchase or Redemption” and “Specific Terms of the ETNs—Postponement of a Valuation Date” in this pricing supplement.

Any payment upon repurchase of the ETNs is subject to the ability of RBS plc, as the issuer of the ETNs, and RBSG, as the guarantor of the issuer’s obligations under the ETNs, to pay their respective obligations as they become due.

Can my ETNs be accelerated?

If the daily redemption value per ETN on any valuation date equals zero, the ETNs will be automatically accelerated on such day for an amount equal to the zero daily redemption value and will cease to be outstanding thereafter.  In such event, you will not receive any payment in respect of your investment and you will lose your entire investment in the ETNs.

How do I offer my ETNs for repurchase by RBS plc?

If you wish to offer your ETNs to us for repurchase, you and your broker must follow the following procedures:

•
Your broker must deliver an irrevocable offer for repurchase, a form of which is attached as Annex A to this pricing supplement, to us by e-mail at ETNUSCorpActions@rbs.com.  If your offer for repurchase is received by us after 4:00 p.m., New York City time, on a business day, you will be deemed to have delivered your offer for repurchase on the following business day.

•
In addition to the offer for repurchase, your broker must deliver a completed and signed irrevocable confirmation of repurchase, a form of which is attached as Annex B, to us by facsimile by 5:00 p.m., New York City time, on the same day.  If your irrevocable confirmation of repurchase is received after 5:00 p.m., New York City time, you will be deemed to have delivered your confirmation of repurchase on the following business day.  One portion of the confirmation of repurchase must be completed by you as beneficial owner of the ETNs, and the other portion must be completed by your broker.  You must offer at least 20,000 ETNs for any single repurchase by us on any repurchase date; provided that RBS plc may, in its sole discretion, from time to time, reduce the minimum repurchase amount.  We must acknowledge receipt from your broker in order for your offer to be effective.

•	Your broker must book a delivery versus payment trade with respect to your ETNs on the applicable valuation date at a price equal to the applicable daily redemption value, facing us.

•
Your broker must cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable repurchase date (which is the third business day following the relevant valuation date).

Different brokers and DTC participants may have different deadlines for accepting instructions from their customers.  Accordingly, you should consult the brokerage firm or other DTC participant through which you own your interest in the ETNs in respect of such deadlines.  Any repurchase instructions that we receive in accordance with the procedures described above will be irrevocable.

What are the differences among the trading price or market price, the indicative value and the daily redemption value of the ETNs?

Term	Ticker (NYSE Arca)	What does it mean?	Frequency of dissemination	How determined?
Trading price or market price	ALTL	The price at which buyers and sellers execute transactions in the ETNs in the secondary market.	The “best bid” and the “best offer” are disseminated continuously during regular exchange hours on NYSE Arca
Trades are generally effected on NYSE Arca at a price between the current “best bid” and “best offer.”

The “best bid” is the highest price at which an investor is willing to buy ETNs at any given point.  (Our obligation to repurchase ETNs at the daily redemption value is intended to induce arbitrageurs to counteract any trading of the ETNs at a price lower than their indicative value, but there can be no assurance that arbitrageurs will do so.)

The “best offer” is the lowest price at which an investor is willing to sell ETNs at any given point.  (To the extent we stand ready to issue and sell additional ETNs at their indicative value or daily redemption value, we expect arbitrageurs will be induced to counteract any trading of the ETNs at a price higher than their indicative value, but there can be no assurance that arbitrageurs will do so.  If we were to suspend the issuance of additional ETNs, the ETNs might trade at a premium to their indicative value.)

Intraday “indicative value”	ALTL.IV
Meant to approximate the intrinsic economic value of the ETNs at any given time.  The indicative value will generally not be the same as the daily redemption value, because the indicative value fluctuates with the level of the Index and is not calculated at the same time as the daily redemption value (except at the close on the applicable valuation date).
During regular exchange hours on NYSE Arca (and disseminated every 15 seconds)
The “indicative value” of the ETNs at any given time equals:
•      the daily redemption value on the immediately preceding valuation date, multiplied by
•      the index factor at such time, multiplied by
•      the fee factor for the day on which it is calculated.

Daily redemption value	ALTL.NV	The price we will pay holders at maturity upon early repurchase or upon redemption of the ETNs.	Daily on www.rbs.com/etnus
The daily redemption value is determined using the same formula as the indicative value, but it is calculated as of the close on the applicable valuation date.  The applicable valuation date occurs at least one day after you confirm your offer to us to repurchase or we deliver a notice to redeem.

See “—What will I receive if I sell my ETNs in the secondary market?” below and “Risk Factors—The intraday indicative value and the daily redemption value are not the same as the trading price or market price of the ETNs in the secondary market.”

Where can I find the levels of the Index and the Underlying Indices?

The levels of the Index and the Underlying Indices are reported under the relevant Bloomberg ticker symbols as set forth in the table below:

Bloomberg Ticker Symbol
The Index	ALTLCUT <Index>
S&P 500® Total Return Index	SPTR <Index>
S&P 500® Low Volatility Total Return Index	SP5LVIT <Index>
S&P 500® Equal Weight Total Return Index	SPXEWTR <Index>

How is the daily redemption value for my ETNs calculated?

RBS Securities Inc. (“RBSSI”), as the calculation agent for the ETNs, will calculate the amount payable at maturity or upon early repurchase or redemption by us of your ETNs, which will be equal to the daily redemption value of your ETNs on the applicable valuation date.

The daily redemption value as of August 30, 2012, the inception date of the ETNs, was equal to the stated face amount of $25.00 per ETN.  For any valuation date thereafter, the daily redemption value per ETN will be equal to:

•	the daily redemption value on the immediately preceding valuation date, multiplied by

•	the index factor (as defined below) on such valuation date, multiplied by

•	the fee factor (as defined below) on such valuation date.

The “index factor” on any valuation date, including the final valuation date, will be equal to the Index closing level on such valuation date, divided by the Index closing level on the immediately preceding valuation date.

The “fee factor” on any valuation date, including the final valuation date, will be equal to one minus the investor fee, which is equal to the product of (a) the annual investor fee and (b) the day-count fraction.

The “annual investor fee” will be equal to 1.00% per annum.

On each valuation date, the “day-count fraction” is equal to the number of days from, but excluding, the immediately preceding valuation date to, and including, the applicable valuation date, divided by 365.

See “Specific Terms of the ETNs—Daily Redemption Value” in this pricing supplement for further information on calculation of the daily redemption value.

The daily redemption value payable at maturity or upon early repurchase or redemption of your ETNs is reduced by the aggregate investor fee applicable to your ETNs.  As a result, the level of the Index must increase by an amount sufficient to offset such reduction in order for you to receive at least the initial amount of your investment at maturity or upon early repurchase or redemption.  If the level of the Index decreases or does not increase sufficiently, you will receive less, and possibly significantly less, than the initial amount of your investment at maturity or upon early repurchase or redemption.  In addition, if the daily redemption value per ETN equals zero, the ETNs will be automatically accelerated on such day and will cease to be outstanding thereafter.  In such event, you will not receive any payment in respect of your investment and you will lose your entire investment in the ETNs.

Can I sell my ETNs in the secondary market?

The ETNs are listed on NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “ALTL.”  If an active secondary market in the ETNs develops, we expect that investors will purchase and sell the ETNs primarily in this secondary market.  However, there is no guarantee that an active secondary market in the ETNs will develop.  On the initial settlement date, we issued $4,000,000 in face amount of the ETNs (equivalent to 160,000 ETNs) to be sold through RBSSI.  There will be no liquidity in the ETNs until the ETNs are sold by RBSSI.  In addition, we are not required to maintain any listing of the ETNs on NYSE Arca or any other exchange.  We have the ability to delist the ETNs and trade them in the secondary market.  Accordingly, there may be little or no secondary market for the ETNs.

What will I receive if I sell my ETNs in the secondary market?

If you sell ETNs in the secondary market, if any, you will receive the market price of the ETNs, which may be more or less than the stated face amount, the indicative value or the daily redemption value of your ETNs, and which may be more or less than what you paid for them.

If we limit or suspend the issuance of additional ETNs, the ETNs may trade at a premium over their intraday indicative value due to the resulting decrease or halt in the supply causing an imbalance of supply and demand in the market for the ETNs.  See “Risk Factors—We are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time.”  We may redeem all the ETNs at our option even if the ETNs are trading in the secondary market at a premium over their indicative value or daily redemption value.  See “Risk Factors—We may redeem your ETNs at our option.”

Paying a premium price over the indicative value of the ETNs could lead to significant losses in the event you sell such ETNs at a time when that premium is no longer present in the marketplace, or in the event the ETNs are redeemed at our option (in which case you will receive a cash payment in an amount equal to the daily redemption value, which does not include any premium, on the applicable valuation date).  Any premium may be reduced or eliminated at any time.

Who will determine the daily redemption value and the payment at maturity or upon early repurchase or redemption of my ETNs?

We have appointed our affiliate, RBSSI, to act as calculation agent for the ETNs.  As calculation agent, RBSSI will determine the daily redemption value and the payment at maturity or upon early repurchase or redemption of your ETNs.  Under some circumstances, RBSSI’s duties as calculation agent could result in a conflict of interest between its status as our affiliate and its responsibilities as calculation agent.  For example, the calculation agent may be required, due to events beyond our control, to adjust any of these calculations, which we describe under “Specific Terms of the ETNs—Postponement of a Valuation Date” and “Specific Terms of the ETNs—Discontinuation or Modification of the Index.”

What is the relationship among RBS plc, RBSG and RBSSI?

RBSSI is an affiliate of RBS plc and RBSG.  RBSSI will act as calculation agent for the ETNs, and is acting as agent for this offering.  On the initial settlement date, we issued $4,000,000 in face amount of the ETNs (equivalent to 160,000 ETNs) to be sold through RBSSI.  RBSSI will conduct any offering of ETNs in compliance with the requirements of Rule 5121 of the Financial Industry Regulatory Authority, which is commonly referred to as FINRA, regarding a FINRA member firm’s distribution of the securities of an affiliate.  See “Risk Factors—Risks Relating to the ETNs—Hedging and trading activities by us or our affiliates could affect prices of ETNs,” “Risk Factors—Risks Relating to the ETNs—Potential conflicts of interest between holders of the ETNs and the calculation agent” and “Plan of Distribution (Conflicts of Interest)” in this pricing supplement.

What are some of the risks of investing in the ETNs?

Investing in the ETNs involves a number of risks.  We have described some of the risks relating to the ETNs under the heading “Risk Factors” in this pricing supplement, which you should read before making an investment in the ETNs.

Some selected risk considerations include:

•
Credit risk of the issuer. Because you are purchasing a security issued by us, you are assuming the risk that we may be unable to pay our obligations to you as they become due and payable.  In addition, because the ETNs are fully and unconditionally guaranteed by RBSG, you are also assuming the risk that RBSG will be unable to pay amounts due to you under the ETNs in the event we fail to make any payment required by the terms of the ETNs.

•
Market risk.  The return on the ETNs will depend on the performance of the Index (which in turn will depend on the performance of the Underlying Indices) and other market conditions.  In particular, the ETNs are subject to the risk that large-capitalization U.S. equities may underperform other segments of the equity market or the equity markets in general.  In addition, because the ETNs are based on the performance of the Index, which provides exposure at any given time to one Underlying Index, the Index will reflect any decreases in the level of such Underlying Index; and any such decrease may be significant and may result in a loss to an investor.  There is no guarantee of any return to an investor in the ETNs.

•
The Index will track only one of the three Underlying Indices and will not benefit from the appreciation of the other two Underlying Indices at any given time.  Each month the Index will track the return of one of the three Underlying Indices based on the Relative Strength Scores of each Underlying Index on the most recent monthly determination date.  The return of the Index will not reflect the average return of the Underlying Indices as a basket at any given time.  When the Index is tracking the return of a particular Underlying Index, the performance of that Underlying Index will not be mitigated or boosted by the performance of the other two Underlying Indices.  If the Underlying Index tracked by the Index depreciates but the other two Underlying Indices appreciate during the same period of time, the Index will not benefit from the appreciation of the other two Underlying Indices.

•
The relative strength strategy of the Index may not be successful and the Index may underperform the S&P 500® Index or any Underlying Index.  The Index uses a systematic relative strength strategy to track the return of one of the Underlying Indices depending on the relative performance of the Underlying Indices.  Thus, the Index is designed to track the best-performing Underlying Index at any given time and to outperform the S&P 500® Index and each Underlying Index over an extended period of time.  Because the Relative Strength Score takes into account the performance of each Underlying Index over five periods of time in the past, it may not capture the short-term trends of any Underlying Index.  The Relative Strength Score may not successfully select the best-performing Underlying Index in the following month, especially when that Underlying Index has recently experienced a reverse in trend.  There is no assurance that the relative strength strategy underlying the Index will be successful or that the Index will outperform the S&P 500® Index or any Underlying Index.

•
The Underlying Indices may have increased correlation and may not have different relative strengths as expected.  The methodology of the Index is based on the view that the Underlying Indices have different relative strengths under different market conditions and that by tracking the Underlying Index with the greatest relative strength in any given market condition, the Index will achieve a better return than any individual Underlying Index.  However, the expectations underlying the Index methodology and the relative strength of each Underlying Index may not prove to be true.  If there is increased correlation among the Underlying Indices, any benefit of the Index as compared to the S&P 500® Index or any Underlying Index will likely be reduced.

•
The S&P 500 Low Volatility TR Index is expected to outperform the S&P 500® Index in bear or volatile markets, but may still have significant negative performance in those markets.  Because the S&P 500 Low Volatility TR Index selects the 100 least volatile stocks in the S&P 500® Index over the last 252 trading days, it is expected to have lower volatility and therefore outperform the S&P 500® Index in bear or volatile markets.  However, certain component stocks of the S&P Low Volatility TR Index may become more volatile as new risks with respect to those stocks arise, and as a result the volatility of the S&P Low Volatility TR Index may not be as low as expected.  Moreover, the S&P Low Volatility TR Index is still largely correlated with large capitalization U.S. equities and may have significant negative performance in bear markets.  If the Index tracks the S&P 500 Low Volatility TR Index in those markets, it may have significant negative performance too.

•
The S&P 500 Low Volatility TR Index is less diversified than the other Underlying Indices and therefore, is more likely to be susceptible to declines in the value of small numbers of its component stocks.  The S&P 500 Low Volatility TR Index selects the 100 least volatile stocks in the S&P 500® Index over the last 252 trading days.  Because the S&P 500 Low Volatility TR Index is comprised of fewer stocks than the other two Underlying Indices, it may be more concentrated in fewer sectors and more subject to risks and fluctuations in those sectors.  In addition, changes in the market value of a single stock could cause greater fluctuations in the value of the Index than would occur if the Index had been following the other Underlying Indices, which are more diversified.

•
The S&P 500 Equal Weight TR Index may have increased volatility due to its increased exposure to component stocks with smaller market capitalizations as well as its sector biases.  The S&P 500 Equal Weight TR Index has the same constituents as the capitalization-weighted S&P 500® Index, but each company in the S&P 500 Equal Weight TR Index is allocated a fixed weight and the index is rebalanced quarterly.  This can result in an overweighting of constituents with smaller market capitalizations relative to the weightings they would have in traditional market capitalization-weighted indices, such as the S&P 500® Index.  The stock prices of companies with smaller market capitalizations tend to be more volatile than those with larger market capitalizations.  In addition, because of the S&P 500 Equal Weight TR Index’s fixed weight allocation, the weight allocated to any given sector will likely be different than it would be in a traditional market capitalization-weighted index such as the S&P® 500 Index.  Therefore, when the Index is tracking the S&P 500 Equal Weight TR Index, it will be more susceptible to stock price movements of the companies with smaller market capitalizations in the S&P® 500 Index and to the stock price movements in particular sectors.

•
A trading market for the ETNs may not develop.  Although the ETNs are listed on NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “ALTL,” there is no guarantee of secondary market liquidity. On the initial settlement date, we issued $4,000,000 in face amount of the ETNs (equivalent to 160,000 ETNs) to be sold through RBSSI. There will be no liquidity in the ETNs until the ETNs are sold by RBSSI. Even if a secondary market does develop, it may not be liquid and may not continue for the term of the ETNs. In addition, no assurances can be given as to the continuation of the listing during the term of the ETNs. We are not required to maintain any listing of the ETNs on NYSE Arca or any other exchange or quotation system.

•
Uncertain payment of your investment.  The ETNs are not principal protected, which means there is no guaranteed return of your investment. You may receive less than the face amount of your ETNs at maturity or upon early repurchase or redemption.  If the level of the Index decreases, or does not increase by an amount sufficient to offset the investor fee, you will receive less, and possibly significantly less, than your original investment in the ETNs.  Any payment on the ETNs is subject to the creditworthiness of RBS plc, as issuer, and RBSG, as guarantor.

•	No interest payments. You will not receive any periodic interest payments on the ETNs.

•
Restrictions on your ability to offer ETNs for repurchase by us.  Unless the minimum repurchase amount has been reduced by RBS plc, you must offer at least 20,000 ETNs to us for any single repurchase and satisfy the other requirements described herein for your offer for repurchase to be considered.

•
Your offer for repurchase is irrevocable.  You will not be able to rescind your offer for repurchase after it is received by RBS plc, so you will be exposed to market risk in the event market conditions change after RBS plc receives your offer.

•
Issuer call risk.  Your ETNs may be redeemed at our option, in whole but not in part, at any time during the period from, and including, the initial settlement date to, and including, September 3, 2042.  If we elect to redeem your ETNs, you will receive a cash payment in an amount equal to the daily redemption value on the applicable valuation date, and you may not be able to reinvest your proceeds in a comparable investment.

Who invests in the ETNs?

The ETNs are complex financial instruments and are not suitable for all investors.  You may consider an investment in the ETNs if:

•
you are seeking exposure to the equity securities comprising the Underlying Indices, and you believe that the level of the Index will increase by an amount sufficient to offset the aggregate investor fee applicable to the ETNs and provide you with a satisfactory return on your investment during the term of your holding of the ETNs;

•	you have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions and the merits and risks of investment in the ETNs;

•	you have sufficient financial resources and liquidity to bear all of the risks of an investment in the ETNs, including the risk of loss of such investment;

•
you understand the terms of the investment in the ETNs and are familiar with the behavior of the Index, the Underlying Indices, the component stocks of the Underlying Indices and financial markets generally;

•
you are willing to risk losing some or all of your initial investment in exchange for the opportunity to benefit from the appreciation, if any, in the level of the Index over the term of your holding of the ETNs;

•	you do not seek a current income stream from this investment;

•	you are willing to be exposed to fluctuations in the prices of the securities comprising the Underlying Indices, in general, and the levels of the Index and the Underlying Indices, in particular; and

•	you are willing to make an investment, the payments on which depend on the creditworthiness of RBS plc, as the issuer of the ETNs, and RBSG, as the guarantor.

The ETNs may not be a suitable investment for you if:

•	you believe the level of the Index will decrease or will not increase by an amount sufficient to offset the aggregate investor fee applicable to your ETNs during the term of your holding of the ETNs;

•	you do not have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions and the merits and risks of investment in the ETNs;

•	you do not have sufficient financial resources and liquidity to bear all of the risks of an investment in the ETNs, including the risk of loss of such investment;

•
you do not understand the terms of the investment in the ETNs or are not familiar with the behavior of the Index, the Underlying Indices, the component stocks of the Underlying Indices and financial markets generally;

•	you seek a guaranteed return of your invested principal;

•	you seek current income from your investment;

•	you are not willing to be exposed to fluctuations in the prices of the securities comprising the Underlying Indices, in general, and the levels of the Index and the Underlying Indices, in particular;

•	you prefer the lower risk and therefore accept the potentially lower returns of fixed income investments with comparable maturities and credit ratings; or

•	you are unwilling or unable to assume the credit risk associated with RBS plc, as the issuer of the ETNs, and RBSG, as the guarantor.

You should carefully consider whether the ETNs are suited to your particular circumstances before you decide to purchase them.  In addition, we urge you to consult with your investment, legal, accounting, tax and other advisers with respect to any investment in the ETNs.

Does an investment in the ETNs entitle you to any ownership interests in the issuers of the securities comprising the Underlying Indices?

No.  An investment in the ETNs does not entitle you to any ownership interest or rights in the securities comprising the Underlying Indices.  You will not have any voting rights with respect to any of the securities comprising the Underlying Indices and will not receive dividend payments or other distributions or have any other interest or rights in any securities comprising the Underlying Indices, merely as a result of your ownership of the ETNs.

What are the tax consequences of an investment in the ETNs?

You should review carefully the section in this pricing supplement entitled “U.S. Federal Income Tax Consequences.”

For a discussion of United Kingdom tax considerations relating to the ETNs, you should review the section in this pricing supplement entitled “Certain United Kingdom Taxation Considerations.”

You should consult your tax adviser regarding the U.S. federal tax consequences of an investment in the ETNs, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

How have the Index and the Underlying Indices performed historically?

Retrospectively calculated and actual historical Index data, along with comparisons to the Underlying Indices are provided below.

The Index, the S&P 500 Low Volatility TR Index and the S&P 500 Equal Weight TR Index were created on August 28, 2012, April 20, 2011 and January 8, 2003, respectively.  As such, these indices have limited actual history.  The Index Sponsor and the Index calculation agent have retrospectively calculated the performance of the Index prior to its inception based on historical and retrospectively calculated data for the levels of the Underlying Indices and the historical and retrospectively calculated Relative Strength Scores for each Underlying Index, starting from the Index Base Date of January 2, 1992, and using the Index Base Value of 479.839.  The retrospective calculations for the Index by RBS plc, as the Index Sponsor, and S&P Opco, LLC as the Index calculation agent, from the Index Base Date through August 27, 2012 were performed using the Index methodology described in the section “The Index—Index Methodology” in this pricing supplement.  The retrospective calculations for the S&P 500 Low Volatility TR Index and the S&P 500 Equal Weight TR Index by S&P Dow Jones Indices as the index sponsor for the Underlying Indices were performed using the methodology of the respective Underlying Index described in the section “The Index—The Underlying Indices” in this pricing supplement.

Although the Index Sponsor and the Index calculation agent believe that the retrospective calculations of the Index levels represent accurately and fairly how the Index would have performed from the Index Base Date through to August 27, 2012, the Index did not in fact exist during that period.  You should be aware that no actual investment that tracks the performance of the Index or the Underlying Indices was possible prior to their respective launch dates.  All information derived from the levels of the Underlying Indices prior to their respective launch dates is based on retrospective calculations for the Underlying Indices performed and published by or on behalf of S&P Dow Jones Indices as the index sponsor for the Underlying Indices.  We have not participated in the preparation of, or independently verified, such information.  The historical and retrospectively calculated closing levels and performances for the Index and the Underlying Indices should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Index or any Underlying Index on any given date.  In addition, the performance of the Index and the Underlying Indices do not reflect the investor fee that will be deducted in calculating the daily redemption value of the ETNs.

The graph below shows actual and retrospectively calculated daily closing levels of the Index and each Underlying Index from January 2, 1992 to September 20, 2012.  For comparison purposes, the closing levels for the Index and each Underlying Index in this graph are based to a value of 100 on January 2, 1992.  Shaded areas in the graph indicate when the Index was tracking which Underlying Index.

Source: Bloomberg.

*   The Index, the S&P 500 Low Volatility TR Index and the S&P 500 Equal Weight TR Index were launched on August 28, 2012, April 20, 2011 and January 8, 2003, respectively.  Therefore, the table above reflects the actual closing levels of the Index, the S&P 500 Low Volatility TR Index and the S&P 500 Equal Weight TR Index after their respective launch dates and retrospectively calculated closing levels of these indices prior to their respective launch dates.

The table below shows the actual and retrospectively calculated year-end closing levels of the Index and each Underlying Index from December 31, 1992 to September 20, 2012.

Year-End Retrospectively Calculated* and Actual Historical
Closing Levels for the Index and the Underlying Indices
December 31, 1992 to September 20, 2012

Year	Date	S&P 500 TR Index Closing Level	S&P 500 Low Volatility TR Index Closing Level	S&P 500 Equal Weight TR Index Closing Level	Index Closing Level
1992	12/31/1992	516.18	1,391.20	487.65	547.84
1993	12/31/1993	568.20	1,543.05	561.40	611.49
1994	12/30/1994	575.71	1,502.90	566.76	619.65
1995	12/29/1995	792.04	2,076.55	748.30	866.65
1996	12/31/1996	973.90	2,440.04	890.64	1,008.72
1997	12/31/1997	1,298.82	3,181.85	1,149.36	1,349.24
1998	12/31/1998	1,670.01	3,438.58	1,289.44	1,725.33
1999	12/31/1999	2,021.40	3,171.81	1,444.51	2,088.37
2000	12/29/2000	1,837.37	3,965.81	1,583.72	2,299.90
2001	12/31/2001	1,618.98	4,139.09	1,577.55	2,400.39
2002	12/31/2002	1,261.18	3,842.53	1,290.76	2,088.77
2003	12/31/2003	1,622.94	4,716.72	1,819.62	2,903.95
2004	12/31/2004	1,799.55	5,550.92	2,128.10	3,287.49
2005	12/30/2005	1,887.94	5,672.96	2,299.58	3,518.76
2006	12/29/2006	2,186.13	6,789.93	2,662.93	4,140.86
2007	12/31/2007	2,306.23	6,829.62	2,703.60	4,271.98
2008	12/31/2008	1,452.98	5,367.52	1,629.69	3,189.94
2009	12/31/2009	1,837.50	6,399.17	2,384.35	4,117.24
2010	12/31/2010	2,114.29	7,254.04	2,906.68	4,720.00
2011	12/30/2011	2,158.94	8,326.07	2,903.60	5,309.84
2012~	9/20/2012	2,547.11	9,278.46	3,378.11	5,990.18

Source: Bloomberg.
*   The Index, the S&P 500 Low Volatility TR Index and the S&P 500 Equal Weight TR Index were launched on August 28, 2012, April 20, 2011 and January 8, 2003, respectively.  Therefore, the table above reflects the actual closing levels of the Index, the S&P 500 Low Volatility TR Index and the S&P 500 Equal Weight TR Index after their respective launch dates and retrospectively calculated closing levels of these indices prior to their respective launch dates.
~  The closing levels are specified for September 20, 2012, unlike the closing levels for the previous years which are all specified for the last business day of December of the relevant year.

The table below shows the allocation of the Index to each Underlying Index in percentage terms for each year from 1992 to 2012.  The percentages for each Underlying Index are calculated by dividing the number of days that the Index tracks that Underlying Index in a given year by the total number of days in that year.

Allocation of the Index Among the Three Underlying Indices*
	S&P 500 TR Index	S&P 500 Low Volatility TR Index	S&P 500 Equal Weight TR Index
1992	0.00%	25.30%	74.70%
1993	0.00%	17.00%	83.00%
1994	16.27%	0.00%	83.73%
1995	84.13%	15.87%	0.00%
1996	40.94%	50.39%	8.66%
1997	91.70%	0.00%	8.30%
1998	83.73%	16.27%	0.00%
1999	100.00%	0.00%	0.00%
2000	58.73%	24.60%	16.67%
2001	0.00%	100.00%	0.00%
2002	0.00%	92.06%	7.94%
2003	0.00%	32.54%	67.46%
2004	0.00%	33.73%	66.27%
2005	0.00%	24.21%	75.79%
2006	0.00%	49.80%	50.20%
2007	41.83%	32.67%	25.50%
2008	32.81%	58.89%	8.30%
2009	0.00%	32.94%	67.06%
2010	0.00%	16.67%	83.33%
2011	0.00%	42.06%	57.94%
2012 (through September 20,2012)	32.34%	76.65%	0.00%
Total	27.74%	35.32%	37.37%
*   The Index was launched on August 28, 2012.  Therefore, the table above reflects the actual allocation of the Index to each Underlying Index after the launch date of the Index and retrospectively calculated allocation of the Index to each Underlying Index prior to the launch date of the Index.

What if I have more questions?

You should read “Valuation of the ETNs” and “Specific Terms of the ETNs” in this pricing supplement for a detailed description of the terms of the ETNs.  The ETNs are unsecured and unsubordinated obligations of RBS plc issued as part of our RBS NotesSM program and are fully and unconditionally guaranteed by RBSG.  The ETNs offered by RBS plc will constitute our unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all our other present and future unsecured and unsubordinated obligations. The guarantees of RBSG will constitute RBSG’s unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all RBSG’s other current and future unsecured and unsubordinated obligations.  You can find a general description of certain basic features of the ETNs in the section of the accompanying prospectus called “Description of Debt Securities.”

RISK FACTORS

The ETNs are our unsecured and unsubordinated obligations and are fully and unconditionally guaranteed by RBSG.  The ETNs are securities as described in the accompanying prospectus dated September 28, 2012 and are riskier than ordinary unsecured debt securities.  The return on the ETNs is linked to the performance of the Index, which in turn depends on the performance of the Underlying Indices.  Investing in the ETNs is not equivalent to investing directly in the securities comprising any Underlying Index or the Index itself.  See “The Index” below for more information.

You should carefully consider whether the ETNs are suited to your particular circumstances before you decide to purchase them.  In addition, we urge you to consult with your investment, legal, accounting, tax and other advisers with respect to any investment in the ETNs.

Risks Relating to the ETNs

You may lose all or a significant portion of your investment in the ETNs

The ETNs do not have a minimum redemption or repurchase value and you may receive less, and possibly significantly less, at maturity or upon early repurchase or redemption, than the amount you originally invested.  Any cash payment on your ETNs at maturity or upon early repurchase or redemption of your ETNs will be based primarily on any increase or decrease in the level of the Index, and will be reduced by the accrued investor fee on your ETNs.  You may lose all or a significant amount of your investment in the ETNs if the level of the Index decreases substantially.  In addition, if the daily redemption value per ETN on any valuation date equals zero, the ETNs will be automatically accelerated on such day for an amount equal to the zero daily redemption value and will cease to be outstanding thereafter.  In such event, you will not receive any payment in respect of your investment and you will lose your entire investment in the ETNs.

The credit risk of RBS plc and RBSG, and their credit ratings and their credit spreads may adversely affect the market price of the ETNs prior to maturity, and all payments on the ETNs will be subject to the ability of RBS plc and RBSG to pay their respective obligations as they become due

You are dependent on RBS plc’s ability to pay all amounts due on the ETNs, and therefore you are subject to the credit risk of RBS plc and to changes in the market’s view of RBS plc’s creditworthiness.  In addition, because the ETNs are unconditionally guaranteed by RBS plc’s parent company, RBSG, you are also dependent on the credit risk of RBSG in the event that RBS plc fails to make any payment or delivery required by the terms of the ETNs.  Any actual or anticipated decline in RBS plc’s or RBSG’s credit ratings or increase in their credit spreads charged by the market for taking credit risk is likely to adversely affect the value of the ETNs prior to maturity, and all payments on the ETNs will be subject to the ability of RBS plc and RBSG to pay their respective obligations as they become due.

Our credit ratings are an assessment, by each rating agency, of our ability to pay our obligations, including those under the ETNs.  Credit ratings are subject to revision, suspension or withdrawal at any time by the assigning rating organization in their sole discretion.  However, because the return on the ETNs is dependent upon factors in addition to our ability to pay our obligations under the ETNs, an improvement in our credit ratings will not necessarily increase the market price of the ETNs and will not reduce market risk and other investment risks related to the ETNs.  Credit ratings (i) do not reflect market risk, which is the risk that the level of the Index may fall resulting in a loss of some or all of your investment, (ii) do not address the price, if any, at which the ETNs may be resold prior to maturity (which may be substantially less than the issue price of the ETNs), and (iii) are not recommendations to buy, sell or hold the ETNs.  Credit ratings are not taken into account in determining the daily redemption value of the ETNs.  See “—The market price of the ETNs may be influenced by many unpredictable factors” below.

Although we are a bank, the ETNs are not bank deposits and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Deposit Insurance Fund or any other government agency

The ETNs are our obligations but are not bank deposits.  In the event of our insolvency, the ETNs will rank equally with our other unsecured, unsubordinated obligations and will not have the benefit of any insurance or guarantee of the Federal Deposit Insurance Corporation, The Deposit Insurance Fund or any other government agency.

Your return at maturity or upon early repurchase or redemption will be reduced by the investor fee

The daily redemption value payable at maturity or upon early repurchase or redemption of your ETNs will be reduced by the aggregate investor fee applicable to your ETNs.  As a result, the level of the Index must increase by an amount sufficient to offset such reduction in order for you to receive at least the initial amount of your investment at maturity or upon early repurchase or redemption.  If the level of the Index decreases or does not increase sufficiently, you will receive less, and possibly significantly less, than the initial amount of your investment at maturity or upon early repurchase or redemption.  The investor fee is 1.00% per annum.

There are restrictions on the minimum number of ETNs you may offer to us for repurchase

Unless the minimum repurchase amount has been reduced by RBS plc, we will repurchase your ETNs at your election, only if you are offering at least 20,000 ETNs for any single repurchase and you have followed the procedures for repurchase detailed herein.  The minimum repurchase amount and the procedures involved in the offer of any repurchase represent substantial restrictions on your ability to cause us to repurchase your ETNs.  If you own fewer than 20,000 ETNs, you will not be able to cause us to repurchase your ETNs.  However, RBS plc may, in its sole discretion, from time to time, reduce the minimum repurchase amount.  Any such reduction will be applied on a consistent basis for all holders of the ETNs from the time the reduction becomes effective.

If you make an offer to us to repurchase your ETNs, your offer will be irrevocable.  If your offer for repurchase is received after 4:00 p.m., New York City time, on a business day, or your confirmation of repurchase is received after 5:00 p.m., New York City time, on a business day, you will be deemed to have made your offer for repurchase on the following business day.  Also, unless the scheduled repurchase date is postponed because the applicable valuation date is postponed or otherwise due to a market disruption event, the final day on which we will repurchase your ETNs will be September 3, 2042.  As such, you must offer your ETNs for repurchase no later than August 27, 2042.  The repurchase date in respect of any offer you make to us will be the third business day following the applicable valuation date.  See “Specific Terms of the ETNs—Repurchase at Your Option” for more information.

The daily repurchase feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a discount to their indicative value.  There can be no assurance that arbitrageurs will employ the repurchase feature in this manner.

You will not know the daily redemption value you will receive at the time an election is made to repurchase or redeem your ETNs

You will not know the daily redemption value you will receive at the time you elect to request that we repurchase your ETNs or that we elect to redeem your ETNs.  This is because you will not know the daily redemption value until after the close of business on the applicable valuation date, and the applicable valuation date will be:

•
in the case of ETNs you have offered for repurchase, the trading day immediately following the business day on which you make, or are deemed to have made, your offer and confirmation to us to repurchase your ETNs; or

•	in the case of ETNs we have elected to redeem, the trading day immediately following the business day on which we deliver a redemption notice to DTC (as holder of the global note).

Upon repurchase of your ETNs, we will pay you an amount per ETN equal to the daily redemption value calculated as of the applicable valuation date.  We will pay you this amount on the applicable repurchase date or redemption date, as applicable, which will be the third business day immediately following the valuation date for such repurchase or the date specified in the redemption notice for such redemption (which will not be less than five business days or more than ten business days after the date of the redemption notice).

The valuation date and repurchase date may be postponed if the valuation date is not a trading day or if a market disruption event exists.  See “Specific Terms of the ETNs—Payment upon Repurchase or Redemption.”

As a result, you will be exposed to market risk in the event that the market fluctuates between (i) either the time you deliver the repurchase offer to us or the date on which we deliver a redemption notice to DTC and (ii) the applicable valuation date.

We may redeem your ETNs at our option

We may, in our sole discretion, redeem the ETNs, in whole but not in part, at any time during the period from, and including, the initial settlement date to, and including, September 3, 2042.

If we exercise our right to redeem the ETNs, we will deliver an irrevocable redemption notice to DTC (the holder of the global note) not less than five business days prior to the applicable redemption date.  The last day on which we can deliver a redemption notice is August 26, 2042.  If we exercise our right to redeem your ETNs, you will receive a cash payment in an amount equal to the daily redemption value calculated as of the applicable valuation date, subject to postponement if the valuation date is not a trading day or a market disruption event exists, as described under “Specific Terms of the ETNs—Payment upon Repurchase or Redemption.”  The amount you may receive upon any such redemption may be less than the amount you would have received on your investment at maturity or if you had elected to have us repurchase your ETNs at a time of your choosing.

If we elect to redeem your ETNs at a time when the Index closing level is relatively low, the daily redemption value, when calculated, will likely be relatively low as well, and any payment upon redemption may be substantially less than the amount you initially invested, the amount you could have received on your investment at maturity if the ETNs had not been redeemed or the amount you could have received if you had disposed of your ETNs or offered your ETNs for repurchase by us at the time of your choosing.  See also “Summary—What will I receive if I sell my ETNs in the secondary market?”

We have no obligation to take your interests into account when deciding whether to call the ETNs.

If the ETNs are redeemed, you will be exposed to reinvestment risk

If the ETNs are redeemed by us, the holding period could be significantly less than the full term of the ETNs.  There is no guarantee that you would be able to reinvest the proceeds in another investment with similar characteristics.

The ETNs may be accelerated in which case you will lose your entire investment before the stated maturity date

The daily redemption value of the ETNs will be based primarily on any increase or decrease in the level of the Index, and will be reduced by the accrued investor fee on your ETNs.  If there are severe or repeated declines in the Index during the term of the ETNs, the daily redemption value per ETN on any valuation date could be reduced to zero.  In that case, the ETNs will be automatically accelerated on such day, as if such date were the maturity date of the ETNs, for an amount equal to the zero daily redemption value and the ETNs will cease to be outstanding thereafter.  In such event, you will not receive any payment in respect of your investment and you will lose your entire investment in the ETNs.

The market price of the ETNs may be influenced by many unpredictable factors

The market price of your ETNs may fluctuate between the date you purchase them and the valuation date when the calculation agent determines the amount to be paid to you upon repurchase or redemption of your ETNs, or on the final valuation when the calculation agent determines the amount to be paid at maturity, as applicable.  You may also sustain a significant loss if you sell the ETNs in the secondary market.  We expect that generally the level of the Index will affect the market price of the ETNs more than any other factor.  Other factors that may influence the market price of the ETNs, and which may either offset or amplify each other, include:

•	the performance of each Underlying Index, which in turn depends on the performance of each of the securities comprising such Underlying Index, all of which can fluctuate significantly;

•	the volatility (frequency and magnitude of changes) in each Underlying Index and the prices of the securities comprising each Underlying Index;

•
the dividend rates on the securities comprising each Underlying Index, which may have an influence on the market price of such securities as well as the performance of such Underlying Index, and therefore on the level of the Index;

•	supply and demand for the ETNs, including inventory positions with any market maker, which may be affected by the amount of ETNs we decide to issue (we are under no obligation to issue any ETNs);

•
economic, financial, political, regulatory or judicial events that affect the level of the Index, the prices of the equity securities comprising each Underlying Index or the return on each Underlying Index; and

•	the actual or perceived creditworthiness of RBS plc as issuer of the ETNs and RBSG as the guarantor of RBS plc’s obligations under the ETNs.

These factors interrelate in complex ways, and the effect of one factor on the market price of your ETNs may offset or enhance the effect of another factor.

Some or all of these factors will influence the price that you will receive if you sell your ETNs prior to maturity in the secondary market, if any.  If you sell your ETNs prior to maturity, the price at which you are able to sell your ETNs may be at a discount, which could be substantial, from the then applicable daily redemption value or the stated face amount.  For example, there may be a discount on the ETNs if at the time of sale the Index is at or below its initial level or if market interest rates rise.  Thus, if you sell your ETNs before maturity, the price that you receive for your ETNs may be more or less than the applicable indicative value or the applicable daily redemption value of the ETNs.  Further, you may receive more or less than the stated face amount of the ETNs or the price that you paid for them.

Some or all of these factors will influence the return, if any, that you receive upon maturity of the ETNs.  We cannot predict the future performance of the ETNs, the Index, the Underlying Indices or the securities comprising each Underlying Index based on the retrospectively calculated or historical performance of the Index, the Underlying Indices or such securities.  Neither we nor RBSG nor any of our affiliates can guarantee that the level of the Index will increase so that you will receive at maturity an amount in excess of the stated face amount of the ETNs.

As an investor in the ETNs you assume the risk that as a result of the performance of the ETNs you may not receive any return on your initial investment in the ETNs or that you may lose some or all of your investment in the ETNs.

The ETNs are complex financial instruments and may not be a suitable investment for you

The ETNs may not be a suitable investment for you if:

•	you believe the level of the Index will decrease or will not increase by an amount sufficient to offset the aggregate investor fee applicable to your ETNs during the term of your holding of the ETNs;

•	you do not have sufficient knowledge and experience to evaluate how the ETNs may perform under different conditions and the merits and risks of investment in the ETNs;

•	you do not have sufficient financial resources and liquidity to bear all of the risks of an investment in the ETNs, including the risk of loss of such investment;

•
you do not understand the terms of the investment in the ETNs or are not familiar with the behavior of the Index, the Underlying Indices, the component stocks of the Underlying Indices and financial markets generally;

•	you seek a guaranteed return of your invested principal;

•	you seek current income from your investment;

•	you are not willing to be exposed to fluctuations in the prices of the securities comprising the Underlying Indices, in general, and the levels of the Index and the Underlying Indices, in particular;

•	you prefer the lower risk and therefore accept the potentially lower but more predictable returns of fixed income investments with comparable maturities and credit ratings; or

•	you are unwilling or unable to assume the credit risk associated with RBS plc, as the issuer of the ETNs, and RBSG, as the guarantor.

Your return will not reflect the return of owning instruments the returns of which track any one or more Underlying Indices or the securities comprising any Underlying Index

Your ETNs are linked to the Index, which in turn tracks the return on one of the Underlying Indices depending at any given time on the average historical returns of each Underlying Index on each monthly determination date.  In addition, the investor fee is embedded in the daily redemption value of your ETNs as described above under “—Your return at maturity or upon early repurchase or redemption will be reduced by the investor fee.”

As a result, the performance of your ETNs will not be the same as the performance of any Underlying Index or the return on a similar investment in exchange traded notes or other instruments tracking any one or more Underlying Indices or the securities comprising any one or more Underlying Indices.  Even if the level of each Underlying Index increases from its level on the pricing date for the ETNs, the market price of the ETNs may not increase. It is also possible for the level of each Underlying Index to increase while the market price of the ETNs declines.  Your payment at maturity may be less than you would have received if you had invested directly in any one or more Underlying Indices.  The trading value of the ETNs and final return on the ETNs may also differ from the performance of the Index for the reasons described under “—The credit risk of RBS plc and RBSG, and their credit ratings and their credit spreads may adversely affect the market price of the ETNs prior to maturity, and all payments on the ETNs will be subject to the ability of RBS plc and RBSG to pay their respective obligations as they become due” and “—The market price of the ETNs may be influenced by many unpredictable factors.”

We are not responsible for any information regarding the Underlying Indices and the issuers of the securities comprising the Underlying Indices

Neither we nor RBSG have undertaken any independent review or due diligence of the information contained in this pricing supplement about the Underlying Indices or any issuers of the securities comprising the Underlying Indices.  As an investor in the ETNs, you should make your own investigation into the Underlying Indices and any issuers of the securities comprising the Underlying Indices or in any of their respective publicly available filings.  Unless otherwise disclosed in this pricing supplement, neither we nor RBSG nor any of our affiliates have any affiliation with any sponsor of the Underlying Indices or any issuers of the securities comprising the Underlying Indices and are not responsible for their respective public disclosure of information, whether contained in SEC filings or otherwise.

There may not be an active trading market in the ETNs; sales in the secondary market may result in significant losses

Although the ETNs are listed on NYSE Arca, Inc. (“NYSE Arca”) under the ticker symbol “ALTL,” there is no guarantee of secondary market liquidity.  On the initial settlement date, we issued $4,000,000 in face amount of the ETNs (equivalent to 160,000 ETNs) to be sold through RBSSI.  There will be no liquidity in the ETNs until the ETNs are sold by RBSSI.  Even if a secondary market does develop, it may not be liquid and may not continue for the term of the ETNs.  In addition, no assurances can be given as to the continuation of the listing during the term of the ETNs.  We are not required to maintain any listing of the ETNs on NYSE Arca or any other exchange or quotation system.

The liquidity of the market for the ETNs may vary materially over time

As stated on the cover of this pricing supplement, we issued only a small portion of the ETNs ($4,000,000 in face amount of the ETNs (equivalent to 160,000 ETNs)) on the initial settlement date.  These ETNs and additional ETNs may be offered and sold from time to time by or through RBSSI, an affiliate of ours, acting as principal or as our agent, to one or more dealers purchasing as principals for resale to investors.  We cannot assure you that any minimum number of ETNs will be sold or be outstanding at any given point.  We are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time.  If we stop selling additional ETNs, the price and liquidity of the ETNs in the secondary market could be materially and adversely affected.  See “—We are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time” below.

Also, the number of ETNs outstanding or held by persons other than our affiliates could be reduced at any time due to repurchases of the ETNs by us as described in this pricing supplement or due to our affiliates’ purchase of ETNs in the secondary market.  Accordingly, the liquidity of the market for the ETNs could vary materially over the term of the ETNs.  While you may elect to offer your ETNs for repurchase by us prior to maturity, such repurchase is subject to the restrictive conditions and procedures described elsewhere in this pricing supplement, including the condition that you must offer at least the applicable minimum repurchase amount to us at one time for repurchase on any repurchase date.

The intraday indicative value and the daily redemption value are not the same as the trading price or market price of the ETNs in the secondary market

The intraday indicative value and the daily redemption value are not the same as the trading price or market price of the ETNs in the secondary market.  An intraday “indicative value” is meant to approximate the intrinsic economic value of the ETNs from time to time.  The Index calculation agent will publish the intraday “indicative value” of the ETNs every 15 seconds on each Index business day via NYSE Arca under the symbol “ALTL.IV.”  The trading price or market price of the ETNs at any time is the price at which you may be able to sell your ETNs in the secondary market, if it exists.  The actual trading price or market price of the ETNs (NYSE Arca: “ALTL”) may vary significantly from the indicative value (NYSE Arca: “ALTL.IV”) and the daily redemption value (NYSE Arca: “ALTL.NV”).  Paying a premium price over the indicative value of the ETNs could lead to significant losses in the event you sell such ETNs at a time when that premium is no longer present in the marketplace, or in the event the ETNs are redeemed at our option (in which case you will receive a cash payment in an amount equal to the daily redemption value, which does not include any premium, on the applicable valuation date).  Any premium may be reduced or eliminated at any time. The “indicative value” of the ETNs, which refers to the value of the ETNs at any given time, equals (a) the daily redemption value on the immediately preceding valuation date, multiplied by (b) the index factor at such time, multiplied by (c) the fee factor for the day on which such time occurs (see “Valuation of the ETNs–Indicative Value” in this pricing supplement).

Any payment on the ETNs at maturity or upon early repurchase or redemption will be based on the daily redemption value on the applicable valuation date, as determined by the calculation agent, and not on any intraday “indicative value” of the ETNs as published by the Index calculation agent.

For any valuation date, the daily redemption value per ETN will be equal to (x) the daily redemption value on the immediately preceding valuation date, multiplied by (y) the index factor on such valuation date, multiplied by (z) the fee factor on such valuation date (see “Specific Terms of the ETNs–Daily Redemption Value” in this pricing supplement).  The calculation agent will publish the daily redemption value of the ETNs for each valuation date via NYSE Arca under the symbol “ALTL.NV.”  If the daily redemption value per ETN equals zero, the ETNs will be automatically accelerated on such date and will cease to be outstanding thereafter.  In such event, you will not receive any payment in respect of your investment and you will lose your entire investment in the ETNs.

If purchased or sold in the secondary market, you will pay or receive the market price of the ETNs at that time.  There may be significant differences between the intraday market prices of an ETN and the indicative value or the daily redemption value of that ETN as a result of market movements and other factors.  See “Summary—What are the differences among the trading price or market price, the indicative value and the daily redemption value of the ETNs?”  If you were to sell your ETNs in the secondary market, if any, you would receive the market price for the ETNs, which may be more or less than the stated face amount, the indicative value or the daily redemption value of your ETNs, and which may be more or less than what you paid for them.  See “Summary—What will I receive if I sell my ETNs in the secondary market?”

We are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time

In our sole discretion, we may decide to issue and sell additional ETNs from time to time at a price that is higher or lower than the stated face amount, based on the indicative value of the ETNs at that time. The price of the ETNs in any subsequent sale may differ substantially (higher or lower) from the issue price paid in connection with any other issuance of the ETNs.  Additionally, any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the ETNs.

However, we are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time. If we start selling additional ETNs, we may stop selling additional ETNs for any reason, which could materially and adversely affect the price and liquidity of the ETNs in the secondary market.  If we decide to limit or suspend issuance of additional ETNs, we or the calculation agent expect to notify market participants promptly by press release (or other means of communication) and also expect to post notification of such limitation or suspension on the website www.rbs.com/etnus (or another website relating to the ETNs that we may specify) as soon as practicable.  If the decision to limit or suspend issuance is made during trading hours, we or the calculation agent expect to notify NYSE Arca and request that NYSE Arca halt trading in the ETNs until a press release (or other means of communication) is disseminated. See also “Summary—What will I receive if I sell my ETNs in the secondary market?”

Hedging and trading activities by us or our affiliates could affect prices of ETNs

We and our affiliates may carry out activities that minimize our risks related to the ETNs.  In particular, on or prior to the date of this pricing supplement, we, through our affiliates, may have hedged our anticipated exposure in connection with the ETNs by taking positions in securities that comprise any Underlying Index, exchange-traded funds that track any Underlying Index, exchange-listed index futures, index swaps, or in other instruments that we deemed appropriate in connection with such hedging.  We may enter into such hedging arrangements with or through one of our subsidiaries or affiliates.  These trading activities could potentially alter the value of any Underlying Index and/or the prices of the securities comprising such Underlying Index and, therefore, the value of the ETNs.

We or our affiliates are likely to modify our hedge position throughout the term of the ETNs by purchasing and selling securities that comprise any Underlying Index, exchange-traded funds that track any Underlying Index exchange-listed index futures, index swaps, or in other instruments that we deem appropriate.  We cannot give any assurance that our hedging or trading activities will not affect the level of any Underlying Index or the prices of the securities comprising such Underlying Index.  It is also possible that we or one of more of our affiliates could profit from these hedging activities even if the value of the ETNs declines.

We or one or more of our affiliates may also engage in trading securities that comprise any Underlying Index, or exchange-traded funds that track any Underlying Index, exchange-listed index futures, index swaps, or in other related instruments on a regular basis as part of our or their general broker-dealer activities and other businesses, for proprietary accounts, for other accounts under management or to facilitate transactions for customers, including through block transactions.  Any of these activities could adversely affect the value of any Underlying Index or the securities comprising such Underlying Index and, therefore, the value of the ETNs.

We or one or more of our affiliates may also issue or underwrite other securities or financial or derivative instruments with returns linked or related to changes in the price or value of any Underlying Index or the securities comprising any Underlying Index.  By introducing competing products into the marketplace in this manner, we or one or more of our affiliates could adversely affect the value of the ETNs.

Potential conflicts of interest between holders of the ETNs and the calculation agent

Our affiliate, RBSSI, will serve as the calculation agent for the ETNs.  RBSSI will, among other things, decide the amount of the return paid out to you on the ETNs at maturity or upon repurchase.  For a fuller description of the calculation agent’s role, see “Specific Terms of the ETNs—Role of Calculation Agent.”  For example, the calculation agent may have to determine whether a market disruption event has occurred or is continuing on a trading day when the calculation agent will determine the daily redemption value.  In addition, the calculation agent may have to make additional calculations if the Index or any Underlying Index is discontinued, suspended, modified or otherwise terminated.  The calculation agent will exercise its judgment when performing its functions.  Since these determinations by the calculation agent may affect the market price of the ETNs, the calculation agent may have a conflict of interest if it needs to make any such decision.

We or one or more of our affiliates have hedged our obligations under the ETNs by purchasing or selling securities that comprise any Underlying Index, or exchange-traded funds that track any Underlying Index, exchange-listed index futures, index swaps, or in other related instruments, and may adjust these hedges by, among other things, purchasing or selling any of the foregoing.  It is possible that we or one or more of our affiliates could profit from these hedging activities even if the value of the ETNs decline.

In addition, the methodology and rules for the Index were developed by us, in our capacity as the Index Sponsor, which may also result in potential conflicts of interest.  See “—Risks Relating to the Index and the Underlying Indices—Potential conflicts of interest between holders of the ETNs and us, in our capacity as the Index Sponsor, may exist” below.

In our sole discretion, we may decide to issue and sell additional ETNs from time to time at a price that is higher or lower than the stated face amount, based on the indicative value of the ETNs at that time, and any ETNs held by us or an affiliate in inventory may be resold at prevailing market prices or lent to market participants who may have made short sales of the ETNs.  See “—We are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time” above.

If a market disruption event has occurred or exists on a valuation date (including the final valuation date), the calculation agent will postpone the valuation date (and the applicable maturity date or repurchase date) and will determine the daily redemption value applicable to such valuation date according to the methodology described below

The determination of the daily redemption value of the ETNs on a valuation date, including the final valuation date, may be postponed if such valuation date is not a trading day or the calculation agent determines that a market disruption event has occurred or exists on such valuation date.  In no event, however, will a valuation date be postponed by more than five business days.

If a valuation date is postponed for five business days, the daily redemption value for such valuation date will be determined (or if not determinable, estimated) by the calculation agent in a manner that is commercially reasonable under the circumstances on the fifth business day after the originally scheduled valuation date.  The daily redemption value as determined by the calculation agent may differ from the result that would be produced by simple application of the formula for the daily redemption value set forth under “Specific Terms of the ETNs—Daily Redemption Value” to any published level of the Index or, if applicable, by a simple application of the formula for each Underlying Index set forth under “The Index—Index Level Calculation” in this pricing supplement.

If the valuation date is postponed, the repurchase date (or in the case of the final valuation date, the maturity date) will also be postponed to the third business day immediately following the valuation date (or final valuation date, as the case may be), as postponed.  Any such postponement or determinations by the calculation agent may adversely affect your return on the ETNs.  In addition, no interest or other payment will be payable as a result of such postponement.  See “Specific Terms of the ETNs—Payment upon Repurchase or Redemption” and Specific Terms of the ETNs—Payment at Maturity.”

You will have no rights in the Index, any Underlying Index or any securities comprising such Underlying Index, and you have no rights against the Index Sponsor, Index calculation agent or the issuers of the securities comprising any Underlying Index

The ETNs track the Index, which in turn, uses a systematic relative strength strategy to track the return on one of the three Underlying Indices depending at any given time on the average historical returns of each Underlying Index on each monthly determination date.

As an owner of the ETNs, you will not have the rights that investors in the Index, any Underlying Index or the securities comprising such Underlying Index have.  You will not own or have any beneficial or other legal interest in, and will not be entitled to any rights with respect to, any of the Index, the Underlying Indices or the securities comprising the Underlying Indices, and you will not be entitled to receive dividend payments or other distributions, if any, made on any of the Index, the Underlying Indices or the securities comprising the Underlying Indices.  Your ETNs will be paid in cash, and you will have no right to receive delivery of any component of any Underlying Index.

The sponsor of the Underlying Indices and the issuers of the securities comprising the Underlying Indices are not in any way involved in this offering and have no obligations relating to the ETNs or to the holders of the ETNs.  You will have no rights against the Index Sponsor or the Index calculation agent, even though the amount you receive at maturity or upon repurchase of your ETNs by us will depend on the levels of the Index and each Underlying Index throughout the term of the ETNs.

The ETNs do not pay interest

We will not pay interest on the ETNs.  You may receive less at maturity than you could have earned on ordinary interest-bearing debt securities with similar maturities, including our debt securities, since the payment at maturity is based on the appreciation or depreciation of the Index, as reduced by the aggregate investor fee applicable to your ETNs.  Because the payment due at maturity may be less than the amount originally invested in the ETNs, the return on the ETNs (the effective yield to maturity) may be negative.  Even if it is positive, the return payable on the ETNs may not be enough to compensate you for any loss in value due to inflation and other factors relating to the value of money over time.

RBSSI and its affiliates may publish reports, express opinions or provide recommendations that are inconsistent with investing in or holding the ETNs.  Any such reports, opinions or recommendations could affect the value of the Index and therefore the market price of the ETNs

RBSSI and its affiliates may publish reports from time to time on financial markets and other matters that may influence the value of the ETNs or express opinions or provide recommendations that are inconsistent with purchasing or holding the ETNs.  RBSSI and its affiliates may have published or may publish reports or other opinions that call into question the investment view implicit in an investment in the ETNs.  Any reports, opinions or recommendations expressed by RBSSI or its affiliates may not be consistent with each other and may be modified from time to time without notice.  Investors should make their own independent investigation of the merits of investing in the ETNs and the Index to which the ETNs are linked.

The U.S. federal income tax consequences of an investment in the ETNs are uncertain

As of the date of this pricing supplement, there is no direct legal authority regarding the proper U.S. federal income tax treatment of the ETNs, and we do not plan to request a ruling from the Internal Revenue Service (the “IRS”). Consequently, significant aspects of the tax treatment of the ETNs are uncertain, and the IRS or a court might not agree with the treatment of the ETNs as prepaid financial contracts that are not debt, as described in the section of this pricing supplement entitled “U.S. Federal Income Tax Consequences.” If the IRS were successful in asserting an alternative treatment, the tax consequences of your ownership and disposition of the ETNs could be materially and adversely affected. In addition, in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. Any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the ETNs, possibly with retroactive effect. Prospective non-U.S. investors should also note that either or both of two legislative provisions enacted in 2010 could result in the imposition of withholding tax on an investment in the ETNs.

You should review the discussion under “U.S. Federal Income Tax Consequences” and consult your tax adviser regarding the U.S. federal tax consequences of an investment in the ETNs, as well as tax consequences arising under the laws of any state, local or non-U.S. taxing jurisdiction.

Risks Relating to the Index and the Underlying Indices

The Index has very limited actual history and may perform in unexpected ways

The Index was established on August 28, 2012 and, therefore, has very limited actual history and may perform in unexpected ways.  However, RBS plc, as the Index Sponsor, and S&P Opco, LLC, as the Index calculation agent, have retrospectively calculated Index closing levels to illustrate how the Index would have performed had it existed in the past using the methodology of the Index as it exists today.  The retrospectively calculated Index closing levels were calculated based on historical and retrospectively calculated data for the level of each Underlying Index.  The retrospectively calculated and historical Index and Underlying Index closing levels should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the Index or any Underlying Index on any given date.

The Index tracks large capitalization U.S. equities, and is therefore susceptible to downturns in that segment of equities and in equities generally.

The return on the ETNs will depend on the performance of the Index (which in turn will be depend on the performance of the Underlying Indices) and other market conditions (general economic conditions, interest rates, our and RBSG’s creditworthiness, trading volatility, etc.).  In particular, the ETNs are subject to the risk that larger capitalization U.S. equities may underperform other segments of the equity markets or the equity markets in general.

The Index will track only one of the three Underlying Indices and will not benefit from the appreciation of the other two Underlying Indices at any given time

Each month the Index will track the return of one of the three Underlying Indices based on the Relative Strength Scores of each Underlying Index on the most recent monthly determination date.  The return of the Index will not reflect the average return of the Underlying Indices as a basket at any given time.  When the Index is tracking the return of a particular Underlying Index, the performance of that Underlying Index will not be mitigated or boosted by the performance of the other two Underlying Indices.  If the Underlying Index tracked by the Index depreciates but the other two Underlying Indices appreciate during the same period of time, the Index will not benefit from the appreciation of the other two Underlying Indices.

The relative strength strategy of the Index may not be successful and the Index may underperform the S&P 500® Index or any Underlying Index

The Index uses a systematic relative strength strategy to track the return of one of the Underlying Indices depending on the relative performance of the Underlying Indices.  Thus, the Index is designed to track the best-performing Underlying Index at any given time and to outperform the S&P 500® Index and each Underlying Index over an extended period of time.  Because the Relative Strength Score takes into account the performance of each Underlying Index over five periods of time in the past, it may not capture the short-term trends of any Underlying Index.  The Relative Strength Score may not successfully select the best-performing Underlying Index in the following month, especially when that Underlying Index has recently experienced a reverse in trend.  There is no assurance that the relative strength strategy underlying the Index will be successful or that the Index will outperform the S&P 500® Index or any Underlying Index.

The Underlying Indices may have increased correlation and may not have different relative strengths as expected

The methodology of the Index is based on the view that the Underlying Indices have different relative strengths under different market conditions and that by tracking the Underlying Index with the greatest relative strength in any given market condition, the Index will achieve a better return than any individual Underlying Index.  However, the expectations underlying the Index methodology and the relative strength of each Underlying Index may not prove to be true.  If there is increased correlation among the Underlying Indices, any benefit of the Index as compared to the S&P 500® Index or any Underlying Index will likely be reduced.

The S&P 500 Low Volatility TR Index is expected to outperform the S&P 500® Index in bear or volatile markets, but may still have significant negative performance in those markets

Because the S&P 500 Low Volatility TR Index selects the 100 least volatile stocks in the S&P 500® Index over the last 252 trading days, it is expected to have lower volatility and therefore outperform the S&P 500® Index in bear or volatile markets.  However, certain component stocks of the S&P Low Volatility TR Index may become more volatile as new risks with respect to those stocks arise, and as a result the volatility of the S&P Low Volatility TR Index may not be as low as expected.  Moreover, the S&P Low Volatility TR Index is still largely correlated with large capitalization U.S. equities and may have significant negative performance in bear markets.  If the Index tracks the S&P 500 Low Volatility TR Index in those markets, it may have significant negative performance too.

The S&P 500 Low Volatility TR Index is less diversified than the other Underlying Indices and therefore, is more likely to be susceptible to declines in the value of small numbers of its component stocks

The S&P 500 Low Volatility TR Index selects the 100 least volatile stocks in the S&P 500® Index over the last 252 trading days.  Because the S&P 500 Low Volatility TR Index is comprised of fewer stocks than the other two Underlying Indices, it may be more concentrated in fewer sectors and more subject to risks and fluctuations in those sectors.  In addition, changes in the market value of a single stock could cause greater fluctuations in the value of the Index than would occur if the Index had been following the other Underlying Indices, which are more diversified.

The S&P 500 Equal Weight TR Index may have increased volatility due to its increased exposure to component stocks with smaller market capitalizations as well as its sector biases

The S&P 500 Equal Weight TR Index has the same constituents as the capitalization-weighted S&P 500® Index, but each company in the S&P 500 Equal Weight TR Index is allocated a fixed weight and the index is rebalanced quarterly.  This can result in an overweighting of constituents with smaller market capitalizations relative to the weightings they would have in traditional market capitalization-weighted indices, such as the S&P 500® Index.  The stock prices of companies with smaller market capitalizations tend to be more volatile than those with larger market capitalizations.  In addition, because of the S&P 500 Equal Weight TR Index’s fixed weight allocation, the weight allocated to any given sector will likely be different than it would be in a traditional market capitalization-weighted index such as the S&P® 500 Index.  Therefore, when the Index is tracking the S&P 500 Equal Weight TR Index, it will be more susceptible to stock price movements of the companies with smaller market capitalizations in the S&P® 500 Index and to the stock price movements in particular sectors.

The S&P 500 Low Volatility TR Index has limited performance history

The S&P 500 Low Volatility TR Index was established on April 20, 2011 and, therefore, has limited actual history and may perform in unexpected ways.  The index sponsor of the S&P 500 Low Volatility TR Index has retrospectively calculated closing levels of the S&P 500 Low Volatility TR Index to illustrate how it would have performed had it existed in the past using methodology of the S&P 500 Low Volatility TR Index as it exists today.  The retrospectively calculated and historical closing levels of the S&P 500 Low Volatility TR Index should not be taken as an indication of future performance, and no assurance can be given as to the closing level of the S&P 500 Low Volatility TR Index on any given date.

We or our affiliates have and may continue to engage in business with or involving one or more of the issuers of the securities comprising the Underlying Indices without regard to your interests

The ETNs track the Index, which in turn uses a systematic relative strength strategy to track the return on one of the Underlying Indices depending at any given time on the Relative Strength Score of each Underlying Index.  We or our affiliates may presently or from time to time engage in business with one or more of the issuers of the securities comprising the Underlying Indices without regard to your interests, including extending loans to, making equity investments in or providing investment advisory services to one or more of such issuers or their affiliates or subsidiaries.

In the ordinary course of our business, we or our affiliates may acquire non-public information about one or more of the issuers of the securities comprising the Underlying Indices.  None of us, RBSG or any of our

affiliates undertakes to disclose any such information to you.  In addition, we or our affiliates from time to time have published, and in the future may publish, research reports with respect to the securities comprising the Underlying Indices.  These research reports may or may not recommend that investors buy or hold the securities comprising the Underlying Indices.

Adjustments to the Index or the Underlying Indices could adversely affect the ETNs

S&P Opco, LLC, as the Index calculation agent, is responsible for calculating and maintaining the Index.  In certain circumstances, the Index calculation agent and the Index Sponsor may make certain methodological and other changes to the Index as described further under “The Index—Index Adjustment Events”, “The Index—Index Disruption Fallbacks” and “The Index—Change in Index Methodology.”  The Index Sponsor may also discontinue or suspend calculation or dissemination of the Index in the circumstances described under “The Index—Index Disruption Events” and “The Index—Termination of the Index” in this pricing supplement.

Similarly, S&P Dow Jones Indices, as the Underlying Index calculation agent and the sponsor of the Underlying Indices (the “Underlying Index Sponsor”), is responsible for calculating and maintaining the Underlying Indices, and can add, delete or substitute the securities comprising the Underlying Indices.  You should realize that the changing of securities included in the Underlying Indices may affect the Underlying Indices, as a newly added equity security may perform significantly better or worse than the equity security or securities it replaces.  The Underlying Index Sponsor may make other methodological changes that could change the levels of the Underlying Indices.  Additionally, the Underlying Index Sponsor may alter, discontinue or suspend calculation or dissemination of the Underlying Indices.

If one or more of these events occurs, the calculation of the amount payable at maturity or upon repurchase could be adjusted to reflect such event or events as described under “Specific Terms of the ETNs—Discontinuation or Modification of the Index” of this pricing supplement.  Any of these actions could adversely affect the amount payable at maturity or repurchase and/or the market price of the ETNs.  The Index Sponsor and the Underlying Index Sponsor have no obligation to consider your interests in calculating or revising the Index or any Underlying Index, respectively.

The Index comprises notional assets

The exposures to the Index (and to the securities comprising the Underlying Indices) are purely notional and will exist solely in the records maintained by or on behalf of the Index calculation agent.  There is no actual portfolio of assets to which any person is entitled or in which any person has any ownership interest.  Consequently, you will not have any claim against or on the Index, the Underlying Indices or the securities comprising the Underlying Indices.

Potential conflicts of interest between holders of the ETNs and us, in our capacity as the Index Sponsor, may exist

The methodology and rules for the Index were developed by us, in our capacity as the Index Sponsor, an affiliate of RBSG and RBSSI.  As the Index Sponsor, we are responsible for the Index Methodology (as defined under “The Index—Index Methodology” below) that the Index calculation agent will use in order to calculate the level of the Index.  We have the ability to take certain actions with respect to the Index Methodology, including actions that could affect the level of the Index or the value of your ETNs.  Because determinations made by us, as the Index Sponsor, may affect the daily redemption value, potential conflicts of interest may exist between our role as the issuer of the ETNs and our role as the Index Sponsor, and you.  As the Index Sponsor, we are the final authority on the Index and the interpretation of the Index Methodology.  We have no obligation to consider your interests as a holder of the ETNs in taking any actions that may affect the level of the Index and therefore the value of your ETNs.

HYPOTHETICAL EXAMPLES

The following examples show how the ETNs would perform in hypothetical circumstances, based on the assumptions described below for each of the examples, over a period of 10 years.  The annualized Index return and ETN return over the 10-year period in each example below are calculated on a compound interest basis from the cumulative Index return and ETN return over the 10-year period, respectively.  For simplicity of presentation, the daily redemption value is determined for only one date each year, rather than for each valuation date, using the hypothetical Index closing levels at the end of each year and at the end of the immediately preceding year to calculate the applicable index factor. The actual daily redemption value on any valuation date will be calculated in the manner described under “Specific Terms of the ETNs—Daily Redemption Value” in this pricing supplement.

These examples highlight the behavior of the daily redemption value of the ETNs in different hypothetical circumstances.  They are not indicative of actual results.  Any payment you will be entitled to receive on your ETNs is subject to the ability of The Royal Bank of Scotland plc, as the issuer of the ETNs, and The Royal Bank of Scotland Group plc, as the guarantor of the issuer’s obligations under the ETNs, to pay their respective obligations as they become due.

Example 1.  A hypothetical increase in the level of the Index.

This example assumes an initial Index closing level of 5,500 and that the Index fluctuates but increases by approximately 45% over an assumed term of the ETNs of 10 years.

	A	B	C	D	E	F	G
Year	Index Closing Level	Index Factor	Annual Investor Fee	Fee Factor	Daily Redemption Value	Annual Index Return	Annual ETN Return
t		At / At-1		1 – C	Et-1 × Bt × Dt
0	5,500.00				$25.00
1	5,301.28	0.963869	1.00%	99.00%	$23.86	-3.61%	-4.58%
2	5,851.03	1.103701	1.00%	99.00%	$26.07	10.37%	9.27%
3	5,726.63	0.978739	1.00%	99.00%	$25.26	-2.13%	-3.10%
4	5,926.15	1.034841	1.00%	99.00%	$25.88	3.48%	2.45%
5	6,226.25	1.050640	1.00%	99.00%	$26.91	5.06%	4.01%
6	6,400.75	1.028027	1.00%	99.00%	$27.39	2.80%	1.77%
7	6,876.70	1.074358	1.00%	99.00%	$29.13	7.44%	6.36%
8	6,801.53	0.989069	1.00%	99.00%	$28.53	-1.09%	-2.08%
9	7,200.63	1.058678	1.00%	99.00%	$29.90	5.87%	4.81%
10	7,975.00	1.107542	1.00%	99.00%	$32.78	10.75%	9.65%

Hypothetical returns:
Annualized Index Return:		3.79%		Cumulative Index Return:		45.00%
Annualized ETN Return:		2.75%		Cumulative ETN Return:		31.14%
For ease of analysis and presentation, the numbers appearing in the above chart have been rounded. As such, the hypothetical returns may not reflect results calculated based directly on the numbers above due to the impact of rounding.

Example 2. A hypothetical decrease in the level of the Index.

This example assumes an initial Index closing level of 5,500 and that the Index decreases by approximately 45% over an assumed term of the ETNs of 10 years.

	A	B	C	D	E	F	G
Year	Index Closing Level	Index Factor	Annual Investor Fee	Fee Factor	Daily Redemption Value	Annual Index Return	Annual ETN Return
t		At / At-1		1 – C	Et-1 × Bt × Dt
0	5,500.00				$25.00
1	4,950.00	0.900000	1.00%	99.00%	$22.28	-10.00%	-10.90%
2	4,500.00	0.909091	1.00%	99.00%	$20.05	-9.09%	-10.00%
3	5,031.13	1.118029	1.00%	99.00%	$22.19	11.80%	10.68%
4	4,251.13	0.844965	1.00%	99.00%	$18.56	-15.50%	-16.35%
5	4,125.75	0.970507	1.00%	99.00%	$17.83	-2.95%	-3.92%
6	3,825.50	0.927225	1.00%	99.00%	$16.37	-7.28%	-8.20%
7	3,351.13	0.875998	1.00%	99.00%	$14.20	-12.40%	-13.28%
8	3,550.85	1.059598	1.00%	99.00%	$14.89	5.96%	4.90%
9	3,190.85	0.898616	1.00%	99.00%	$13.25	-10.14%	-11.04%
10	3,025.00	0.948023	1.00%	99.00%	$12.44	-5.20%	-6.15%

Hypothetical returns:
Annualized Index Return:		-5.80%		Cumulative Index Return:		-45.00%
Annualized ETN Return:		-6.75%		Cumulative ETN Return:		-50.26%

For ease of analysis and presentation, the numbers appearing in the above chart have been rounded. As such, the hypothetical returns may not reflect results calculated based directly on the numbers above due to the impact of rounding.

Example 3. The Index level fluctuates and then closes at the initial Index closing level at the end of the 10-year period.

This example assumes an initial Index closing level of 5,500 and that the Index fluctuates around the initial Index closing level, and then closes at the initial Index closing level at the end of the assumed term of the ETNs of 10 years.

	A	B	C	D	E	F	G
Year	Index Closing Level	Index Factor	Annual Investor Fee	Fee Factor	Daily Redemption Value	Annual Index Return	Annual ETN Return
t		At / At-1		1 – C	Et-1 × Bt × Dt
0	5,500.00				$25.00
1	5,301.27	0.963867	1.00%	99.00%	$23.86	-3.61%	-4.58%
2	5,575.58	1.051744	1.00%	99.00%	$24.84	5.17%	4.12%
3	5,012.36	0.898985	1.00%	99.00%	$22.11	-10.10%	-11.00%
4	4,736.96	0.945056	1.00%	99.00%	$20.68	-5.49%	-6.44%
5	5,001.11	1.055764	1.00%	99.00%	$21.62	5.58%	4.52%
6	5,502.08	1.100172	1.00%	99.00%	$23.55	10.02%	8.92%
7	5,700.58	1.036077	1.00%	99.00%	$24.15	3.61%	2.57%
8	5,251.33	0.921192	1.00%	99.00%	$22.03	-7.88%	-8.80%
9	5,153.24	0.981321	1.00%	99.00%	$21.40	-1.87%	-2.85%
10	5,500.00	1.067290	1.00%	99.00%	$22.61	6.73%	5.66%

Hypothetical returns:
Annualized Index Return:		0.00%		Cumulative Index Return:		-0.00%
Annualized ETN Return:		-1.00%		Cumulative ETN Return:		-9.56%

For ease of analysis and presentation, the numbers appearing in the above chart have been rounded. As such, the hypothetical returns may not reflect results calculated based directly on the numbers above due to the impact of rounding.

The hypothetical examples above are provided for purposes of information only.  The hypothetical examples are not indicative of the future performance of the Index or what the value of your ETNs may be. Fluctuations in the hypothetical examples may be greater or less than fluctuations experienced by the holders of the ETNs.  We cannot predict the actual Index closing level or daily redemption value on any valuation date, nor can we predict the relationship between the Index closing level and the market price of your ETNs at any time.  Accordingly, the actual amount that a holder of the ETNs will receive at maturity or upon early repurchase or redemption, as the case may be, and the rate of return on the ETNs will depend on the actual daily redemption value on the relevant valuation date, which reflects the effect of the investor fee.  Further, the actual amount that a holder of the ETNs will receive if the ETNs were to be sold prior to maturity will depend on the market price of the ETNs at that time, which may differ from the daily redemption value of the ETNs.  Moreover, the assumptions on which the hypothetical returns are based are purely for illustrative purposes. Consequently, the amount, in cash, to be paid in respect of your ETNs, if any, at maturity or on upon early repurchase or redemption may be very different from the information reflected in the tables above.

THE INDEX AND THE UNDERLYING INDICES

The RBS US Large Cap Alternator Index (USD) (the “Index”) was created by The Royal Bank of Scotland plc (the “Index Sponsor”).  The Index was established on August 28, 2012 (the “Index inception date”) with an Index closing level equal to 5,746.74.  The Index was developed with a base value of 479.839 (the “Index Base Value”) on January 2, 1992 (the “Index Base Date”).  The Index is designed for investors who seek a constant exposure to large capitalization U.S. equities as well as a dynamic strategy that attempts to maximize returns by providing different exposures during different economic cycles.  The Index tracks the performance of either the S&P 500® Total Return Index (the “S&P 500 TR Index” or “Underlying Index 1”), the S&P 500® Low Volatility Total Return Index (the “S&P 500 Low Volatility TR Index” or “Underlying Index 2”) or the S&P 500® Equal Weight Total Return Index (the “S&P 500 Equal Weight TR Index” or “Underlying Index 3”, and together with Underlying Index 1 and Underlying Index 2, the “Underlying Indices” and each an “Underlying Index”), depending on the relative performance of the three Underlying Indices based on their average historical returns.  As of the date of this pricing supplement, the Index tracks the S&P 500® Low Volatility Total Return Index.

Each Underlying Index is a total return index, which reflects changes in both movements in stock prices of its underlying stocks and the reinvestment of the dividend income from its underlying stocks.

Information contained in any Bloomberg page (or on any successor page) referenced below is not incorporated by reference in this pricing supplement.

Index Methodology

The Index level will be calculated using the Index methodology published by the Index Sponsor (the “Index Methodology”).  The Index utilizes a systematic relative strength strategy that provides exposure to one of the three Underlying Indices, depending at any given time on the relative performance of the Underlying Indices as measured by their Relative Strength Scores on each monthly determination date.  The Index will track the return of the Underlying Index with the highest Relative Strength Score on any determination date (but not the other two Underlying Indices) from and including the first Index business day after the related rebalancing date to and including the next rebalancing date.  The rules for determining the Relative Strength Score of each Underlying Index and which Underlying Index has the highest Relative Strength Score is described under “—Index Level Calculation” below.

The Relative Strength Score of each Underlying Index on any monthly determination date measures the simple average of the returns of that Underlying Index over the prior one-month, three-month, six-month, nine-month and twelve-month periods.  Therefore, the recent performance of each Underlying Index is emphasized over less recent performance, since the most recent performance is reflected in each of the five periodic returns calculated for each Underlying Index.

We expect that certain Underlying Indices will have higher Relative Strength Scores than the other Underlying Indices during the expansionary, contractionary, recession, and recovery phases of the market cycles. The S&P 500® Total Return Index is expected to outperform the other two Underlying Indices in mature bull markets because it assigns greater weights to larger capitalization stocks and those stocks tend to outperform other stocks when bull markets mature.  The S&P 500® Low Volatility Total Return Index is expected to outperform the other two Underlying Indices in bear or volatile markets because it assigns greater weights to stocks with low historical volatility and those stocks are expected to be less volatile in the future and therefore outperform other stocks in bear or volatile markets.  The S&P 500® Equal Weight Total Return Index is expected to outperform the other two Underlying Indices at the beginning of bull markets because it assigns greater weights to lower capitalization stocks and those stocks tend to outperform larger capitalization stocks at the beginning of bull markets.  For more information on the Underlying Indices “—Underlying Indices” below.

Index Level Calculation

Summary

The Index is calculated, and a value for the Index (the “Index Level”) is published, on each Index business day that is not a disrupted day as defined under “—Index Disruption Events” below.

An “Index business day” means any day on which each relevant Exchange with respect to the Index Return Source is scheduled to open for its regular trading sessions for at least three hours in accordance with its holidays and hours schedule; except that with respect to any date that is scheduled to be a determination date, an Index business day shall mean any day on which all Exchanges with respect to all Underlying Indices are scheduled to open for their respective regular trading sessions for at least three hours in accordance with their respective holidays and hours schedules.

A “determination date” means the last Index business day of each calendar month that is not a disrupted day.

A “rebalancing date” means the first Index business day immediately after a related determination date.

“Exchange” means, for any Underlying Index, each exchange or quotation system, or any substitute exchange or quotation system, in which trading of the components of that Underlying Index principally occurs, as determined by the Index Sponsor.

The Index Level on any Index business day is based on the Index Level on the previous rebalancing date and the performance of the applicable return source (the “Index Return Source”), which is the Underlying Index with the highest Relative Strength Score as of the previous determination date.

Thus, for any Index business day, the Index Level is equal to:

•	the Index Level on the immediately preceding rebalancing date, multiplied by

•	the return from the applicable Index Return Source for such Index business day from the immediately preceding rebalancing date.

See “—Detailed Calculation of Index Level” below for additional information.

The return on any Underlying Index for any Index business day from the immediately preceding rebalancing date is equal to the closing level for the Underlying Index on such Index business day, divided by the closing level for the Underlying Index on the immediately preceding rebalancing date.

The closing level of any Underlying Index is the closing level in U.S. dollars of the Underlying Index as determined by the Index calculation agent.  The closing level of any Underlying Index will be the value that market participants, in accordance with market practice, use to determine a final end-of-day value for such Underlying Index.  The closing level of the S&P 500 TR Index, the S&P 500 Low Volatility TR Index and the S&P 500 Equal Weight TR Index will be as displayed on Bloomberg page “SPTR <Index>,” Bloomberg page “SP5LVIT <Index>” and Bloomberg page “SPXEWTR <Index>,” respectively, or any applicable successor page unless, in the judgment of the Index calculation agent and the Index Sponsor, both acting in good faith, such closing level reflects a manifest error.

Relative Strength Score

The “Relative Strength Score” of any Underlying Index on any monthly determination date is calculated as the simple average of the returns of that Underlying Index over the prior one-month, three-month, six-month, nine-month and twelve-month periods.  The Relative Strength Score is calculated as of the close of trading on the relevant determination date and hence includes the closing levels of the Underlying Indices on such determination date.

The one-month return of any Underlying Index on any monthly determination date is calculated as (a) (i) the closing level of such Underlying Index on such determination date divided by (ii) the closing level of such Underlying Index on the determination date falling one month before such determination date minus (b) one.  The three-month, six-month, nine-month and twelve-month returns of any Underlying Index on any monthly determination date are calculated in a similar way by comparing the closing level of such Underlying Index on such determination date to the closing level of such Underlying Index on the determination date falling three months, six months, nine months and twelve months, respectively, before such determination date.

Index Return Source

On any monthly determination date, the Underlying Index with the highest Relative Strength Score on such determination date will be selected as the Index Return Source starting from and including the first Index business day after the related rebalancing date to and including the next rebalancing date.  If more than one Underlying Index has the highest Relative Strength Score on any determination date, Underlying Index 1 will be selected as the Index Return Source over Underlying Index 2 and Underlying Index 3, and Underlying Index 2 will be selected as the Index Return Source over Underlying Index 3.

To illustrate by an example, assume that the one-month, three-month, six-month, nine-month and twelve-month returns of each Underlying Index on a determination date are observed as follows:

Underlying Index	1-Month Return	3-Month Return	6-Month Return	9-Month Return	12-Month Return	Relative Strength Score
1	−2.03%	−4.76%	1.46%	10.82%	19.65%	10.64%
2	−6.00%	−1.70%	6.33%	9.50%	25.00%	13.61%
3	−4.00%	−5.80%	2.00%	15.83%	23.00%	13.61%

The Relative Strength Score of each Underlying Index is calculated as follows:

Relative Strength Score of Underlying Index 1	= [(−2.03%) + (−4.76%) + 1.46% + 10.82% + 19.65%] / 5
= 10.64%
Relative Strength Score of Underlying Index 2	= [(−6.00%) + (−1.70%) + 6.33% + 9.50% + 25.00%] / 5
= 13.61%
Relative Strength Score of Underlying Index 3	= [(−4.00%) + (−5.80%) + 2.00% + 15.83% + 23.00%] / 5
= 13.61%

Although Underlying Index 2 and Underlying Index 3 have lower returns than Underlying Index 1 over the past one month, they have higher returns over longer periods of time in the past and as a result have the highest Relative Strength Score.  According to the rules described above, Underlying Index 2 will be selected as the Index Return Source.

Detailed Calculation of Index Level

The Index Level for any Index business day is calculated according to the following equations:

Where:

It	=	the Index Level on Index business day t, where on the Index Base Date, the Index Base Value is 479.839.

Ir	=	the Index Level on the previous rebalancing date r.

U1Wr	=
the weight of Underlying Index 1 in respect of the previous rebalancing day r determined in accordance with the following criterion: if on the related determination date for the previous rebalancing date r, Underlying Index 1 is selected as the Index Return Source, then U1Wr will equal 100% from but excluding the previous rebalancing date r to and including the next rebalancing day. Otherwise, U1Wr will equal 0% from but excluding the previous rebalancing date r to and including the next rebalancing day.

U2Wr	=
the weight of Underlying Index 2 in respect of the previous rebalancing day r determined in accordance with the following criterion: if on the related determination date for the previous rebalancing date r, Underlying Index 2 is selected as the Index Return Source, then U2Wr will equal 100% from but excluding the previous rebalancing date r to and including the next rebalancing day.  Otherwise, U2Wr will equal 0% from but excluding the previous rebalancing date r to and including the next rebalancing day.

U3Wr	=
the weight of Underlying Index 3 in respect of the previous rebalancing day r determined in accordance with the following criterion: if on the related determination date for the previous rebalancing date r, Underlying Index 3 is selected as the Index Return Source, then U3Wr will equal 100% from but excluding the previous rebalancing date r to and including the next rebalancing day.  Otherwise, U3Wr will equal 0% from but excluding the previous rebalancing date r to and including the next rebalancing day.

	=	the closing level of Underlying Index 1 on Index business day t.

	=	the closing level of Underlying Index 2 on Index business day t.

	=	the closing level of Underlying Index 3 on Index business day t.

	=	the closing level of Underlying Index 1 on the previous rebalancing date r.

	=	the closing level of Underlying Index 2 on the previous rebalancing date r.

	=	the closing level of Underlying Index 3 on the previous rebalancing date r.

Retrospectively Calculated and Actual Historical Index Performance

See the section “Summary—How have the Index and the Underlying Indices performed historically?” for retrospectively calculated and actual historical Index data, along with comparisons to the Underlying Indices.

Index Calculation Agent

The Index calculation agent will be responsible for calculating the level of the Index using the Index Methodology published by the Index Sponsor.  The Index Sponsor will be the final authority on the Index and the interpretation of the Index Methodology.

The Index calculation agent will calculate the Index Level for each Index business day.  The Index Level will be displayed on Bloomberg page “ALTLCUT <Index>” (or on any successor page) by no later than 8:00 p.m. (New York City time) on each Index business day.  Intraday Index levels will be published by the Index calculation agent via the New York Stock Exchange under ticker symbol “ALTLCUT.”  The Index Level will not be published on any day on which the Index Level is not calculated, whether because such day is a disrupted day (as defined under “—Index Disruption Events” below) or otherwise.  All numerical values for the Index are currently rounded to eleven decimal places.

In the event that the Index calculation agent or the Index Sponsor determines that a material error has occurred in the calculation of the Index, the Index calculation agent, having consulted, or having been consulted by, the Index Sponsor, will endeavor to correct such error on a date agreed to by the Index Sponsor.  If a material error is corrected, the Index Sponsor will apply the correction from the relevant date forward.

The Index is the property of the Index Sponsor, which has contracted with the Index calculation agent to maintain and calculate the Index.

Index Disruption Events

If, in the opinion of the Index Sponsor, any Index business day is a disrupted day (as defined below), the Index calculation agent will publish the value for the Index which reflects the Index value from the last Index business day that was not a disrupted day.  If a determination date is a disrupted day, the determination of the Relative Strength Score will be calculated with respect to the closing levels of the Underlying Indices on the latest Index business day prior to the scheduled determination date that was not a disrupted day.

A “disrupted day” means any Index business day on which:

•	a relevant Exchange fails to open for trading during its regular trading session;

•	an index disruption event (as defined below) occurs; or

•	an Index adjustment event (as defined under “—Index Adjustment Events” below) occurs.

An “index disruption event” means the occurrence or existence of any of the following events if, as determined by the Index Sponsor, it has a material impact on the Index:

•
it becomes impossible, on any Index business day, to obtain the closing price or any other price level for any component or instrument that is referenced by a relevant Underlying Index (a “price disruption”);

•
any suspension of, or limitation imposed on, trading by a relevant Exchange or otherwise, and whether by reason of price movements exceeding limits permitted by the Exchange or otherwise (a “trading disruption”);

•
any event (other than an early closure, as defined below) that disrupts or impairs (as determined by the Index calculation agent and/or Index Sponsor) the ability of market participants to effect transactions in, or obtain market values for, any component of or instrument that is referenced by a relevant Underlying Index (an “exchange disruption”);

•
on any Index business day and in respect of any instrument or component referenced by a relevant Underlying Index, the closure of a relevant Exchange for such Underlying Index prior to its scheduled closing time, unless such earlier closing is announced by the Exchange at least one hour prior to the earlier of (a) the actual closing time for the regular trading session on the Exchange on such Index business day, and (b) the submission deadline for orders to be entered into the Exchange’s dealing system for execution on such Index business day (an “early closure”); or

•
an announcement by the sponsor of an Underlying Index or an Exchange that an index disruption event has occurred and is continuing with respect to such Underlying Index or such Exchange, as applicable, which disruption may include, but not limited to, events which impair the accuracy of the published closing price or any other price level for any component of or instrument that is referenced by the relevant Underlying Index (an “announced disruption”).

Index Adjustment Events

The Index Methodology may be adjusted, amended, deleted or otherwise altered by the Index Sponsor at any time, acting in good faith and with the consent of the Index calculation agent, if the Index is no longer calculable in accordance with the Index Methodology (any event or condition giving rise to the right to so adjust, amend, delete or alter the Index, an “Index adjustment event”).  Such adjustments may include, but are not limited to, adjustments required for clarification or for minor or technical reasons, adjustments to correct any manifest or proven error, adjustments to cure, correct or supplement any ambiguity or defective provision contained in the Index Methodology or adjustments necessary to abide by a change in law with respect to the sale or purchase of any constituent of an Underlying Index.

Index Disruption Fallbacks

If (a) five consecutive Index business days are disrupted days, or (b) the Index Sponsor determines that (i) there is a discontinuation in the publication of prices for any component of or instrument referenced by the Index or an Underlying Index, (ii) the use of any component of or instrument referenced by the Index or an Underlying Index has become prohibited, (iii) the sponsor of any component of or instrument referenced by the Index or an Underlying Index has changed the specifications of such instrument or component, (iv) any component of or instrument referenced by the Index or an Underlying Index is modified or changed in any other way (except for a previously announced modification), or (v) any component of or instrument referenced by the Index or an Underlying Index has been or is likely to become terminated, then the Index Sponsor will, in consultation with the Index calculation agent, have the right to:

•	accept the closing level of any component of or instrument referenced by the Index or the relevant Underlying Index published on any alternative price source;

•
if no alternative price source is available, calculate a substitute Index value based on the last published level of the component of or instrument referenced by the Index or the relevant Underlying Index, and such level may be zero;

•	select a substantially similar component for the Index or the relevant Underlying Index or instrument to which the Index or the Underlying Index can be linked; and

•	adjust, amend or otherwise alter the Index Methodology.

Termination of the Index

The Index Sponsor may, at any time and without notice, terminate publication of the Index and proceed to ask the Index calculation agent to cease the calculation and dissemination of the Index.

Change in Index Methodology

No assurance can be given that fiscal, market, regulatory, juridical, financial or other circumstances (including, without limitation, any changes to, or any suspension or termination of any components for which values must be determined in relation to the Index) will not arise that would, in the determination of the Index Sponsor, necessitate or make desirable a modification of, or change to, the Index Methodology.

Any change to, or modification of, the Index Methodology may be outside the technology employed by the Index calculation agent, and thus the Index calculation agent may not be able to calculate the Index following such change or modification.  In such event the Index Sponsor may, in its sole and absolute discretion, appoint a successor Index calculation agent.

Disclaimer

Although the Index Sponsor obtains price and return data for the Underlying Indices from sources that it considers reliable, the Index Sponsor will not independently verify such data, and neither does it guarantee the accuracy and/or completeness of any data included in this description of the Index, nor the accuracy of any Index Levels.

The Index Sponsor is under no obligation to advise any person or entity of any error in the Index (but may do so in its sole and absolute discretion).  References to the Underlying Indices are included only to describe the components upon which the Index is based.  The Index is not in any way sponsored, endorsed or promoted by S&P Dow Jones Indices or any Exchange.

The Royal Bank of Scotland plc owns all intellectual property rights to the Index and this description of the Index.  This description of the Index has been supplied by The Royal Bank of Scotland plc.  Any use of any intellectual property rights must be with the consent of The Royal Bank of Scotland plc.

The RBS US Large Cap Alternator Index (USD) is the property of the Index Sponsor, which has contracted with S&P Dow Jones Indices to maintain and calculate the Index.  The S&P 500® Index, S&P 500 Low Volatility Index® and S&P 500® Equal Weight Index™ (including the total return versions) are the exclusive property of S&P Dow Jones Indices and have been licensed for use by the Index Sponsor in connection with the Index.  S&P Dow Jones Indices, its affiliates and their third party licensors shall have no liability for any errors or omissions in calculating the Index.  S&P® is a registered trademark of Standard & Poor’s Financial Services LLC (“SPFS”) and Dow Jones® is a registered trademark of Dow Jones Trademark Holdings LLC (“Dow Jones”).  These trademarks have been licensed to S&P Dow Jones Indices.  S&P®, S&P 500®, S&P 500 Low Volatility Index®, S&P 500® Equal Weight Index™ and S&P 500® EWI™ are trademarks of SPFS and together with the “Calculated by S&P Dow Jones Indices Custom” and its related stylized mark(s) have been licensed for use by the Index Sponsor.

The Underlying Indices

We have derived all information contained in this pricing supplement regarding the S&P 500® Total Return Index (the “S&P 500 TR Index” or “Underlying Index 1”), the S&P 500® Low Volatility Total Return Index (the “S&P 500 Low Volatility TR Index” or “Underlying Index 2”), the S&P 500® Equal Weight Total Return Index (the “S&P 500 Equal Weight TR Index” or “Underlying Index 3,” and together with Underlying Index 1 and Underlying Index 2, the “Underlying Indices”) and the S&P 500® Index, including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information.  Such information reflects the policies of, and is subject to change by S&P Dow Jones Indices.  We have not participated in the preparation of, or independently verified, such publicly available information.  The Underlying Indices and the S&P 500® Index were developed by S&P Dow Jones Indices and are calculated, maintained and published by S&P Dow Jones Indices.  S&P Dow Jones Indices has no obligation to continue to publish, and may discontinue the publication of, any or all of the Underlying Indices and the S&P 500® Index.

The S&P 500 TR Index is reported by Bloomberg under the ticker symbol “SPTR.”  The S&P 500 Low Volatility TR Index is reported by Bloomberg under the ticker symbol “SP5LVIT.”  The S&P 500 Equal Weight TR Index is reported by Bloomberg under the ticker symbol “SPXEWTR.”

The S&P 500® Total Return Index

The S&P 500 TR Index is the total return version of the S&P 500® Index and is calculated in the same manner as the S&P 500® Index described below.  However, while the S&P 500® Index reflects changes in the prices of its underlying stocks, Underlying Index 1 reflects changes in both movements in stock prices of its underlying stocks and the reinvestment of the dividend income from its underlying stocks.

Like the S&P 500® Index, the S&P 500 TR Index assigns weights to its components stocks based on their market capitalizations.  As of September 20, 2012, the top ten constituents in the S&P 500 TR Index accounts for 21.28% of the weight, and the constituent with the largest weight is weighted 4.94%.  As of September 20, 2012, the 500 companies included in the S&P 500 TR Index were divided into 10 Global Industry Classification Sectors. The Global Industry Classification Sectors included (with the percentage of companies currently included in such sectors indicated in parentheses): Consumer Discretionary (11.07%), Consumer Staples (10.92%), Energy (11.27%), Financials (14.68%), Health Care (11.74%), Industrials (10.02%), Information Technology (20.18%), Materials (3.52%), Telecommunication Services (3.22%) and Utilities (3.38%).

In calculating the S&P 500 TR Index, ordinary cash dividends are applied on the ex-dividend date.  “Special dividends” are those dividends that are outside of the normal payment pattern established historically by the issuing corporation.  These may be described by the corporation as “special,” “extra,” “year-end,” or “return of capital.”  Whether a dividend is funded from operating earnings or from other sources of cash does not affect the determination of whether it is ordinary or special.  “Special dividends” are treated as corporate actions with offsetting price and divisor adjustments; the total return index reflects both ordinary and special dividends.  Underlying Index 1 represents the total return earned in a portfolio that tracks the S&P 500® Index and reinvests dividend income in the S&P 500® Index, not in the specific stock paying the dividend.  The total return construction differs from the price index and builds the index from the price index and daily total dividend returns.

The S&P 500® Low Volatility Total Return Index

The S&P 500 Low Volatility TR Index is the total return version of the S&P 500® Low Volatility Index.  The S&P 500 Low Volatility TR Index was launched on April 20, 2011.  As a total return index, the S&P 500 Low Volatility TR Index reflects changes in both movements in stock prices of its underlying stocks and the reinvestment of the dividend income from its underlying stocks.  The S&P 500 Low Volatility TR Index measures the performance of the 100 least volatile stocks in the S&P 500® Index and is designed to serve as a benchmark for low volatility or low variance strategies in the U.S. stock market.  Constituents of the S&P 500 Low Volatility TR Index are weighted relative to the inverse of their corresponding volatility, with the least volatile stocks receiving the highest weights.  Like all S&P equity indices, the S&P 500 Low Volatility TR Index employs the divisor methodology to calculate its level.

Constituent Selection

To be eligible for inclusion in the S&P 500 Low Volatility TR Index, stocks must first become constituents of the S&P 500® Index.  Furthermore, constituents must have traded on all 252 trading days in the 12 months leading up to the “rebalancing reference date,” which is the last trading date of each January, April, July and October.

The selection of constituents of S&P 500 Low Volatility TR Index is performed as follows:

1. Using available price return data for the trailing 252 trading days leading up to each rebalancing reference date, the volatilities of the constituents of the S&P 500® Index are calculated.

2. Constituents are then ranked in ascending order based on the inverse of the realized volatility. The top 100 securities with the least volatility form the S&P 500 Low Volatility TR Index.

Constituent Weightings

At each rebalancing, the weight, w, for each constituent of the S&P 500 Low Volatility TR Index, i, is set inversely proportional to its volatility, where volatility is defined as the standard deviation of the constituent’s daily price returns over the preceding 252 trading days.  The following formula is used for the purpose of determining the weight of each constituent of the S&P 500 Low Volatility TR Index:

The more volatile a constituent is historically, the smaller the weight that constituent will have in the S&P 500 Low Volatility TR Index.  The less volatile a constituent is historically, the greater the weight that constituent will have in the S&P 500 Low Volatility TR Index.  As of September 20, 2012, the top ten constituents in the S&P 500 Low Volatility TR Index accounts for 13.18% of the weight, and the constituent with the largest weight is weighted 1.47%.

Rebalancing

The S&P 500 Low Volatility TR Index is rebalanced quarterly after the closing on the third Friday of each February, May, August and November.  At each rebalancing, share amounts are calculated and assigned to each constituent for it to achieve the weight determined on the rebalancing reference date.  The constituents’ share amounts are calculated using closing prices on the second Friday of the rebalancing month as the reference price.  Since the share amounts of the constituents are calculated based on prices one week prior to rebalancing, the actual weight of each constituent at the rebalancing will differ from the weights determined on the rebalancing reference date due to market movements.

The S&P 500® Equal Weight Total Return Index

The S&P 500 Equal Weight TR Index is the total return version of the S&P 500® Equal Weight Index.  The S&P 500 Equal Weight TR Index was launched on January 8, 2003.  As a total return index, the S&P 500 Equal Weight TR Index reflects changes in both movements in stock prices of its underlying stocks and the reinvestment of the dividend income from its underlying stocks.  The S&P 500 Equal Weight TR Index is designed to track the equally-weighted performance of the 500 constituents of the S&P 500® Index.  Accordingly, the S&P 500 Equal Weight TR Index has the same constituents as the capitalization-weighted S&P 500® Index, but each constituent in the S&P 500 Equal Weight TR Index is allocated a fixed weight of 0.20% at each quarterly rebalancing.  Like all S&P equity indices, the S&P 500 Equal Weight TR Index employs the divisor methodology to calculate its level.

Index Eligibility

The S&P 500 Equal Weight TR Index has the same constituents as the S&P 500® Index and follows the same eligibility criteria for S&P 500® Index.  Unlike S&P 500® Index, the S&P 500 Equal Weight TR Index measures the performance of the 500 constituents in equal weights.  As such, sector exposures in the S&P 500 Equal Weight TR Index will differ from the sector exposures in the S&P 500® Index.

Rebalancing

The S&P 500 Equal Weight TR Index is rebalanced quarterly after the closing on the third Friday of the last calendar month of each quarter.  At each rebalancing, share amounts are calculated and assigned to each constituent for it to achieve the fixed weight of 0.20%.  The constituents’ share amounts are calculated using closing prices on the second Friday of the rebalancing month as the reference price.  The quarterly rebalancing of the S&P 500 Equal Weight TR Index coincides with the quarterly share adjustments of the S&P 500® Index.

Since the share amounts of the constituents are calculated based on prices one week prior to rebalancing, the actual weight of each constituent at the rebalancing will differ from the target equal weights due to market movements.  As the stock prices move, the weightings of constituents in the S&P 500 Equal Weight TR Index will change.

As of September 20, 2012, the top ten constituents in the S&P 500 Equal Weight TR Index accounts for 3.04% of the weight, and the constituent with the largest weight is weighted 0.34%.  As of September 20, 2012, the 500 companies included in the S&P 500 Equal Weight TR Index were divided into 10 Global Industry Classification Sectors. The Global Industry Classification Sectors included (with the percentage of companies currently included in such sectors indicated in parentheses): Consumer Discretionary (16.06%), Consumer Staples (7.92%), Energy (9.64%), Financials (16.46%), Health Care (10.29%), Industrials (11.71%), Information Technology (14.14%), Materials (6.18%), Telecommunication Services (1.94%) and Utilities (5.66%).

When a company is added to the S&P 500 Equal Weight TR Index in the middle of the quarter, it takes the weight of the company that it replaced. The one exception is when a stock is removed at a price of $0.00. In such a case, the stock's replacement will be added to the S&P 500 Equal Weight TR Index at the weight using the previous day's closing value, or the most immediate prior business day that the deleted stock was not valued at $0.00.

The S&P 500® Index

The S&P 500® Index is intended to provide a performance benchmark for the U.S. equity markets.  The calculation of the level of the S&P 500® Index (discussed below in further detail) is based on the relative value of the aggregate Market Value (as defined below) of the common stocks of 500 companies (the “S&P Component Stocks”) as of a particular time as compared to the aggregate average Market Value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943.  Historically, the “Market Value” of any S&P Component Stock was calculated as the product of the market price per share and the number of the then-outstanding shares of such S&P Component Stock.  As discussed below, starting on March 21, 2005, a new methodology is used to calculate the Market Value of the S&P Component Stocks and the transition to the new calculation methodology was completed on September 16, 2005.  The 500 companies are not the 500 largest companies listed on the New York Stock Exchange (the “NYSE”) and not all 500 companies are listed on such exchange.  S&P Dow Jones Indices chooses companies for inclusion in the S&P 500® Index with the objective of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market.  S&P Dow Jones Indices may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500® Index to achieve the objectives stated above.  Relevant criteria employed by S&P Dow Jones Indices include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company’s common stock is widely-held and the Market Value and trading activity of the common stock of that company.

Beginning on March 21, 2005, the S&P 500® Index has been calculated based on a half float-adjusted formula, and on September 16, 2005, the S&P 500® Index became fully float-adjusted.  The criteria for selecting stocks for the S&P 500® Index were not changed by the shift to float adjustment.  However, the adjustment affects each company’s weight in the S&P 500® Index (i.e., its Market Value).

Under float adjustment, the share counts used in calculating the S&P 500® Index reflect only those shares that are available to investors, not all of a company’s outstanding shares.  S&P Dow Jones Indices defines three groups of shareholders whose holdings are subject to float adjustment:

•	holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners, or leveraged buyout groups;

•	holdings by government entities, including all levels of government in the United States or foreign countries; and

•
holdings by current or former officers and directors of the company, founders of the company or family trusts of officers, directors or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans, or other investment vehicles associated with and controlled by the company.

However, treasury stock, stock options, equity participation units, warrants, preferred stock, convertible stock and rights are not part of the float.  In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group will be excluded from the float-adjusted count of shares to be used in the S&P 500® Index calculation.  Mutual funds, investment advisory firms, pension funds or foundations not associated with the company and investment funds in insurance companies, shares that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders without undue delay and cost, are also part of the float.  Shares held in a trust to allow investors in countries outside the country of domicile (e.g., ADRs, CDIs and Canadian exchangeable shares) are normally part of the float.

For each stock, an investable weight factor (“IWF”) is calculated by dividing the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by the total shares outstanding.  (On March 21, 2005, the S&P 500® Index moved halfway to float adjustment, meaning that if a stock has an IWF of 0.80, the IWF used to calculate the S&P 500® Index between March 21, 2005 and September 16, 2005 was 0.90.  Starting on September 16, 2005, the S&P 500® Index is calculated on a fully float-adjusted basis, meaning that if a stock has an IWF of 0.80, the IWF used to calculate the S&P 500® Index on and after September 16, 2005 is 0.80). The float-adjusted Index is calculated by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock by the “Divisor.”  For companies with multiple classes of stock, S&P Dow Jones Indices calculates the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as weights.

As of the date of this pricing supplement, the S&P 500® Index is calculated using a base-weighted aggregate methodology: the level of the S&P 500® Index reflects the total Market Value of all 500 S&P Component Stocks relative to the S&P 500® Index’s base period of 1941–43 (the “Base Period”).

An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

The actual total Market Value of the S&P Component Stocks during the Base Period has been set equal to an indexed value of 10.  This is often indicated by the notation 1941–43=10.  In practice, the daily calculation of the S&P 500® Index is computed by dividing the total Market Value of the S&P Component Stocks by a number called the Divisor.  By itself, the Divisor is an arbitrary number.  However, in the context of the calculation of the S&P 500® Index, it is the only link to the original Base Period level of the S&P 500® Index.  The Divisor keeps the S&P 500® Index comparable over time and is the manipulation point for all adjustments to the S&P 500® Index (“Index Maintenance”).

Index Maintenance includes monitoring and completing the adjustments for company additions and deletions, share changes, stock splits, stock dividends and stock price adjustments due to company restructurings or spin-offs.

To prevent the level of the S&P 500® Index from changing due to corporate actions, all corporate actions which affect the total Market Value of the S&P 500® Index require a Divisor adjustment.  By adjusting the Divisor for the change in total Market Value, the level of the S&P 500® Index remains constant.  This helps maintain the level of the S&P 500® Index as an accurate barometer of stock market performance and ensures that the movement of the S&P 500® Index does not reflect the corporate actions of individual companies in the S&P 500® Index.  All Divisor adjustments are made after the close of trading and after the calculation of the closing level of the S&P 500® Index.  Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P 500® Index and do not require Divisor adjustments.

The table below summarizes the types of Index Maintenance adjustments and indicates whether or not a

Divisor adjustment is required.

Type of Corporate Action	Comment	Divisor Adjustment
Company added/ deleted	Net change in market value determines divisor adjustment.	Yes
Change in shares outstanding	Any combination of secondary issuance, share repurchase or buy back – share counts revised to reflect change.	Yes
Stock split	Share count revised to reflect new count. Divisor adjustment is not required since the share count and price changes are offsetting.	No
Spin-off	If the spun-off company is not being added to the index, the divisor adjustment reflects the decline in index market value (i.e., the value of the spun-off unit).	Yes
Spin-off	Spun-off company added to the index, no company removed from index.	No
Spin-off	Spun-off company added to the index, another company removed to keep number of names fixed. Divisor adjustment reflects deletion.	Yes
Change in IWF due to a corporate action or a purchase or sale by an inside holder.	Increasing (decreasing) the IWF increases (decreases) the total market value of the index. The divisor change reflects the change in market value caused by the change to an IWF.	Yes
Special dividend	When a company pays a special dividend the share price is assumed to drop by the amount of the dividend; the divisor adjustment reflects this drop in index market value.	Yes
Rights offering
Each shareholder receives the right to buy a proportional number of additional shares at a set (often discounted) price.  The calculation assumes that the offering is fully subscribed.  Divisor adjustment reflects increase in market cap measured as the shares issued multiplied by the price paid.
Yes

Stock splits and stock dividends do not affect the Divisor, because following a split or dividend, both the stock price and number of shares outstanding are adjusted by S&P Dow Jones Indices so that there is no change in the Market Value of the S&P Component Stock.  All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

Each of the corporate events exemplified in the table requiring an adjustment to the Divisor has the effect of altering the Market Value of the S&P Component Stock and consequently of altering the aggregate Market Value of the S&P Component Stocks (the “Post-Event Aggregate Market Value”).  In order that the level of the S&P 500® Index (the “Pre-Event Index Value”) not be affected by the altered Market Value (whether increase or decrease) of the affected Component Stock, a new Divisor (“New Divisor”) is derived as follows:

Post-Event Aggregate Market Value	=	Pre-Event Index Value
New Divisor

New Divisor	=	Post-Event Aggregate Market Value
Pre-Event Index Value

A large part of the Index Maintenance process involves tracking the changes in the number of shares outstanding of each of the S&P 500® Index companies.  Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P 500® Index are updated as required by any changes in the number of shares outstanding.  After the totals are updated, the Divisor is adjusted to compensate for the net change in the total Market Value of the S&P 500® Index.  In addition, any changes over 5% in the current common shares outstanding for the S&P 500® Index companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the Divisor.

License Agreement

S&P Dow Jones Indices has entered into a non-transferable, non-exclusive license agreement granting us and certain of our affiliated or subsidiary companies, in exchange for a fee, the right to use the Underlying Indices, which are owned and published by S&P Dow Jones Indices, in connection with certain securities, including the ETNs.

The license agreement between S&P Dow Jones Indices and us provides that the following language must be set forth in this pricing supplement:

The ETNs are not sponsored, endorsed, sold or promoted by S&P Dow Jones Indices, SPFS, Dow Jones, or any of their respective affiliates (collectively, “S&P Dow Jones Indices Entities”) or their third party licensors.

Neither S&P Dow Jones Indices Entities nor their third party licensors make any representation or warranty, express or implied, to the owners of the ETNs or any member of the public regarding the advisability of investing in securities generally or in the ETNs particularly or the ability of the Index to track general stock market performance. S&P Dow Jones Indices Entities’ and their third party licensor’s only relationship to us is the licensing of certain trademarks, service marks and trade names of S&P Dow Jones Indices Entities and/or their third party licensors and for the providing of calculation and maintenance services related to the Index. Neither S&P Dow Jones Indices Entities nor their third party licensors are responsible for and has not participated in the determination of the prices and amount of the ETNs or the timing of the issuance or sale of the ETNs or in the determination or calculation of the equation by which the ETNs is to be converted into cash. S&P Dow Jones Indices Entities have no obligation or liability in connection with the administration, marketing or trading of the ETNs.  S&P Dow Jones Indices and its subsidiaries are not investment advisers.  Inclusion of a security or futures contract within an index is not a recommendation by S&P Dow Jones Indices or its subsidiaries to buy, sell, or hold such security or futures contract, nor is it considered to be investment advice.

NEITHER S&P DOW JONES INDICES ENTITIES NOR THEIR THIRD PARTY LICENSORS GUARANTEE THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN OR ANY COMMUNICATIONS, INCLUDING BUT NOT LIMITED TO, ORAL OR WRITTEN COMMUNICATIONS (INCLUDING ELECTRONIC COMMUNICATIONS) WITH RESPECT THERETO.  S&P DOW JONES INDICES ENTITIES AND THEIR THIRD PARTY LICENSORS SHALL NOT BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS THEREIN. S&P DOW JONES INDICES ENTITIES MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO ITS TRADEMARKS, THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT WHATSOEVER SHALL S&P DOW JONES INDICES ENTITIES OR THEIR THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES, INCLUDING BUT NOT LIMITED TO, LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE.

VALUATION OF THE ETNS

The market price of the ETNs will be the bid or ask price for the ETNs as quoted on NYSE Arca under the ticker symbol “ALTL.”  The market price of the ETNs will be the price at which you may be able to buy or sell your ETNs in the secondary market.

Daily Redemption Value and Market Price

While the market price of the ETNs may bear some correlation to the daily redemption value of the ETNs, the market price is not the same as the daily redemption value.  The daily redemption value, which is the price we will pay you for your ETNs at maturity or upon early repurchase or redemption, will be determined by the calculation agent, based on the formula described in this pricing supplement.  The calculation agent will publish the daily redemption value of the ETNs for each valuation date via NYSE Arca under the symbol “ALTL.NV” and on its website at www.rbs.com/etnus/altl (or another website relating to the ETNs that we may specify).  Information contained on that website is not incorporated by reference in, and should not be considered a part of, this pricing supplement.

The market price of the ETNs will be affected by several factors, many of which are beyond our control.  We expect that generally the level of the Index on any day will affect the market price of the ETNs more than any other factor.  The level of the Index in turn will be affected by the performance of the Underlying Indices as described under “The Index” above.  Other factors that may influence the market price of the ETNs include, but are not limited to, the performance of the component securities of each Underlying Index, the volatility of the Index, each Underlying Index and its component securities, the dividend rates on the component securities of each Underlying Index, supply and demand for the ETNs, economic, financial, political, regulatory or judicial events that affect the level of the Index, each Underlying Index and the component securities of each Underlying Index, as well as the actual or perceived creditworthiness of RBS plc and RBSG.  See “Risk Factors” in this pricing supplement for a discussion of the factors that may influence the market price of the ETNs prior to maturity.

Indicative Value

An intraday “indicative value” is meant to approximate the intrinsic economic value of the ETNs from time to time.  The Index calculation agent will publish the intraday “indicative value” of the ETNs every 15 seconds on each Index business day via NYSE Arca under the symbol “ALTL.IV.”  The actual trading price or market price of the ETNs (NYSE Arca: “ALTL”) may vary significantly from the indicative value (NYSE Arca: “ALTL.IV”) and the daily redemption value (NYSE Arca: “ALTL.NV”).  Paying a premium price over the indicative value of the ETNs could lead to significant losses in the event you sell such ETNs at a time when that premium is no longer present in the marketplace, or in the event the ETNs are redeemed at our option (in which case you will receive a cash payment in an amount equal to the daily redemption value, which does not include any premium, on the applicable valuation date).  If you were to sell your ETNs in the secondary market, if any, you would receive the market price for the ETNs, which may be more or less than the stated face amount, the indicative value or the daily redemption value of your ETNs, and which may be more or less than what you paid for them.

Any payment on the ETNs at maturity or upon early repurchase or redemption will be based on the daily redemption value on the applicable valuation date, as determined by the calculation agent, and not on any intraday “indicative value” of the ETNs as published by the Index calculation agent.

The “indicative value” of the ETNs, which refers to the value of the ETNs at any given time, equals (a) the daily redemption value on the immediately preceding valuation date, multiplied by (b) the index factor at such time, multiplied by (c) the fee factor for the day on which such time occurs.  For purposes of determining the indicative value at any time:

•	the “index factor” at any time will be equal to the Index level at such time, divided by the Index closing level on the valuation date immediately preceding the day on which such time occurs;

•	the “fee factor” on any valuation date will be equal to one minus the investor fee, which is equal to the product of (a) the annual investor fee and (b) the day-count fraction;

•	the “annual investor fee” will be equal to 1.00% per annum; and

•
on any valuation date, the “day-count fraction” is equal to the number of days from, but excluding, the immediately preceding valuation date to, and including, the applicable valuation date, divided by 365.

The indicative value calculation will be provided for reference purposes only.  It is not intended as a price or quotation, or as an offer or solicitation for the purchase, sale, redemption or repurchase of your ETNs, nor will it reflect hedging or transaction costs, credit considerations, market liquidity or bid-offer spreads.

Index Levels

The Index is a proprietary index that The Royal Bank of Scotland plc, as Index Sponsor, developed and owns.  S&P Opco, LLC, as Index calculation agent pursuant to an agreement with the Index Sponsor, will calculate and disseminate the Index level approximately every 15 seconds (assuming the Index level has changed within such 15-second interval) from 9:30 a.m. to approximately 5:00 p.m. (New York City time) on each Index business day.  Index Levels will be displayed on Bloomberg page “ALTLCUT <Index>” (or on any successor page), and will also be published via NYSE Arca under symbol “ALTLCUT.”  We are not incorporating by reference herein the website or any material included in such NYSE Arca website or Bloomberg page or website.  For further information on the Index levels, see “The Index” above.

Repurchase or Redemption

As discussed in “Specific Terms of the ETNs—Payment upon Repurchase or Redemption” below, subject to certain restrictions, on any business day from, and including, the initial issuance of the ETNs on the initial settlement date to, and including, August 27, 2042, you may offer your ETNs to RBS plc for repurchase.  If you choose to offer your ETNs for repurchase, you must offer at least the applicable minimum repurchase amount to RBS plc for repurchase on any repurchase date in accordance with the procedures set forth under “Specific Terms of the ETNs—Repurchase at Your Option” in this pricing supplement.  The last date on which RBS plc will repurchase your ETNs will be September 3, 2042.  The daily repurchase feature is intended to induce arbitrageurs to counteract any trading of the ETNs at a discount to their indicative value, although there can be no assurance that arbitrageurs will employ the repurchase feature in this manner.

SPECIFIC TERMS OF THE ETNS

In this section, references to “holders” mean those who own the ETNs registered in their own names, on the books that we or the securities administrator maintain for this purpose, and not those who own beneficial interests in the ETNs registered in street name or in the ETNs issued in book-entry form through DTC or another depositary.  Owners of beneficial interests in the ETNs should read the section “—Forms of the ETNs” below and “Description of Debt Securities—Form of Debt Securities; Book-Entry System” in the accompanying prospectus dated September 28, 2012 (the “prospectus”).

The ETNs are securities as described in the prospectus which also contains a detailed summary of additional provisions of the ETNs and of the amended and restated indenture, dated as of August 13, 2010 (the “original indenture”), among us, as issuer, RBSG, as guarantor, and The Bank of New York Mellon, acting through its London Branch, as original trustee, as supplemented by a first supplemental indenture dated as of August 25, 2010 (the “first supplemental indenture”), among us, as issuer, RBSG, as guarantor, The Bank of New York Mellon, acting through its London Branch, as original trustee, Wilmington Trust Company, as trustee, and Citibank, N.A., as securities administrator, and a third supplemental indenture dated as of September 27, 2011 (the “third supplemental indenture”) among us, as issuer, RBSG, as guarantor, and Wilmington Trust Company, as trustee, under which the ETNs will be issued (the original indenture, as supplemented by the first supplemental indenture and the third supplemental indenture, and as may be further supplemented or amended from time to time, collectively, the “indenture”).  You should read all the provisions of the accompanying prospectus, including information incorporated by reference, and the indenture.  Pursuant to an administration agreement dated as of August 25, 2010 (the “administration agreement”), among us, RBSG, Wilmington Trust Company, and Citibank, N.A., the securities administrator will be the authenticating agent, paying agent, securities registrar and transfer agent for the ETNs.

Please note that the information about the price to the public and the proceeds to us on the front cover of this pricing supplement relates only to the initial sale of the ETNs.  If you have purchased the ETNs after the initial sale, information about the price and date of sale to you will be provided in a separate confirmation of sale.

Interest

We will not make any interest payments during the term of the ETNs.

Denomination

We will offer the ETNs in denominations of $25.00 stated face amount.  Any ETNs issued in the future may be issued at a price higher or lower than the stated face amount, based on the indicative value of the ETNs at that time.  However, regardless of the issue price of any ETNs, the stated face amount or par value of all ETNs will be $25.00.

Ranking

The ETNs will constitute our unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all our other present and future unsecured and unsubordinated obligations save for those preferred by mandatory provision of law.  The indenture does not limit the amount of additional indebtedness that we may incur.

Guarantee

The Royal Bank of Scotland Group plc, which we refer to as RBSG, will fully and unconditionally guarantee payment in full to the holders of the ETNs.  The guarantee is set forth in, and forms a part of, the indenture under which the ETNs will be issued.  If, for any reason, we do not make any required payment in respect of the ETNs when due, RBSG, as the guarantor thereof, will cause the payment to be made to or to the order of the applicable paying agent on behalf of the trustee.  The holder of the guaranteed ETN may sue the guarantor to enforce its rights under the guarantee without first suing us or any other person or entity.  The guarantees will constitute

RBSG’s unsecured and unsubordinated obligations and rank pari passu without any preference among them and with all RBSG’s other present and future unsecured and unsubordinated obligations.  RBSG may, without the consent of the holders of the ETNs, assume all of our rights and obligations under the ETNs and upon such assumption, we will be released from our liabilities with respect to the indenture and the ETNs.  Any payment in respect of the ETNs, including any repayment of your investment, will be subject to the credit risk of us and RBSG.

Payment at Maturity

The ETNs will mature on the maturity date stated on the cover of this pricing supplement, subject to postponement as described below.  If you hold your ETNs to maturity, you will receive a cash payment on the stated maturity date that is equal to the daily redemption value of the ETNs on September 2, 2042 (the “final valuation date”), unless the final valuation date and/or maturity date is postponed as described below.  The calculation agent will determine the applicable daily redemption value in the manner described under “—Daily Redemption Value” below.  In addition, if the daily redemption value per ETN on any valuation date equals zero, the ETNs will be automatically accelerated on such day for an amount equal to the zero daily redemption value and will cease to be outstanding thereafter.  In such event, you will not receive any payment in respect of your investment.

If the final valuation date is not a trading day or if a market disruption event exists on the final valuation date, then the calculation agent will postpone the determination of the daily redemption value for the final valuation date, in which case the maturity date will be postponed to the third business day immediately following the final valuation date, as postponed, and the calculation agent will determine the daily redemption value as described under “—Postponement of a Valuation Date” below.  If the maturity date stated on the cover of this pricing supplement is not a business day, the maturity date will be the next following business day.  In the event that payment at maturity is deferred beyond the stated maturity date as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

Any payment you will be entitled to receive on the ETNs is subject to the ability of The Royal Bank of Scotland plc, which we refer to as RBS plc, as the issuer of the ETNs, and RBSG as the guarantor of the issuer’s obligations under the ETNs, to pay their respective obligations as they become due.

Repurchase at Your Option

Subject to certain restrictions, on any business day from, and including, the initial issuance of the ETNs on the initial settlement date to, and including, August 27, 2042, you may offer your ETNs to us for repurchase.  If you choose to offer your ETNs for repurchase, you must offer at least 20,000 ETNs to us for any single repurchase on any repurchase date in accordance with the procedures described below; provided that RBS plc may, in its sole discretion, from time to time, reduce the minimum repurchase amount.  Any such reduction will be applied on a consistent basis for all holders of the ETNs from the time the reduction becomes effective.  Subject to any reduction in the minimum repurchase amount by RBS plc, if you offer at least 20,000 ETNs to us for repurchase and fulfill the repurchase procedures described below, we will be obligated to repurchase your ETNs on the applicable repurchase date.

If you wish to offer your ETNs to us for repurchase, you and your broker must follow the following procedures:

•
Your broker must deliver an irrevocable offer for repurchase, a form of which is attached as Annex A to this pricing supplement, to us by e-mail at ETNUSCorpActions@rbs.com.  If your offer for repurchase is received by us after 4:00 p.m., New York City time, on a business day, you will be deemed to have delivered your offer for repurchase on the following business day.

•
In addition to the offer for repurchase, your broker must deliver a completed and signed irrevocable confirmation of repurchase, a form of which is attached as Annex B, to us by facsimile by 5:00 p.m., New York City time, on the same day.  If your irrevocable confirmation of repurchase is received after 5:00 p.m., New York City time, you will be deemed to have delivered your confirmation of repurchase on the following business day.  One portion of the confirmation of repurchase must be completed by you as beneficial owner of the ETNs, and the other portion must be completed by your broker.  You must offer at least 20,000 ETNs for repurchase by us on any repurchase date; provided that RBS plc may, in its sole discretion, from time to time, reduce the minimum repurchase amount. We must acknowledge receipt from your broker in order for your offer to be effective.

•	Your broker must book a delivery versus payment trade with respect to your ETNs on the applicable valuation date at a price equal to the applicable daily redemption value, facing us.

•
Your broker must cause your DTC custodian to deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable repurchase date (which is the third business day following the relevant valuation date as described under “—Payment upon Repurchase or Redemption” below).

Different brokers and DTC participants may have different deadlines for accepting instructions from their customers.  Accordingly, you should consult the brokerage firm or other DTC participant through which you own your interest in the ETNs in respect of such deadlines.  Any repurchase instructions which we receive in accordance with the procedures described above will be irrevocable.

The applicable valuation date for any repurchase will be the trading day immediately following the business day on which you make, or are deemed to have made, your offer and confirmation to us to repurchase your ETNs, and the applicable repurchase date will be the third business day immediately following such valuation date.

Unless the scheduled repurchase date is postponed as described under “—Payment upon Repurchase or Redemption” below, the final day on which we will repurchase your ETNs will be September 3, 2042.  As such, you must offer your ETNs for repurchase no later than August 27, 2042 in order to have your ETNs repurchased on September 3, 2042, and the applicable valuation date for any such repurchase would be August 28, 2042.

A “trading day” is a day on which (a) trading is generally conducted on NYSE Arca (or any successor exchange on which the ETNs are then listed) and the Exchange for the then-applicable Index Return Source, and (b) the level of the Index is calculated and published, in each case as determined by the calculation agent.

A “business day” is any day that is not a Saturday or Sunday or a day on which banking institutions in The City of New York are authorized or required by law, executive order or governmental decree to be closed.

Redemption at Our Option

We may, in our sole discretion, redeem the ETNs, in whole but not in part, at any time during the period from, and including, the initial issuance of the ETNs on the initial settlement date, to, and including, September 3, 2042.  If we exercise our right to redeem the ETNs, we will deliver an irrevocable redemption notice to DTC (the holder of the global note) not less than five business days prior to the applicable redemption date.  The last day on which we can deliver a redemption notice is August 26, 2042.

The valuation date for any redemption, will be the trading day immediately following the business day on which we deliver the relevant redemption notice to DTC in accordance with the procedures set forth above.  The applicable redemption date will be specified in the redemption notice and will not be less than five business days or more than ten business days after the date of the redemption notice.

Payment upon Repurchase or Redemption

If your ETNs are repurchased or if we elect to redeem your ETNs in accordance with the procedures described under “—Repurchase at Your Option” and “—Redemption at Our Option” above, as the case may be, you will receive a cash payment on the relevant repurchase date or redemption date, as the case may be, in an amount per ETN equal to the daily redemption value of the ETNs on the applicable valuation date.

The applicable valuation date will be:

•
in the case of ETNs you have offered for repurchase, the trading day immediately following the business day on which you make, or are deemed to have made, your offer and confirmation to us to repurchase your ETNs; or

•	in the case of ETNs we have elected to redeem, the trading day immediately following the business day on which we deliver a redemption notice to DTC (as holder of the global note).

The repurchase date applicable to any repurchase will be the third business day immediately following the valuation date for such repurchase.  The redemption date will be specified in the redemption notice and will not be less than five business days or more than ten business days after the date of the redemption notice.

The calculation agent will determine the applicable daily redemption value in the manner described under “—Daily Redemption Value” below.

If the valuation date for any repurchase or redemption is not a trading day or if a market disruption event exists on such valuation date, then the calculation agent will postpone the valuation date as described under “—Postponement of a Valuation Date,” in which case the repurchase date or redemption date, as the case may be, will be postponed to the third business day immediately following the applicable valuation date, as postponed, and the calculation agent will determine the daily redemption value as described under “—Postponement of a Valuation Date” below.  In the event that payment upon repurchase or redemption by us is deferred beyond the original repurchase date or redemption date, as the case may be, as provided herein, no interest or other amount will accrue or be payable with respect to that deferred payment.

Any ETNs repurchased by us at your option or redeemed by us at our option will be cancelled.

Any payment you will be entitled to receive on the ETNs is subject to the ability of RBS plc as the issuer of the ETNs, and RBSG as the guarantor of the issuer’s obligations under the ETNs, to pay their respective obligations as they become due.

The daily redemption value payable at maturity or upon early repurchase or redemption of your ETNs is reduced by the aggregate investor fee applicable to your ETNs.  As a result, the level of the Index must increase by an amount sufficient to offset such reduction in order for you to receive at least the face amount of your investment at maturity or upon early repurchase or redemption.  If the level of the Index decreases or does not increase sufficiently, you will receive less, and possibly significantly less, than the face amount of your investment at maturity or upon early repurchase or redemption.

Acceleration Upon Zero Daily Redemption Value

If the daily redemption value per ETN on any valuation date equals zero, the ETNs will be automatically accelerated on such day for an amount equal to the zero daily redemption value and will cease to be outstanding thereafter.  In such event, you will not receive any payment in respect of your investment and you will lose your entire investment in the ETNs.

Daily Redemption Value

The daily redemption value as of August 30, 2012, the inception date, was equal to the stated face amount of $25.00 per ETN.  For any valuation date thereafter, the daily redemption value per ETN will be equal to:

•	the daily redemption value on the immediately preceding valuation date, multiplied by

•	the index factor (as defined below) on such valuation date, multiplied by

•	the fee factor (as defined below) on such valuation date.

The “index factor” on any valuation date, including the final valuation date, will be equal to the Index closing level on such valuation date, divided by the Index closing level on the immediately preceding valuation date.

The “Index closing level” on any valuation date will be the official closing level of the Index with respect to such valuation date reported on Bloomberg page “ALTLCUT <Index>” or any successor page on Bloomberg or any successor service, as applicable, or if the official closing level of the Index is not reported on such page, the official closing level of the Index with respect to such valuation date as published or otherwise made publicly available by the Index Sponsor or the Index calculation agent, in each case as determined by the calculation agent.  In certain circumstances, the Index closing level will be based on the alternative calculation of the Index as described under “—Discontinuation or Modification of the Index” below.

The “fee factor” on any valuation date, including the final valuation date, will be equal to one minus the investor fee, which is equal to the product of (a) the annual investor fee and (b) the day-count fraction.

The “annual investor fee” will be equal to 1.00% per annum.

On each valuation date, the “day-count fraction” is equal to the number of days from, but excluding, the immediately preceding valuation date to, and including, the applicable valuation date, divided by 365.

“Valuation date” means each business day from, and including, the inception date to, and including, the final valuation date.  If any valuation date is not a trading day or if a market disruption event exists on any valuation date, the valuation date (including the final valuation date) will be postponed for up to five business days as described under “—Postponement of a Valuation Date” below.

If the daily redemption value per ETN equals zero, the ETNs will be automatically accelerated on such date and will cease to be outstanding thereafter.  In such event, you will not receive any payment in respect of your investment and you will lose your entire investment in the ETNs.

Market Disruption Events

For purposes of the ETNs, a “market disruption event” means:

(a)
any suspension or absence of, or material limitation imposed on, trading by any relevant exchange in the securities then included in the Index Return Source then being tracked by the Index, then comprising 20% or more of the level of such Index Return Source, as determined by the calculation agent; or

(b)
any event (other than an event described in clause (a) above or clause (c) below) that disrupts or impairs the ability of market participants in general to effect transactions in or obtain market values for the securities then included in the Index Return Source then being tracked by the Index, then comprising 20% or more of the level of such Index Return Source, as determined by the calculation agent; or

(c)
the closure on any trading day of the relevant exchange for the securities then included in the Index Return Source then being tracked by the Index, then comprising 20% or more of the level of such Index Return Source, as determined by the calculation agent, unless such earlier closing time is announced by such exchange or quotation system at least one hour prior to the earlier of (A) the actual closing time for the regular trading session on such exchange or quotation system on such trading day and (B) the submission deadline for orders to be entered into such exchange or quotation system for execution on such trading day.

The “relevant exchange” means the primary exchange or quotation system for (i) each component then included in the Index Return Source being tracked by the Index, (ii) futures or option contracts on each such component and (iii) futures or option contracts on such Index Return Source, as determined by the calculation agent.

For purposes of determining whether a market disruption event exists at any time, if trading in a security included in the Index Return Source then being tracked by the Index, or futures or options contracts that reference such security, is suspended or materially limited at that time, or there occurs an event that disrupts or impairs the ability of market participants in general to effect transactions in or obtain market values for such security or contract, then, as determined by the calculation agent, the relevant percentage contribution of that security to the level of such Index Return Source will be based on a comparison of (a) the portion of the level of such Index

Return Source attributable to that security relative to (b) the overall level of such Index Return Source, in each case immediately before the occurrence of that suspension, limitation or other market disruption, as the case may be.

For purposes of determining whether a market disruption event has occurred or is continuing:

•
a limitation on the hours or number of days of trading will not constitute a market disruption event if it results from an announced change in the regular business hours of the relevant exchange or market;

•	a decision permanently to discontinue trading in the relevant futures or options contract will not constitute a market disruption event;

•
limitations pursuant to NYSE Rule 80B (or the rules of any relevant exchange similar to any applicable rule or regulation enacted or promulgated by any other self-regulatory organization or any government agency of similar scope as determined by the calculation agent) on trading during significant market fluctuations will constitute a suspension or absence or material limitation of trading;

•
a suspension of trading in futures or options contracts on any component security of any Underlying Index or any Underlying Index by the primary exchange or market related to such contract by reason of (i) a price change exceeding limits set by such exchange or market, (ii) an imbalance of orders relating to such contracts or (iii) a disparity in bid and ask quotes relating to such contracts will constitute a suspension or absence or material limitation of trading in such futures or options contracts; and

•
a suspension or absence or material limitation of trading on any relevant exchange or on the primary market on which futures or options contracts related to any component security of any Underlying Index or any Underlying Index are traded will not include any time when such market is itself closed for trading under ordinary circumstances.

Postponement of a Valuation Date

If any valuation date (including the final valuation date) is not a trading day, or if a market disruption event exists on any valuation date, that valuation date will be postponed to the next succeeding trading day on which a market disruption event does not exist.  However, in no event will a valuation date be postponed more than five business days.  If a valuation date has been postponed for five business days and such fifth business day is not a trading day or a market disruption event exists on such fifth business day, the calculation agent will determine the Index closing level for such valuation date on such fifth business day in accordance with the formula for calculating the Index closing level last in effect prior to the commencement of the market disruption event or non-trading day, using the closing level of each Underlying Index and, if the closing level of any Underlying Index is not available, using the prices of each security most recently comprising that Underlying Index (or, if trading in the securities has been materially suspended or materially limited, its good faith estimate of the prices of each security that would have prevailed but for such suspension or limitation), on such fifth business day.

If a valuation date is postponed, any corresponding repurchase date or redemption date or, in the case of the final valuation date, the maturity date, will also be postponed to the third business day immediately following the applicable valuation date or final valuation date, as the case may be, as postponed.  Any such postponement or determination by the calculation agent may adversely affect your return on the ETNs.  In addition, no interest or other payment will be payable as a result of such postponement.

All determinations and adjustments to be made by the calculation agent with respect to the daily redemption value and the amount payable upon repurchase or redemption or at maturity will be made by the calculation agent in its sole discretion.  See “Risk Factors” for a discussion of certain conflicts of interest which may arise with respect to the calculation agent.

Default Amount on Acceleration

For the purpose of determining whether the holders of our RBS NotesSM, of which the ETNs are a part, are entitled to take any action under the indenture, we will treat the stated face amount of each ETN outstanding as the principal amount of that ETN.  Although the terms of the ETNs may differ from those of the other RBS NotesSM, holders of specified percentages in principal amount of all RBS NotesSM will be able to take action affecting all the RBS NotesSM, including the ETNs.  This action may involve changing some of the terms that apply to the RBS NotesSM, accelerating the maturity of the RBS NotesSM after a default or waiving some of our obligations under the indenture.

In case an event of default (as defined in the prospectus) with respect to the ETNs shall have occurred and be continuing, the amount declared due and payable for each ETN upon any acceleration of the ETNs will be determined by RBSSI, as calculation agent, and will equal the daily redemption value calculated as if the date of acceleration were the applicable valuation date.  See “Description of Debt Securities—Events of Default; Limitation of Remedies” in the prospectus.

If the maturity of the ETNs is accelerated because of an event of default as described above, we will, or will cause the calculation agent to, provide written notice to the trustee at its Delaware office, and to the securities administrator at its New York office, on which notice the trustee and the securities administrator may conclusively rely, and to DTC of the aggregate cash amount due with respect to the ETNs, if any, as promptly as possible and in no event later than two business days after the date of acceleration.

Further Issuances

We may, from time to time, without notice to or the consent of the holders of the ETNs, create and issue additional securities having the same terms and conditions as the ETNs offered by this pricing supplement, and ranking on an equal basis with the ETNs in all respects.  If there is substantial demand for the ETNs, we may issue additional ETNs frequently.  We are initially offering up to a maximum aggregate face amount of ETNs linked to the Index of $100,000,000 (equivalent to 4,000,000 ETNs).  However, we have no obligation to issue up to this amount or any specific amount of ETNs and, in our sole discretion, may issue ETNs in excess of this amount.  If we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time. If we start selling additional ETNs, we may stop selling additional ETNs for any reason, which could materially and adversely affect the price and liquidity of the ETNs in the secondary market.  See “Risk Factors—We are under no obligation to issue or sell additional ETNs at any time, and if we do sell additional ETNs, we may limit or restrict such sales, and we may stop selling additional ETNs at any time.”  Such additional ETNs will be consolidated and form a single series with the ETNs and all other RBS NotesSM issued pursuant to the indenture.  We have no obligation to take your interests into account when deciding to issue additional securities.

Discontinuation or Modification of the Index

If the Index Sponsor discontinues publication of the Index and the Index Sponsor or another entity publishes a successor or substitute index that the calculation agent determines, in its sole discretion, to be comparable to the discontinued Index (such index being referred to herein as a “Successor Index”), then the Index closing level, daily redemption value of the ETNs and all calculations related to the Index will be determined by reference to the value of such Successor Index.  References to the “Index” in this pricing supplement are deemed to include references to any relevant Successor Index where applicable.

Upon any selection by the calculation agent of a Successor Index, the calculation agent will cause written notice thereof to be furnished to us, the trustee, the securities administrator and DTC as the holder of the ETNs within three trading days of such selection.

If the Index Sponsor discontinues publication of the Index and the calculation agent determines that no Successor Index is available with respect to the Index at such time, then the calculation agent will determine the Index closing levels in accordance with the formula for and method of calculating the Index last in effect prior to such discontinuance, using the closing level of each Underlying Index (or, if the closing level of any Underlying Index is not available, its good faith estimate of the closing level of such Underlying Index in accordance with the formula for and method of calculating such Underlying Index last in effect prior to such discontinuance, and based on the closing price of each security most recently comprising such Underlying Index).  Notwithstanding these alternative arrangements, discontinuance of the publication of the Index may adversely affect the value of the ETNs.

If at any time the method of calculating the Index or a Successor Index, or the value thereof, is changed in a material respect, or if the Index or a Successor Index is in any other way modified so that such index does not, in the opinion of the calculation agent, fairly represent the level of the Index or such Successor Index had such changes or modifications not been made, then the calculation agent will, at the close of business in New York City on the next valuation date, make such calculations and adjustments to the terms of the ETNs as, in the good faith judgment of the calculation agent, may be necessary in order to arrive at a value of an index comparable to the Index or Successor Index, as the case may be, as if such changes or modifications had not been made, and on each valuation date thereafter, make each relevant calculation with reference to the Index or Successor Index, as adjusted.  Accordingly, if the method of calculating the Index or a Successor Index is modified so that the value of such index is a fraction or a multiple of what it would have been if it had not been modified (e.g., due to a split or reverse split in the index), then the calculation agent will adjust such index in order to arrive at a level of the Index or Successor Index as if it had not been modified (e.g., as if such split or reverse split had not occurred).

If a Successor Index is selected or if the calculation agent determines the value of an Index as described above, the value of the Index as determined by the calculation agent will be used as a substitute for the Index for all purposes, including for the purpose of determining whether a market disruption event has occurred or is continuing.

Manner of Transfer, Exchange and Payment

If we ever issue ETNs in certificated form, those ETNs may be presented for payment, transfer and exchange at the office of any transfer agent designated and maintained by us.  We have initially designated Citibank, N.A, the securities administrator under the indenture, at 111 Wall Street, 15th Floor Window, New York, New York 10005, Attention: Corporate Trust Services, as our current agent for the payment, transfer and exchange of the ETNs.  We refer to Citibank, N.A., acting in this capacity, as the paying agent. However, holders of global securities may transfer and exchange global securities only in the manner and to the extent set forth under “Description of Debt Securities — Form of Debt Securities; Book-Entry System” in the accompanying prospectus.

We will not be required to:

•
register the transfer or exchange of any ETN if the holder has exercised the holder’s right, if any, to require us to repurchase the ETN, in whole or in part, except the portion of the ETN not required to be repurchased;

•	register the transfer or exchange of ETNs to be redeemed for a period of fifteen calendar days preceding the mailing of the relevant notice of redemption; or

•	register the transfer or exchange of any ETN selected for redemption in whole or in part, except the unredeemed or unpaid portion of that ETN being redeemed in part.

No service charge will be made for any registration or transfer or exchange of ETNs, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of transfer or exchange of ETNs.

Book-Entry Securities.  The paying agent will make payments on the ETNs to the account of the depositary (which is initially DTC), as holder of the global securities representing the ETNs, by wire transfer of immediately available funds. We expect that the depositary, upon receipt of any payment, will immediately credit its participants’ accounts in amounts proportionate to their respective beneficial interests in the global securities as shown on the records of the depositary. We also expect that payments by the depositary’s participants to owners of beneficial interests in the global securities will be governed by standing customer instructions and customary practices and will be the responsibility of those participants.

Certificated Securities.  Any payment on the ETNs will be made in immediately available funds to accounts designated by you and approved by us, or at the office of the paying agent specified above, but only when the ETNs are surrendered to the paying agent at that office.

Role of Calculation Agent

RBS Securities Inc., or RBSSI, an affiliate of ours, will serve as the calculation agent.  The calculation agent will, in its reasonable discretion, make all determinations regarding the value of the ETNs, including at maturity or upon early repurchase or redemption by us, market disruption events (see “—Postponement of a Valuation Date”), business days, trading days, the daily redemption value, the maturity date, valuation dates, repurchase dates, the amount payable in respect of your ETNs at maturity or upon early repurchase or redemption by us and any other calculations or determinations to be made by the calculation agent as specified herein.  All determinations made by the calculation agent will be at the sole discretion of the calculation agent and will, in the absence of manifest error, be conclusive for all purposes and binding on you and on us.

Additional Amounts

We or RBSG will pay any amounts to be paid by us or RBSG, as guarantor, on any ETNs without deduction or withholding for, or on account of, any and all present and future income, stamp and other taxes, levies, imposts, duties, charges, fees, deductions or withholdings imposed, levied, collected, withheld or assessed by or on behalf of the United Kingdom or any U.K. political subdivision or authority that has the power to tax (a “U.K. taxing jurisdiction”), unless such deduction or withholding is required by law.  If at any time a U.K. taxing jurisdiction requires us or RBSG, as guarantor, to make such deduction or withholding, we or RBSG, as guarantor, will pay additional amounts with respect to payments on the ETNs (“Additional Amounts”) that are necessary in order that the net amounts paid to the holders of those ETNs, after the deduction or withholding, shall equal the amounts of any payments which would have been payable on those ETNs if the deduction or withholding had not been required.

However, this will not apply to any tax, levy, impost, duty, charge, fee, deduction or withholding that would not have been payable or due but for the fact that:

•
the holder or the beneficial owner of the ETNs is a domiciliary, national or resident of, or engaging in business or maintaining a permanent establishment or physically present in, a U.K. taxing jurisdiction or otherwise has some connection with the U.K. taxing jurisdiction other than the holding or ownership of an ETN or the collection of any payments on any ETN;

•	except in the case of a winding up in the United Kingdom, the relevant ETN is presented (where presentation is required) for payment in the United Kingdom;

•
the relevant ETN is presented (where presentation is required) for payment more than 30 days after the date payment became due or was provided for, whichever is later, except to the extent that the holder would have been entitled to the Additional Amounts on presenting the ETN (where presentation is required) for payment at the close of that 30-day period;

•
the holder or the beneficial owner of the relevant ETN or the beneficial owner of any payments on the ETN failed to comply with a request by us, RBSG, our liquidator or RBSG's liquidator or other authorized person addressed to the holder to provide information concerning the nationality, residence or identity of the holder or the beneficial owner or to make any declaration or other similar claim to satisfy any information requirement, which is required or imposed by a statute, treaty, regulation or administrative practice of a U.K. taxing jurisdiction as a precondition to exemption from all or part of the tax, levy, impost, duty, charge, fee, deduction or withholding;

•
the withholding or deduction is imposed on a payment to or for the benefit of an individual and is required to be made pursuant to European Council Directive 2003/48/EC or any other Directive implementing the conclusions of the ECOFIN Council meeting of November 26-27, 2000 on the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directives;

•
the relevant ETN is presented (where presentation is required) for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant ETN (where presentation is required) to another paying agent in a Member State of the European Union; or

•	any combination of the above items;

nor shall Additional Amounts be paid with respect to any payments on the ETNs to any person if the payment would be required by the laws of any U.K. tax jurisdiction to be included in the income of another person and such other person would not have been entitled to such Additional Amounts had it received such payment directly.

Whenever we refer in this pricing supplement, in any context, to any payments on any security of any series, we mean to include the payment of Additional Amounts to the extent that, in the context, Additional Amounts are, were or would be payable.

We are neither under any obligation to, nor do we intend to, make any additional payments in respect of U.S. tax or withholding requirements.

Forms of the ETNs

We will offer the ETNs on a continuing basis and will issue ETNs only in fully registered form either as registered global securities or, in limited circumstances, as certificated securities (which we also refer to as definitive securities).  References to “holders” mean those who own ETNs registered in their own names, on the books that we or the securities administrator maintain for this purpose, and not those who own beneficial interests in ETNs registered in street name or in ETNs issued in book-entry form through one or more depositaries.

Registered Global Securities

The ETNs will initially be issued as registered global securities, and we will issue one or more global certificates representing the entire issue of ETNs.  Except as set forth in the accompanying prospectus under “Description of Debt Securities—Form of Debt Securities; Book-Entry System—Issuance of Definitive Securities” you may not exchange registered global securities or interests in registered global securities for certificated securities.

Each global note certificate representing registered global securities will be deposited with, or on behalf of, DTC and registered in the name of a nominee of DTC.  These certificates name DTC or its nominee as the owner of the ETNs.  DTC maintains a computerized system that will reflect the interests held by its participants in the global securities.  An investor’s beneficial interest will be reflected in the records of DTC’s direct or indirect participants through an account maintained by the investor with its broker/dealer, bank, trust company or other representative.  A further description of the DTC’s procedures for global securities representing book-entry securities is set forth under “Description of Debt Securities—Form of Debt Securities; Book-Entry System—The Clearing Systems—DTC” in the prospectus.

Certificated Securities

If we issue ETNs in certificated form, the certificate will name the investor or the investor’s nominee as the owner of the ETN.  The person named in the note register will be considered the owner of the ETN for all purposes under the indenture.  For example, if we need to ask the holders of the ETNs to vote on a proposed amendment to the ETNs, the person named in the note register will be asked to cast any vote regarding that ETN.  If you have chosen to have some other entity hold the certificates for you, that entity will be considered the owner of your ETN in our records and will be entitled to cast the vote regarding your ETN.  You may not exchange certificated securities for registered global securities or interests in registered global securities.  See “Description of Debt Securities—Form of Debt Securities; Book-Entry System—Issuance of Definitive Securities” in the accompanying prospectus.

Trustee and Securities Administrator

Wilmington Trust Company is the trustee for the ETNs under the indenture.  Wilmington Trust Company’s address is 1100 North Market Street, Rodney Square North, Wilmington, Delaware 19890.  Citibank, N.A. will act as securities administrator for the ETNs.  We and our affiliates may from time to time maintain banking relationships or conduct transactions in the ordinary course of business with the trustee, the securities administrator, and their affiliates.  Wilmington Trust Company and Citibank, N.A. also serve in similar capacities for a number of series of our outstanding indebtedness.

CLEARANCE AND SETTLEMENT

DTC participants that hold the ETNs through DTC on behalf of investors will follow the settlement practices applicable to equity securities in DTC’s settlement system with respect to the primary distribution of the ETNs and secondary market trading between DTC participants.  See “Description of Debt Securities—Form of Debt Securities; Book-Entry System” in the accompanying prospectus for more information.

VALIDITY OF THE ETNS

In the opinion of Davis Polk & Wardwell LLP, when the ETNs offered by this pricing supplement have been executed and issued by the Issuer and the Guarantor and authenticated by the trustee pursuant to the Indenture, and delivered against payment as contemplated herein, such ETNs will constitute valid and binding obligations of the Issuer, and the related guarantee will constitute a valid and binding obligation of the Guarantor, in each case enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equitable principles of general applicability.  This opinion is given as of the date hereof and is limited to the laws of the State of New York.  Insofar as this opinion involves matters governed by Scots law, Davis Polk & Wardwell LLP has relied, without independent inquiry or investigation, on the opinion of Dundas & Wilson CS LLP filed as an exhibit to the Registration Statement on Form F-3 filed by the Guarantor on September 28, 2012.  The opinion of Davis Polk & Wardwell LLP is subject to the same assumptions, qualifications and limitations with respect to such matters as are contained in the opinion of Dundas & Wilson CS LLP.  In addition, the opinion of Davis Polk & Wardwell LLP is subject to customary assumptions about the establishment of the terms of the notes, the trustee’s authorization, execution and delivery of the Indenture and its authentication of the notes, and the validity, binding nature and enforceability of the Indenture with respect to the trustee, all as stated in the opinion of Davis Polk & Wardwell LLP filed as an exhibit  to the Registration Statement on Form F-3 filed by the Guarantor on September 28, 2012.

USE OF PROCEEDS; HEDGING

The net proceeds we receive from the sale of the ETNs will be used for general corporate purposes and, in part, by us or one or more of our affiliates in connection with hedging our obligations under the ETNs.  Since hedging our obligations entails risk and may be influenced by market forces beyond our or our affiliates’ control, such hedging may result in a profit that is more or less than initially projected, or could result in a loss.  See also “Risk Factors—Risks Relating to the ETNs—Hedging and trading activities by us or our affiliates could affect prices of ETNs” and “Plan of Distribution (Conflicts of Interest)” in this pricing supplement, and “Use of Proceeds” in the accompanying prospectus.

From time to time after issuance and prior to the maturity of any ETNs, depending on market conditions (including the level of the Index), in connection with hedging certain of the risks associated with the ETNs, we expect that one or more of our affiliates will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long in derivative or synthetic instruments related to any Underlying Index or any security comprising any Underlying Index.  In addition, we or one or more of our affiliates may take positions in other types of appropriate financial instruments that may become available in the future.  To the extent that we or one or more of our affiliates have a hedge position in any Underlying Index or any securities comprising any Underlying Index, we or one or more of our affiliates may liquidate a portion of those holdings on or before the final valuation date.  Depending, among other things, on future market conditions, the aggregate amount and the composition of such positions are likely to vary over time.  Our or our affiliates’ hedging activities will not be limited to any particular securities exchange or market.

The hedging activity discussed above may adversely affect the level of the Index.  As a result, such activity may affect the market price of the ETNs and the amount payable at maturity or upon early repurchase or redemption by RBS plc.  See “Risk Factors” in this pricing supplement for a discussion of possible adverse effects related to our hedging activities.

CERTAIN UNITED KINGDOM TAXATION CONSIDERATIONS

The following is a general summary of certain U.K. tax consequences as of the date of this pricing supplement in relation to the ETNs. It is based on current United Kingdom tax law and HM Revenue & Customs practice and is not exhaustive. Any holders who are in doubt as to their tax position should consult their professional advisers.

Payments on the ETNs

Where ETNs are to be, or may fall to be, redeemed at a premium, then any such element of premium may constitute a payment of interest for the purposes of United Kingdom withholding tax. If any such element of premium does not constitute a payment of interest for the purposes of United Kingdom withholding tax it generally will be paid by RBS plc without withholding or deduction for or on account of United Kingdom income tax.

Payments on the ETNs of amounts treated as interest for the purposes of United Kingdom withholding tax generally will be paid by RBS plc without withholding or deduction for or on account of United Kingdom income tax provided that RBS plc continues to be a bank within the meaning of Section 991 of the Income Tax Act 2007 (the “ITA 2007”) and the interest on the ETNs is paid in the ordinary course of its business within the meaning of Section 878 of the ITA 2007.

Payments on the ETNs of amounts treated as interest for the purposes of United Kingdom withholding tax generally will also be paid by RBS plc without withholding or deduction for or on account of United Kingdom income tax if the payments are regarded as made under derivative contracts the profits and losses arising from which are calculated in accordance with Part 7 of Corporation Tax Act 2009.

Additionally, if the ETNs are and continue to be “quoted Eurobonds”, payments of interest by RBS plc on the ETNs would be made without withholding or deduction for or on account of United Kingdom tax. The ETNs issued will constitute “quoted Eurobonds” if they are and continue to be listed on a recognised stock exchange, within the meaning of Section 1005 of the ITA 2007. The NYSE Arca is a recognised stock exchange for these purposes. Securities will be treated as listed on the NYSE Arca if they are both admitted to trading on the main market of the NYSE Arca and are officially listed in the United States in accordance with provisions corresponding to those generally applicable in countries in the European Economic Area.

In all other cases, payments treated as interest for the purposes of United Kingdom withholding tax will generally be paid by RBS plc subject to deduction of income tax at the basic rate (currently 20%), subject to the availability of other reliefs or to any direction to the contrary from HM Revenue & Customs in respect of such relief as may be available pursuant to the provisions of any applicable double taxation treaty.

If RBSG, as Guarantor, makes any payments in respect of amounts treated as interest on the ETNs (or other amounts due under the ETNs other than the repayment of amounts subscribed for the ETNs), such payments may be subject to United Kingdom withholding tax at the basic rate, subject to the availability of other reliefs or to any direction to the contrary from HM Revenue & Customs in respect of such relief as may be available pursuant to the provisions of any applicable double taxation treaty.

Persons in the United Kingdom (i) paying interest (or amounts treated as interest) to or receiving interest (or amounts treated as interest) on behalf of another person who is an individual, or (ii) paying amounts due on redemption of any ETNs which constitute deeply discounted securities as defined in Chapter 8 of Part 4 of the Income Tax (Trading and Other Income) Act 2005 to or receiving such amounts on behalf of another person who is an individual, may be required to provide certain information to HM Revenue & Customs regarding the identity of the payee or person entitled to the interest and, in certain circumstances, such information may be exchanged with tax authorities in other countries. However, in relation to amounts payable on the redemption of such ETNs, HM Revenue & Customs published practice indicates that HM Revenue & Customs will not exercise its power to obtain information where such amounts are paid or received on or before April 5, 2013.

EU Directive on the Taxation of Savings Income

The EU has adopted a Directive regarding the taxation of savings income. The Directive requires Member States to provide to the tax authorities of other Member States details of payments of interest and other similar income paid by a person to (of for the benefit of) an individual or to certain other persons in another Member State, except that Austria and Luxembourg will instead impose a withholding system for a transitional period

(subject to a procedure whereby, on meeting certain conditions, the beneficial owner of the interest or other income may request that no tax be withheld) unless during such period they elect otherwise. The European Commission has proposed certain amendments to the Directive, which may, if implemented, amend or broaden the scope of the requirements described above.

U.S. FEDERAL INCOME TAX CONSEQUENCES

The following discussion constitutes the full opinion of our U.S. tax counsel, Davis Polk & Wardwell LLP, regarding the material U.S. federal income tax consequences of ownership and disposition of the ETNs. It applies to you only if you hold the ETNs as capital assets within the meaning of Section 1221 of the Internal Revenue Code (the “Code”). It does not address all aspects of U.S. federal income taxation that may be relevant to you in light of your particular circumstances, including alternative minimum tax and “Medicare contribution tax” consequences, and different consequences that may apply if you are an investor subject to special rules, such as a financial institution, a regulated investment company, a tax-exempt entity (including an “individual retirement account” or a “Roth IRA”), a dealer in securities, a trader in securities who elects to apply a mark-to-market method of tax accounting, an entity classified as a partnership for U.S. federal income tax purposes, or a person holding an ETN as a part of a “straddle.”

Tax Treatment of the ETNs

In the opinion of our U.S. tax counsel, which is based on prevailing market conditions as of the date of this pricing supplement, it is more likely than not that the ETNs will be treated as prepaid financial contracts that are not debt for U.S. federal income tax purposes, with the consequences described below. We do not plan to request a ruling from the IRS, and the IRS or a court might not agree with this treatment, in which case the timing and character of income or loss on your ETNs could be materially and adversely affected.

This discussion is based on the Code, administrative pronouncements, judicial decisions and final, temporary and proposed Treasury regulations, all as of the date of this pricing supplement, changes to any of which subsequent to the date hereof may affect the tax consequences described below, possibly with retroactive effect. It does not address the application of any state, local or foreign tax laws. You should consult your tax adviser concerning the application of U.S. federal income tax laws to your particular situation (including the possibility of alternative treatments of the ETNs), as well as any tax consequences arising under the laws of any state, local or foreign jurisdictions. Unless otherwise stated, the following discussion is based on the treatment of the ETNs as prepaid financial contracts that are not debt.

Tax Consequences to U.S. Holders

You are a “U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of an ETN and are: (i) a citizen or resident of the United States; (ii) a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any State therein or the District of Columbia; or (iii) an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

Treatment as a Prepaid Financial Contract That Is Not Debt

Under this treatment, you should not recognize taxable income or loss with respect to an ETN prior to its taxable disposition (including a repurchase or redemption by us). Upon a taxable disposition of an ETN, you will recognize gain or loss equal to the difference between the amount you realize and your tax basis in the ETN. Your tax basis in the ETN should equal the amount you paid to acquire it. Your gain or loss should be capital gain or loss, and should be long-term capital gain or loss if you have held the ETN for more than one year. The deductibility of capital losses is subject to limitations.

Uncertainties Regarding Treatment as a Prepaid Financial Contract That Is Not Debt

Due to the lack of direct legal authority, even if an ETN is treated as a prepaid financial contract that is not debt, there remain substantial uncertainties regarding the tax consequences of owning and disposing of it. For instance, you might be required to include amounts in income during the term of the ETN and/or to treat all or a portion of your gain or loss on its taxable disposition as ordinary income or loss or as short-term capital gain or loss, without regard to how long you have held it. In particular, it is possible that each change in the Index Return Source, or any change in the methodology of or substitution of a successor to the Index or an index component, could result in a “deemed” taxable exchange, causing you to recognize gain or loss (subject, in the case of loss, to the possible application of the “wash sale” rules) as if you had sold or exchanged the ETNs.

In 2007, the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses in particular on whether beneficial owners of these instruments should be required to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments; the relevance of factors such as the exchange-traded status of the instruments; the nature of the underlying property to which the instruments are linked; and whether these instruments are or should be subject to the “constructive ownership” regime, which very generally can operate to recharacterize certain long-term capital gain as ordinary income and impose a notional interest charge. While the notice requests comments on appropriate transition rules and effective dates, any Treasury regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of your investment in an ETN, possibly with retroactive effect.

Consequences if an ETN Is Treated as a Debt Instrument

If an ETN is treated as a debt instrument, your tax consequences will be governed by Treasury regulations relating to the taxation of contingent payment debt instruments. In that event, even if you are a cash-method taxpayer, in each year that you hold the ETN you will be required to accrue into income “original issue discount” based on our “comparable yield” for a similar non-contingent debt instrument, determined as of the time of issuance of the ETN, even though we will not be required to make any payment with respect to the ETN prior to its maturity or earlier repurchase or redemption by us. In addition, any income you recognize upon the taxable disposition of the ETN will be treated as ordinary in character. If you recognize a loss above certain thresholds, you could be required to file a disclosure statement with the IRS.

Tax Consequences to Non-U.S. Holders

You generally are a “non-U.S. holder” if, for U.S. federal income tax purposes, you are a beneficial owner of an ETN and are: (i) a nonresident alien individual; (ii) an entity treated as a foreign corporation; or (iii) a foreign estate or trust.

This discussion does not describe considerations applicable to a beneficial owner of an ETN who is (i) an individual present in the United States for 183 days or more in the taxable year of disposition of the ETN or (ii) a former citizen or resident of the United States, if certain conditions apply. If you are a potential investor to whom such considerations might be relevant, you should consult your tax adviser.

Subject to the discussion below under “—Additional Withholding Tax Considerations,” if an ETN is treated for U.S. federal income tax purposes as a prepaid financial contract that is not debt, any gain you realize with respect to the ETN generally should not be subject to U.S. federal withholding or income tax, unless the gain is effectively connected with your conduct of a trade or business in the United States.  However, as described above under “—Tax Consequences to U.S. Holders—Uncertainties Regarding Treatment as a Prepaid Financial Contract That Is Not Debt,” in 2007 the U.S. Treasury Department and the IRS released a notice requesting comments on various issues regarding the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments. The notice focuses, among other things, on the degree, if any, to which income realized with respect to such instruments by non-U.S. persons should be subject to withholding tax. It is possible that any Treasury regulations or other guidance promulgated after consideration of these issues might require you to accrue income, subject to withholding tax, in each year that you own an ETN, possibly on a retroactive basis.

Subject to the discussion below under “—Additional Withholding Tax Considerations,” if an ETN is treated as a debt instrument, any income or gain you realize with respect to the ETN will not be subject to U.S. federal withholding or income tax if (i) you provide a properly completed Form W-8BEN and (ii) these amounts are not effectively connected with your conduct of a trade or business in the United States.

If you are engaged in a trade or business in the United States, and income or gain from an ETN is effectively connected with your conduct of that trade or business (and, if an applicable treaty so requires, is attributable to a permanent establishment in the United States), you generally will be taxed in the same manner as a U.S. holder. If this paragraph applies to you, you should consult your tax adviser with respect to other U.S. tax consequences of the ownership and disposition of the ETN, including the possible imposition of a 30% branch profits tax if you are a corporation.

Additional Withholding Tax Considerations

Because the Payment at Maturity is determined by reference to the Underlying Indices, the performance of which in turn depend in part on dividends paid by the issuers of their component stocks, recently proposed regulations under Section 871(m) of the Code could adversely affect the tax consequences of owning and disposing of the ETN after December 31, 2013. These proposed regulations would in certain circumstances impose a withholding tax at a rate of 30% (subject to reduction under an applicable treaty) on amounts, attributable to U.S.-source dividends, that are paid or “deemed paid” on certain financial instruments (“dividend equivalents”). While significant aspects of the application of these proposed regulations to the ETNs are uncertain, if they were finalized in their current form, we (or other withholding agents) might determine that an ETN beneficially owned by you after December 31, 2013 is subject to withholding tax with respect to dividend equivalents (possibly even during periods in which we make no payments with respect to those dividend equivalents) or that you must provide information to establish that withholding is not required. We will not pay additional amounts on account of any such withholding tax.

Legislation generally referred to as FATCA, as interpreted in proposed regulations (which are not effective as of the date of this pricing supplement) and other published guidance, will generally impose, with respect to obligations issued after December 31, 2012, a withholding tax of 30% on payments to certain foreign entities (including financial intermediaries) of (i) U.S.-source interest (including original issue discount) and “dividend equivalents” (described above) after December 31, 2013 and (ii) the proceeds of taxable dispositions after December 31, 2014 of instruments that give rise to U.S.-source interest or could give rise to “dividend equivalents,” unless various U.S. information reporting and due diligence requirements have been satisfied. This regime will apply if the ETNs are treated as debt instruments, and, if they are not, could apply because the ETNs could give rise to “dividend equivalents.” The reporting and diligence requirements of the regime, which are potentially quite burdensome, generally relate to determining whether interests in or accounts with such foreign entities are owned by U.S. persons. We will not pay additional amounts on account of any such withholding tax.

Information Reporting and Backup Withholding

Cash proceeds received from a disposition of an ETN may be subject to information reporting, and may also be subject to backup withholding at the rate specified in the Code unless you provide certain identifying information (such as a correct taxpayer identification number, if you are a U.S. holder) and otherwise satisfy the requirements of the backup withholding rules. If you are a non-U.S. holder and you provide a properly completed Form W-8 appropriate to your circumstances, you will generally establish an exemption from backup withholding. Amounts withheld under the backup withholding rules are not additional taxes and may be refunded or credited against your U.S. federal income tax liability, provided the required information is furnished to the IRS.

PLAN OF DISTRIBUTION (CONFLICTS OF INTEREST)

We and RBSG have appointed RBS Securities Inc. (“RBSSI”) as agent for any offering of the ETNs (which term includes the related guarantees).

We issued $4,000,000 in face amount of the ETNs (equivalent to 160,000 ETNs) on the initial settlement date, to be sold through RBSSI, an affiliate of ours.  These ETNs and additional ETNs may be offered and sold from time to time, at a price that is higher or lower than the $25.00 stated face amount, based on the indicative value of the ETNs at that time, by or through RBSSI, acting as principal or our agent, to investors and to dealers acting as principals for resale to investors.  We will receive proceeds equal to 100% of the offering price of the ETNs issued and sold after the inception date.  RBSSI may also receive a payment from us of a portion of the investor fee in consideration for its administrative role in the issuances and repurchases of the ETNs.

We have entered into an agreement with Pacer Financial, Inc. (“Pacer”) under which Pacer will receive a portion of the investor fee in consideration for its role in marketing the ETNs.  The actual amount received by Pacer in a given year will depend on, among other things, the daily redemption value of ETNs then outstanding and the number and value of any other then-outstanding securities issued by RBS plc or its affiliates and marketed by Pacer.  The amount paid to Pacer is subject to limitations on the amount of compensation which may be paid to members of the Financial Industry Regulatory Authority (“FINRA”), such as Pacer.

We may deliver ETNs against payment therefor on a date that is greater than three business days following the date of sale of any ETNs.  Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in three business days, unless parties to any such trade expressly agree otherwise.  Accordingly, purchasers who wish to transact in ETNs that are to be issued more than three business days after the related trade date will be required to specify alternative settlement arrangements to prevent a failed settlement.

Amounts paid to FINRA members, including RBSSI and Pacer, constituting underwriting compensation with respect to ETNs will not exceed 8% of the offering proceeds.

RBSSI’s address is RBS Securities Inc., 600 Washington Boulevard, Stamford, Connecticut 06901.

Conflicts of Interest

RBSSI is an affiliate of ours and RBSG.  RBSSI will conduct each offering of ETNs in compliance with the requirements of FINRA Rule 5121 regarding a FINRA member firm’s distribution of securities of an affiliate.  Following the initial distribution of any of these ETNs, RBSSI may offer and sell those ETNs in the course of its business as broker-dealer.  RBSSI may act as principal or agent in these transactions and will make any sales at varying prices related to prevailing market prices at the time of sale or otherwise.  RBSSI may use this pricing supplement and the accompanying prospectus in connection with any of these transactions.  RBSSI is not obligated to make a market in any of these ETNs and may discontinue any market-making activities at any time without notice.

RBSSI or an affiliate of RBSSI may enter into one or more hedging transactions with us in connection with this offering of ETNs.  See “Use of Proceeds; Hedging” above.

Market-Making Transactions

Broker-dealers may make a market in the ETNs, although none of them are obligated to do so and any of them may stop doing so at any time without notice.  This prospectus (as such term includes this pricing supplement and the accompanying prospectus) may be used by such broker-dealers and our affiliates in connection with market-making transactions.  In these transactions, broker-dealers may resell an ETN covered by this prospectus that they acquire from other holders after the original offering and sale of the ETNs, or they may sell an ETN covered by this prospectus in short sale transactions.

Broker-dealers and other persons are cautioned that some of their activities may result in their being deemed participants in the distribution of the ETNs in a manner that would render them statutory underwriters and subject them to the prospectus delivery and liability provisions of the Securities Act of 1933, as amended (the “Securities

Act”).  Among other activities, broker-dealers and other persons may make short sales of the ETNs and may cover such short positions by borrowing ETNs from us or our affiliates or by purchasing ETNs from us or our affiliates subject to our obligation to repurchase such ETNs at a later date.  As a result of these activities, these market participants may be deemed statutory underwriters.  If these activities are commenced, they may be discontinued at any time.  A determination of whether a particular market participant is an underwriter must take into account all the facts and circumstances pertaining to the activities of the participant in the particular case, and the example mentioned above should not be considered a complete description of all the activities that would lead to designation as an underwriter and subject a market participant to the prospectus-delivery and liability provisions of the Securities Act.  This prospectus will be deemed to cover any short sales of ETNs by market participants who cover their short positions with ETNs borrowed or acquired from us or our affiliates in the manner described above.

BENEFIT PLAN INVESTOR CONSIDERATIONS

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and Section 4975 of the Internal Revenue Code of 1986, (the “Code”), impose certain requirements on (a) employee benefit plans subject to Title I of ERISA, (b) individual retirement accounts, Keogh plans or other arrangements subject to Section 4975 of the Code, (c) entities whose underlying assets include “plan assets” by reason of any such plan’s or arrangement’s investment therein (we refer to the foregoing collectively as “Plans”) and (d) persons who are fiduciaries with respect to Plans.  In addition, certain governmental, church and non-U.S. plans (“Non-ERISA Arrangements”) are not subject to Section 406 of ERISA or Section 4975 of the Code, but may be subject to other laws that are substantially similar to those provisions (each, a “Similar Law”).

In addition to ERISA’s general fiduciary standards, Section 406 of ERISA and Section 4975 of the Code prohibit certain transactions involving the assets of a Plan and persons who have specified relationships to the Plan, i.e., “parties in interest” as defined in ERISA or “disqualified persons” as defined in Section 4975 of the Code (we refer to the foregoing collectively as “parties in interest”) unless statutory or administrative exemptive relief is available.  Parties in interest that engage in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under Section 406 of ERISA and Section 4975 of the Code.  We, and our current and future affiliates, including RBS Securities Inc., may be parties in interest with respect to many Plans.  Thus, a Plan fiduciary considering an investment in the ETNs should also consider whether such an investment might constitute or give rise to a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.  For example, the ETNs may be deemed to represent a direct or indirect sale of property, extension of credit or furnishing of services between us and an investing Plan which would be prohibited if we are a party in interest with respect to the Plan unless exemptive relief were available.

In this regard, each prospective purchaser that is, or is acting on behalf of, a Plan, and proposes to purchase the ETNs, should consider the exemptive relief available under the following prohibited transaction class exemptions, or PTCEs: (A) the in-house asset manager exemption (PTCE 96-23), (B) the insurance company general account exemption (PTCE 95-60), (C) the bank collective investment fund exemption (PTCE 91-38), (D) the insurance company pooled separate account exemption (PTCE 90-1) and (E) the qualified professional asset manager exemption (PTCE 84-14).  In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code may provide a limited exemption for the purchase and sale of the ETNs and related lending transactions, provided that neither the issuer of the ETNs nor any of its affiliates have or exercise any discretionary authority or control or render any investment advice with respect to the assets of the Plan involved in the transaction and provided further that the Plan pays no more, and receives no less, than adequate consideration in connection with the transaction (the so-called “service provider exemption”).  There can be no assurance that any of these statutory or class exemptions will be available with respect to transactions involving the ETNs.

Each purchaser or holder of an ETN, and each fiduciary who causes any entity to purchase or hold an ETN, shall be deemed to have represented and warranted, on each day such purchaser or holder holds such ETNs, that either (i) it is neither a Plan nor a Non-ERISA Arrangement and it is not purchasing or holding the ETNs on behalf of or with the assets of any Plan or Non-ERISA arrangement; or (ii) its purchase, holding and subsequent disposition of such ETNs shall not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA, Section 4975 of the Code or any provision of Similar Law.

Each purchaser of an ETN will have exclusive responsibility for ensuring that its purchase, holding and subsequent disposition of the ETN does not violate the fiduciary or prohibited transaction rules of ERISA, the Code or any Similar Law.  Nothing herein shall be construed as a representation that an investment in the ETNs would meet any or all of the relevant legal requirements with respect to investments by, or is appropriate for, Plans or Non-ERISA Arrangements generally or any particular Plan or Non-ERISA Arrangement.

The ETNs are contractual financial instruments.  The financial exposure provided by the ETNs is neither a substitute or proxy for, nor is it intended as a substitute or proxy for, nor is it individualized investment management or advice for the benefit of any purchaser or holder of the ETNs.  The ETNs have not been designed and shall not be administered in a manner intended to reflect the individualized needs and objectives of any purchaser or holder of the ETNs.

Each purchaser or holder of any ETNs acknowledges and agrees that:

(i)	the purchaser or purchaser’s fiduciary has made and shall make all investment decisions for the purchaser and the purchaser has not and shall not rely in any way upon us or our affiliates to act as a fiduciary or adviser of the purchaser with respect to (A) the design and terms of the ETNs, (B) the purchaser's investment in the ETNs, or (C) the exercise, or failure to exercise, any rights we have under or with respect to the ETNs;

(ii)
we and our affiliates have and shall act solely for our own account in connection with (A) all transactions relating to the ETNs and (B) all hedging transactions in connection with our obligations under the ETNs;

(iii)
any and all assets and positions relating to hedging transactions by us or our affiliates are assets and positions of those entities and are not assets and positions held for the benefit of any investor;

(iv)	our interests may be adverse to the interests of any purchaser or holder; and

(v)
neither we nor any of our affiliates are fiduciaries or advisers of the purchaser or holder in connection with any such assets, positions or transactions and any information that we or any of our affiliates may provide is not intended to be impartial investment advice.

Fiduciaries of any Plans and Non-ERISA Arrangements should consult their own legal counsel before purchasing the ETNs.  We also refer you to the portions of the prospectus addressing restrictions applicable under ERISA, the Code and Similar Law.

ANNEX A —
FORM OF OFFER FOR REPURCHASE

To:                ETNUSCorpActions@rbs.com

Subject:	RBS US Large Cap Alternator Exchange Traded Notes (the “ETNs”) CUSIP/ISIN: 78009P168 / US78009P1681

[BODY OF E-MAIL]

The undersigned hereby irrevocably elects to exercise the right to have The Royal Bank of Scotland plc repurchase the following ETNs as described in the pricing supplement relating to the ETNs dated September 28, 2012.

Name of holder:	[	]
Number of ETNs to be repurchased:	[	]*
Applicable valuation date:	[	]**
Contact name:	[	]
Telephone No.:	[	]

Acknowledgement:
I acknowledge that the ETNs specified above will not be repurchased unless all of the requirements specified in the pricing supplement related to the ETNs are satisfied.

Questions regarding the repurchase requirements of your ETNs should be directed to ETNUSCorpActions@rbs.com.

*  Unless the minimum repurchase amount has been reduced by RBS plc, the minimum repurchase amount is 20,000 ETNs.

 **  Subject to adjustment as described in the pricing supplement.

ANNEX B —
FORM OF CONFIRMATION OF REPURCHASE

PART A: TO BE COMPLETED BY THE BENEFICIAL OWNER

Dated:
[insert date]

The Royal Bank of Scotland plc (“RBS plc”)
Fax: 1-203-873-3292

Re:	RBS US Large Cap Alternator Exchange Traded Notes (the “ETNs”)
CUSIP/ISIN: 78009P168 / US78009P1681

Ladies and Gentlemen:

The undersigned beneficial owner hereby irrevocably offers to RBS plc the right to repurchase the ETNs, as described in the pricing supplement dated September 28, 2012 relating to the ETNs (the “Pricing Supplement”), in the amounts and on the date set forth below.

Name of beneficial holder:
[insert name of beneficial owner]

The number of ETNs offered for repurchase.  Unless the minimum repurchase amount has been reduced by RBS plc, you must offer at least 20,000 ETNs for repurchase at one time for your offer to be valid.  The trading day immediately succeeding the date you offered your ETNs for repurchase will be the valuation date applicable to such repurchase.

[insert number of ETNs offered for repurchase by RBS plc]

Applicable valuation date:*	,	20
Applicable repurchase date:*	,	20
	[insert a date that is three business days following the applicable valuation date]

Contact Name:
[insert the name of a person or entity to be contacted with respect to this Confirmation of Repurchase]

Telephone #:
[insert the telephone number at which the contact person or entity can be reached]

*   Subject to adjustment as described in the pricing supplement.

My ETNs are held in the following DTC Participant’s Account (the following information is available from the broker through which you hold your ETNs):

Name:
DTC Account Number (and any relevant sub-account):
Contact Name:
Telephone Number:

Acknowledgement: In addition to any other requirements specified in the Pricing Supplement being satisfied, I acknowledge that the ETNs specified above will not be repurchased unless (i) this Confirmation of Repurchase, as completed and signed by the DTC Participant through which my ETNs are held (the “DTC Participant”), is delivered to RBS plc, (ii) the DTC Participant has booked a “delivery vs. payment” (“DVP”) trade on the applicable valuation date facing RBS plc, and (iii) the DTC Participant instructs DTC to deliver the DVP trade to RBS plc as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the applicable repurchase date.  I also acknowledge that if this Confirmation of Repurchase is received after 5:00 p.m., New York City time, on a business day, I will be deemed to have made this Confirmation of Repurchase on the following business day.

The undersigned acknowledges that RBS plc will not be responsible for any failure by the DTC Participant through which such undersigned’s ETNs are held to fulfill the requirements for repurchase set forth above.

[Beneficial Holder]

PART B OF THIS NOTICE IS TO BE COMPLETED BY THE DTC PARTICIPANT IN WHOSE ACCOUNT THE ETNs ARE HELD AND DELIVERED TO RBS PLC BY 5:00 P.M., NEW YORK CITY TIME, ON THE BUSINESS DAY IMMEDIATELY PRECEDING THE APPLICABLE VALUATION DATE

PART B: TO BE COMPLETED BY BROKER

BROKER’S CONFIRMATION OF REPURCHASE

Dated:
[insert date]

The Royal Bank of Scotland plc (“RBS plc”)

Re:	RBS US Large Cap Alternator Exchange Traded Notes (the “ETNs”)
CUSIP/ISIN: 78009P168 / US78009P1681

Ladies and Gentlemen:

The undersigned holder of ETNs hereby irrevocably offers to RBS plc for repurchase, on the repurchase date of _______________________________________ ,* with respect to the number of the ETNs indicated below as described in the pricing supplement dated September 28, 2012 relating to the ETNs (the “Pricing Supplement”).  Terms not defined herein have the meanings given to such terms in the Pricing Supplement.

The undersigned certifies to you that it will (i) book a delivery vs. payment trade on the applicable valuation date of _______________________________________ ,* with respect to the stated face amount of ETNs specified below at a price per ETN equal to the repurchase value, facing The Royal Bank of Scotland plc, DTC #425 and (ii) deliver the trade as booked for settlement via DTC at or prior to 10:00 a.m., New York City time, on the repurchase date.

Very truly yours,

[NAME OF DTC PARTICIPANT HOLDER]

Contact Name:

Title:

Telephone:

Fax:

E-mail:

The number of ETNs offered for repurchase.  Unless the minimum repurchase amount has been reduced by RBS plc, you must offer at least 20,000 ETNs for repurchase at one time for your offer to be valid.  The trading day immediately succeeding the date you offered your ETNs for repurchase will be the valuation date applicable to such repurchase.

DTC # (and any relevant sub-account):

*   Subject to adjustment as described in the Pricing Supplement.

We have not authorized anyone to provide information other than contained in this pricing supplement and the accompanying prospectus with respect to the ETNs.  We take no responsibility for, and can provide no assurance as to the reliability of, any information that others may give you.  We are offering to sell the ETNs and seeking offers to buy the ETNs only in jurisdictions where offers and sales are permitted.  Neither the delivery of this pricing supplement nor the accompanying prospectus, nor any sale made hereunder and thereunder will, under any circumstances, create any implication that there has been no change in the affairs of The Royal Bank of Scotland plc or The Royal Bank of Scotland Group plc since the date of the pricing supplement or that the information contained or incorporated by reference in the accompanying prospectus is correct as of any time subsequent to the date of such information.

THE ROYAL BANK OF SCOTLAND plc

RBS NotesSM

fully and unconditionally guaranteed by
The Royal Bank of Scotland Group plc

4,000,000 ETNs

RBS US Large Cap Alternator

Exchange Traded Notes

PRICING SUPPLEMENT
DATED SEPTEMBER 28, 2012
(TO PROSPECTUS DATED
SEPTEMBER 28, 2012)

RBS Securities Inc.

TABLE OF CONTENTS
PRICING SUPPLEMENT	Page
About This Pricing Supplement	PS-1
Where You Can Find Additional Information	PS-2
Summary	PS-2
Risk Factors	PS-18
Hypothetical Examples	PS-30
The Index and the Underlying Indices	PS-33
Valuation of the ETNs	PS-45
Specific Terms of the ETNs	PS-47
Clearance and Settlement	PS-57
Validity of the ETNs	PS-58
Use of Proceeds; Hedging	PS-59
Certain United Kingdom Taxation
Considerations	PS-60
U.S. Federal Income Tax Consequences	PS-62
Plan of Distribution (Conflicts of Interest)	PS-65
Benefit Plan Investor Considerations	PS-67
Annex A—Form of Offer for Repurchase	PS-69
Annex B—Form of Confirmation of
Repurchase	PS-70
PROSPECTUS	Page
About this Prospectus	1
Use of Proceeds	1
The Royal Bank of Scotland Group plc	2
The Royal Bank of Scotland plc	2
Description of Debt Securities	2
Description of Dollar Preference Shares	16
Description of American Depositary Receipts	23
Plan of Distribution	27
Legal Opinions	28
Experts	28
Enforcement of Civil Liabilities	29
Where You Can Find More Information	29
Incorporation of Documents by Reference	29
Cautionary Statement on Forward-Looking Statements	30